Exhibit 10.1
THE HUB ON CAUSEWAY
100 CAUSEWAY STREET
BOSTON, MASSACHUSETTS
Lease Dated July 19, 2019 (the “Execution Date”)
THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building to be known as 100 Causeway Street, Boston, Massachusetts 02114.
The parties to this instrument hereby agree with each other as follows:
ARTICLE I

Reference Data

1.1	Subjects Referred To
Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	OFFICE TOWER DEVELOPER LLC, a Delaware limited liability company

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Jon Randall and Noah Luskin

Tenant:	Rapid7, Inc., a Delaware corporation

Present Mailing Address of Tenant:	120 Causeway Street, Boston, Massachusetts 02114

Tenant’s Email Address for Information Regarding Billings and Statements:

Tenant’s Construction Representative:

Estimated Commencement Date:	June 1, 2021
Rent Commencement Date:	The date that is six (6) months after the Commencement Date.

Expiration Date:	The “Expiration Date” as defined in that certain Indenture of Lease dated November 16, 2017 (the “Podium Lease”), by and between the Podium Building Lessee and Tenant.

Extension Options:	Two (2) periods of five (5) years each, as provided in and on the terms set forth in Section 3.2 hereof.

Term or Lease Term:	The period commencing on the Commencement Date and ending on the Expiration Date, as such period may be extended or sooner terminated as provided in this Lease.

Lease Year:
A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Rent Year:
Any twelve (12) month period during the Term of the Lease commencing as of the Commencement Date, or as of any anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then (i) the first Rent Year shall further include the partial calendar month in which the first anniversary of the Commencement Date occurs, and (ii) the remaining Rent Years shall be the successive twelve (12) month periods following the end of the first Rent Year.

Commencement Date:	As defined in Section 3.1 of this Lease and in Exhibit B-1.

Premises:
The entirety of each of the ninth (9th) and tenth (10th) floors of the Office Tower, which Office Tower is part of the Hub Complex (as hereinafter defined), all as shown on the floor plans annexed hereto as Exhibit A‑1 and incorporated herein by reference, as further defined and limited in Section 2.1 hereof. Set forth below is the conclusively agreed-upon Rentable Floor Area of each floor of the Premises:

Ninth (9th) Floor: 33,726 square feet
Tenth (10th) Floor: 33,488 square feet

Rentable Floor Area of the Premises:	67,214 square feet.

Annual Fixed Rent:
(a) During the first Rent Year, Annual Fixed Rent shall be payable by Tenant at the rate of Sixty and 00/100 Dollars ($60.00) per square foot of Rentable Floor Area of the Premises. The Annual Fixed Rent shall increase by two percent (2%) on the first day of each subsequent Rent Year throughout the Original Term of this Lease, such that the Annual Fixed Rent for each such subsequent Rent Year shall be equal to one hundred and two percent (102%) of the Annual Fixed Rent in effect as of the last day of the immediately prior Rent Year. Based on the Estimated Commencement Date and the projected Expiration Date, the Annual Fixed Rent for the Original Term of this Lease will be as follows:

	Rate per
Rent	Square Foot of	Annual Rate
Year	Rentable Floor Area
1	$60.00	$4,032,840.00
2	$61.20	$4,113,496.80
3	$62.42	$4,195,766.74
4	$63.67	$4,279,682.07
5	$64.95	$4,365,275.71
6	$66.25	$4,452,581.23
7	$67.57	$4,541,632.85
8	$68.92	$4,632,465.51
9	$70.30	$4,725,114.82

(b) During the portion of the first Rent Year after the Commencement Date but prior to the Rent Commencement Date, the Annual Fixed Rent, Additional Rent in respect of Landlord’s Tax Expenses Allocable to the Premises, and Additional Rent in respect of Operating Expenses Allocable to the Premises shall be abated.

(c) During each extension option period (if exercised), as determined pursuant to Section 3.2.

Tenant Electricity:	See Section 5.2.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Permitted Use:	General office purposes and uses ancillary thereto.

Total Rentable Floor Area of the Office Tower:

627,228 square feet as of the Execution Date; provided, however, the Total Rentable Floor Area of the Office Tower, but not the Premises, may change from time to time in accordance with physical additions or subtractions and improvements to and changes in use of the Office Tower (it being understood and agreed, however, the Total Rentable Floor Area of the Office Tower shall not change merely by a re-measurement of the Office Tower).

Office Tower:
For the purposes of this Lease, the Office Tower shall mean the building that is described as the “Office Tower” under the Declaration, together with easements appurtenant to the Office Tower more particularly set forth in the Declaration, and with its location generally as shown on Exhibit J attached hereto. Nothing in Exhibit J shall be treated as a representation that any or all of the buildings for which provision is made thereon will be located precisely within the areas shown on Exhibit J, or that such buildings will be of the dimensions or shapes shown, it being the intention of Exhibit J only generally to show diagrammatically, rather than precisely, the proposed development of the Hub Complex as presently contemplated. In addition, it is acknowledged and agreed that Landlord and any other HubOwner may construct the Hub Complex as a phased project, and that construction of certain phases may continue after the Commencement Date.

Office Tower Parcel:	The “Office Tower Parcel” described in Exhibit A-2.

Garage:	The North Station Garage, as it may be altered from time to time.

Podium Building: Podium Building Lessee:
The portion of the Hub Complex located within the “Podium Parcel” described in Exhibit A-2.

The ground lessee of the Podium Building from time to time. As of the Execution Date, the Podium Building Lessee is Podium Developer, LLC, a Delaware limited liability company, which is an affiliate of Landlord.

Podium Land Owner:
The owner of the “Podium Parcel” described in Exhibit A-2 from time to time. As of the Execution Date, the Podium Land Owner is Podium Owner, LP, a Delaware limited partnership, which is an affiliate of Landlord.

Hub Complex:
The center commonly referred to as The Hub on Causeway, located in the city of Boston, County of Suffolk, Commonwealth of Massachusetts, the initial boundaries of which are described on Exhibit A-2, as the same may be altered, expanded, reduced or otherwise changed from time to time. It is acknowledged and agreed that the Office Tower and the Premises are part of the Hub Complex.

HubOwner:	Each owner of record or tenant under a ground lease, from time to time, of all or any portion of the Hub Complex.

Hub Complex Mortgagee:	Each holder of a mortgage, from time to time, affecting all or any portion of the Office Tower, the Podium Building, the Garage, the Office Tower Parcel, or any other portion of the Hub Complex.

Declaration:
That certain Amended and Restated Declaration of Covenants, Easements and Restrictions for The Hub on Causeway (formerly known as Boston Garden) made as of November 28, 2016 by Boston Garden Development Corp. and agreed to by Podium Owner, LP, Garage Expansion Owner, LP and Garden Improvements Owner, LP, as recorded with the Suffolk Registry of Deeds in Book 57171, Page 1, as amended by that certain First Amendment to Amended and Restated Declaration of Covenants, Easements and Restrictions for The Hub on Causeway (formerly known as Boston Garden) made as of July 11, 2018 and as the same may hereinafter be amended, provided that Landlord shall not agree to any amendment or modification of the Declaration that would cause a material adverse effect on Tenant’s use or occupancy of the Premises.

Legal Requirements:	All applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities, including, without limitation, the Declaration.

Broker:	T3 Realty Advisors, LLC.

Market Area:	CBD Boston

Security Deposit:
Initially $1,000,000, increasing to $2,771,569 as of the Commencement Date, which Security Deposit shall be in the form of a letter of credit in accordance with Section 16.26, subject to reduction in accordance with Section 16.26.

Consumer Price Index:

The Consumer Price Index (“CPI”) shall be defined as the Consumer Price Index for All Urban Consumers (CPI-U) (Revised), Boston, Massachusetts All Items – Series A (1982-84=100) as published by the United states Bureau of Labor Statistics. If the compilation or publication of such Index shall be discontinued or transferred to any other governmental department or bureau or agency, then the parties shall mutually agree upon another index that similarly reflects changes in purchasing power of money.

1.2	Table of Articles and Sections

ARTICLE I Reference Data	1
1.1 Subjects Referred To	1
1.2 Table of Articles and Sections	8
1.3 Exhibits	10
ARTICLE II Premises	11
2.1 Demise and Lease of Premises	11
2.2 Appurtenant Rights and Reservations	12
2.3 Tenant’s Access	15
ARTICLE III Lease Term and Extension Options	15
3.1 Term	15
3.2 Extension Option	15
ARTICLE IV Condition of Premises	18
4.1 Preparation of Premises	18
ARTICLE V Annual Fixed Rent and Electricity	19
5.1 Fixed Rent	19
5.2 Electricity	20
ARTICLE VI Taxes	21
6.1 Definitions	21
6.2 Tenant’s Share of Real Estate Taxes	22
6.3 Chapter 121A Payments	23
6.4 I-Cubed	24
ARTICLE VII Landlord’s Repairs and Services and Tenant’s Operating Expense Payments	25
7.1 Structural Repairs	25
7.2 Other Repairs to be Made by Landlord	25
7.3 Services to be Provided by Landlord	26
7.4 Operating Expenses Defined	26
7.5 Tenant’s Operating Expenses Payments	32
7.6 No Damage	34
7.7 Environmental Performance Objective	36
ARTICLE VIII Tenant’s Repairs	37
8.1 Tenant’s Repairs and Maintenance	37
ARTICLE IX Alterations	38
9.1 Landlord’s Approval	38
9.2 Conformity of Work	40
9.3 Performance of Work, Governmental Permits and Insurance	40
9.4 Liens	41
9.5 Nature of Alterations	41
9.6 Increases in Taxes	42

9.7 Alterations Permitted Without Landlord’s Consent	42
ARTICLE X Parking	43
10.1 Parking Privileges	43
10.2 Parking Charges	44
10.3 Garage Operation	44
10.4 Limitations	45
ARTICLE XI Certain Tenant Covenants	45
ARTICLE XII Assignment and Subletting	50
12.1 Restrictions on Transfer	50
12.2 Exceptions	51
12.3 Landlord’s Recapture Right	52
12.4 Consent of Landlord	54
12.5 Tenant’s Notice	56
12.6 Profit on Subleasing or Assignment	56
12.7 Additional Conditions	57
ARTICLE XIII Indemnity and Insurance.	59
13.1 Tenant’s Indemnity	59
13.2 Landlord’s Indemnity	60
13.3 Tenant’s Risk	61
13.4 Tenant’s Commercial General Liability Insurance	61
13.5 Tenant’s Property Insurance	62
13.6 Tenant’s Other Insurance	63
13.7 Requirements for Tenant’s Insurance	63
13.8 Additional Insureds	64
13.9 Certificates of Insurance	64
13.10 Subtenants and Other Occupants	64
13.11 No Violation of Building Policies	65
13.12 Tenant to Pay Premium Increases	65
13.13 Landlord’s Insurance	65
13.14 Waiver of Subrogation	66
13.15 Tenant’s Work	67
ARTICLE XIV Fire, Casualty and Taking	67
14.1 Damage Resulting from Casualty	67
14.2 Rights of Termination for Uninsured Casualty	70
14.3 Rights of Termination for Taking	70
14.4 Award	71
ARTICLE XV Default	72
15.1 Tenant’s Default	72
15.2 Termination; Re-Entry	73
15.3 Continued Liability; Re-Letting	74
15.4 Waiver of Redemption	75

15.5 Landlord’s Default	76
ARTICLE XVI Miscellaneous Provisions	76
16.1 Waiver	76
16.2 Cumulative Remedies	76
16.3 Quiet Enjoyment	77
16.4 Surrender	77
16.5 Brokerage	78
16.6 Invalidity of Particular Provisions	78
16.7 Provisions Binding, Etc	78
16.8 Recording; Confidentiality	79
16.9 Notices and Time for Action	79
16.10 When Lease Becomes Binding and Authority	80
16.11 Paragraph Headings	80
16.12 Rights of Mortgagee	80
16.13 Rights of Ground Lessor	81
16.14 Notice to Mortgagee and Ground Lessor	81
16.15 Assignment of Rents	82
16.16 Status Report and Financial Statements	83
16.17 Self-Help	84
16.18 Holding Over	85
16.19 Entry by Landlord	86
16.20 Tenant’s Payments	87
16.21 Late Payment	87
16.22 Counterparts	88
16.23 Entire Agreement	88
16.24 Landlord Liability	88
16.25 No Partnership	89
16.26 Security Deposit	89
16.27 Governing Law	92
16.28 Waiver of Trial by Jury	92
16.29 Electronic Signatures	92
16.30 Building Signage	92
16.31 Arbitration	92
16.32 Roof Deck	93

1.3	Exhibits
The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.
Exhibit A-1    --    Premises

Exhibit A-2 --    Hub Complex Legal Description
Exhibit B-1    --    Work Agreement
Exhibit B-2    --    Base Building Specifications
Exhibit B-3    --    Tenant Plan and Working Drawing Requirements
Exhibit C    --    Landlord’s Services
Exhibit D    --    Form of Declaration Affixing the Commencement Date of Lease
Exhibit E    --    Forms of Lien Waivers
Exhibit F    --    Appraiser Determination of Prevailing Market Rent
Exhibit G    --    List of Mortgages
Exhibit H    --    Form of Letter of Credit
Exhibit I    --    Form of Certificate of Insurance
Exhibit J    --    Plan of Proposed Hub Complex Improvements
ARTICLE II

Premises

2.1	Demise and Lease of Premises
(A)    Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Office Tower, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Office Tower, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.
(B)    Tenant acknowledges that the Hub Complex is a mixed use project to consist of retail areas, office buildings, apartment buildings, hotels and other commercial and residential uses and may be altered, expanded, reduced or otherwise changed from time to time and that Landlord and any other HubOwner reserve the right to modify the Hub Complex, to change the uses thereof, and to designate areas of the Hub Complex as common areas or as areas for the exclusive use of one or more occupants or one or more uses, provided that, subject to Section 4.2, no such alteration, expansion, reduction, change or modification has a material adverse effect on Tenant’s use of, or access to, the Premises for the Permitted Use. It is understood that the Office Tower does not and will not include any portion of the other office, hotel or residential towers in the Hub

Complex (or the lobbies for any of the foregoing) or any portion of the garage facilities located beneath the Podium Building.
(C)    No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Hub Complex, provided that Landlord shall use diligent efforts to complete such repairs, improvements, maintenance or cleaning as expeditiously as possible, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

2.2	Appurtenant Rights and Reservations.
(A)    Subject to Landlord’s or any other HubOwner’s right to change or alter any of the following in its discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or to the extent that would materially interfere with the normal operation and use of the Office Tower as a multi-tenant office building, and subject to reasonable rules of general applicability to tenants of the Office Tower (which shall be non-discriminatory with respect to tenants in similar circumstances) from time to time made by Landlord or any other HubOwner of which Tenant is given written notice: (a) the common lobbies, corridors, stairways, and elevators of the Office Tower, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Office Tower and the common walkways and driveways necessary for access to the Office Tower, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor and (d) such other common areas of the Hub Complex as Landlord or any other HubOwner, as the case may be, makes the same available from time to time; and no other appurtenant rights and easements.
(B)    Landlord reserves for its benefit and the benefit of any HubOwner the right from time to time, without material interference with Tenant’s use: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Office Tower, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Office Tower, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (i) above shall be located so far as practicable in the central core area of the Office Tower, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises or, if not so practicable, then in an unobtrusive location within the Premises, in which event the Rentable Floor Area of the Premises shall be reduced to the extent that such installations, replacements and relocations reduce the physical floor space available to Tenant within the Premises. Except in the case of emergencies or for normal cleaning or maintenance operations, Landlord agrees to use all reasonable efforts to give, or cause such HubOwner to give, Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. Notwithstanding anything to the contrary contained in this Lease, in making any entry into the Premises, and in performing any work in the Premises or the Office Tower, Landlord shall use diligent efforts to minimize interference with the conduct of Tenant’s business in the Premises, consistent with the nature of the reason for such entry.
(C)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to select its own telecommunications provider from those providers that serve the Office Tower, subject to Landlord’s reasonable approval (“Tenant’s Telecom Provider”), and, so long as the Premises are the only premises in the Office Tower served by Tenant’s Telecom Provider, Landlord agrees that it shall not charge any fees to Tenant’s Telecom Provider. However, if Tenant’s Telecom Provider serves any other premises in the Office Tower, Landlord shall have the right to charge fees to Tenant’s Telecom Provider in connection with the services being performed by Tenant’s Telecom Provider at the reasonable, prevailing rates, from time to time, then being charged by Landlord to other telecommunication service providers in the Office Tower providing the same or similar services to other office tenants in the Office Tower. Landlord agrees not to discriminate against Tenant or to act arbitrarily in assessing such fees to Tenant’s Telecom Provider. Subject to: (i) the foregoing, and (ii) Tenant’s Telecom Provider entering into reasonable access agreement consistent with this Section 2.2, Landlord shall permit Tenant’s Telecom Provider to install cabling to Tenant’s floors and to have access to the Office Tower and the Premises to install telecommunications equipment, using a portion of available Office Tower shafts, conduits, and related telecommunications rooms (on floors on which the Premises is located and in the Office Tower shafts proportionate to the portion of the Office Tower leased by Tenant). All such installations and replacements from time to time shall be made by Tenant or the applicable service provider in accordance with Article IX. Any telecommunications equipment installed by or on behalf of Tenant (“Tenant’s Telecom Equipment”) shall not cause any interference with Verizon Corporate Services Group Inc.’s (together with its successors or assigns “Verizon”) then-existing telecommunications equipment, antennas, related receiving equipment, related cable connections and other related telecommunications equipment located on the rooftop of the Office Tower or in risers of the Office Tower (collectively, the “Verizon Telecom Equipment”). If any of Tenant’s Telecom Equipment causes any measurable interference with any of the Verizon Telecom Equipment, then, promptly after receiving notice of such interference, Tenant shall promptly use reasonable efforts to eliminate the interference, and if Tenant either fails to or is unable to promptly eliminate the interference, then either: (1) if Tenant engaged the Tenant’s Telecom Provider (or other party) whose equipment is causing the interference, then, upon notice from Landlord, Tenant shall immediately terminate Tenant’s agreement with the Tenant’s Telecom Provider (or other party), or (2) if Landlord engaged the Tenant’s Telecom Provider (or other party) whose equipment is causing the interference, then Landlord may immediately terminate the agreement or cause the Tenant’s Telecom Provider (or other party) to immediately suspend the service that is causing the interference. Tenant’s Telecom Equipment shall not include any signage or identification for a competitor of any present or future parent, subsidiary, affiliate, business unit or division of Verizon or Verizon Communications Inc., a Delaware corporation (collectively, the “Verizon Entities”) that is of a size visible from outside of the roof of the Office Tower or from the roof terrace atop a portion of the 30th floor roof of the Office Tower and accessible from the 31st floor of the Office Tower.
(D)    Landlord reserves and excepts for its benefit and the benefit of any HubOwner all rights of ownership and use in all respects outside the Premises, including without limitation, the Office Tower and all other structures and improvements and plazas and common areas in the Hub Complex, provided that at all times during the Term of this Lease, Tenant shall have a reasonable means of access from a public street to the Premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion, Landlord or any HubOwner (as the case may be) shall have the right to change and rearrange the plazas and other common areas, to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that Landlord or any HubOwner, as the case may be, shall have the right to make changes in, additions to and eliminations from the Office Tower and other structures and improvements in the Hub Complex, the Premises excepted; provided, however, that Tenant, its employees, agents, clients, customers, and invitees shall at all times have reasonable access to the Premises. Landlord is not under any obligation to permit individuals without proper building identification or proper registration on a visitor list to enter the Office Tower during the hours outside of 8:00 AM to 6:00 PM.
(E)    Landlord (on behalf of itself and all Landlord affiliates) shall have the right at any time and from time to time, in its sole discretion, to submit all or any portion of the Hub Complex to one or more condominiums pursuant to Massachusetts General Laws, Chapter 183A (the “Condominiums”) and/or to create different fee or leasehold parcels (including air rights parcels) for the different components of the Hub Complex (the Condominiums and any such fee or leasehold parcels being hereinafter referred to, singly and collectively, as the “Ownership Parcels”). Subject to the terms and conditions set forth in this paragraph, Tenant covenants and agrees for itself and for the holders of any mortgages or other security interests in Tenant’s leasehold (“Leasehold Security Holders”) that (i) the consent or approval of Tenant (and any such Leasehold Security Holders) shall not be necessary or required in order to create any of the Ownership Parcels, and (ii) this Lease shall be subject and subordinate to all of the documents creating such Ownership Parcels and pursuant to which such Ownership Parcels are governed (collectively the “Ownership Documents”) with the same force and effect as if this Lease (and any Notice of Lease) were executed, acknowledged, delivered and recorded subsequent to the execution, acknowledgment, delivery and recording of the Ownership Documents. Such subordination shall be upon the conditions that (i) in no event shall the creation of any one or more Ownership Parcels (A) adversely modify, or expressly permit adverse modification of, the operation and maintenance requirements set forth in this Lease; and (B) unreasonably interfere with or materially, adversely affect Tenant’s use of, or access to, the Premises or to the common areas in the Hub Complex and/or any of Tenant’s rights or benefits under the terms of this Lease, and (ii) the creation of any Ownership Parcels shall not affect Landlord’s obligations under this Lease, including, without limitation, Landlord’s obligations to provide maintenance, repairs and services as required pursuant to this Lease. Landlord shall give Tenant thirty

(30) days’ prior notice accompanied by proposed condominium documents before submitting any portion of the Office Tower to a condominium.

2.3	Tenant’s Access
During the Term of this Lease, Tenant shall have the right to access the Premises and its appurtenances and the common areas of the Hub Complex on a 24-hours-per-day, 7-days-per-week basis, subject to Landlord’s reasonable security requirements and in accordance with the provisions of this Lease, including, without limitation, Legal Requirements, Insurance Requirements (as hereinafter defined), and Force Majeure (as hereinafter defined).
ARTICLE III

Lease Term and Extension Options

3.1	Term
The Term of this Lease shall be the period specified in Section 1.1 hereof as the “Lease Term.” The Lease Term hereof shall commence on, and the “Commencement Date” shall be, the date on which the Landlord’s Work is “substantially complete” (as defined in Exhibit B-1) and delivered by Landlord to Tenant. As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit D hereto, of a written Declaration Affixing the Commencement Date of Lease in which the Commencement Date and specified Lease Term of this Lease shall be stated.

3.2	Extension Option
(A)    Provided that Tenant satisfies all of the Extension Option Conditions, as hereinafter defined (any of which Extension Option Conditions Landlord may waive by written notice to Tenant), Tenant shall have the right to extend the Lease Term for up to two (2) periods of five (5) years each upon all the same terms, conditions, covenants and agreements herein contained, except (i) the Annual Fixed Rent shall be adjusted during the option period as hereinbelow set forth, (ii) there shall be no further option to extend the Term of this Lease after the second (2nd) Extended Term, and (iii) Tenant shall not receive any free rent or abatement with respect to the Premises for the Extended Term. Each option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.
Tenant shall be deemed to have satisfied the “Extension Option Conditions” if: (1) at the time of exercise of the herein described option to extend, there exists no continuing monetary or material non-monetary Event of Default and this Lease is then in full force and effect, (2) as of the commencement of the Extended Term, there exists no continuing Event of Default pursuant to subsections (f) through (k) of Section 15.1, and this Lease is then in full force and effect, and (3) at the time of exercise of the herein described option to extend, Tenant is not then subletting more than fifty percent (50%) of the Rentable Floor Area of the then-current Premises, except for a Permitted Transfer permitted in accordance with Section 12.2 hereof (“Extension Option Occupancy Test”); Landlord hereby agreeing, however, that if Tenant fails to satisfy the Extension Option Occupancy Test as of the time of option exercise, Tenant will be deemed to have satisfied the Extension Option Occupancy Test if the Extension Option Occupancy Test is satisfied in all respects as of the commencement of the Extended Term.
(B)    Exercise Procedures. If Tenant desires to exercise an option to extend the Term, then Tenant shall give notice (“Extension Exercise Notice”) to Landlord, no earlier than twenty-four (24) months and no later than eighteen (18) months prior to the expiration of the then Term of this Lease (as it may have been previously extended) exercising such option to extend. If Tenant shall not have timely given Tenant’s Extension Exercise Notice on or before the date that is eighteen (18) months prior to the expiration of the then Term of this Lease (as it may have been previously extended), then such option shall be void and of no further force and effect. If Tenant timely gives an Extension Exercise Notice, then, subject to the conditions to Tenant’s exercise of its right to extend the Term, as set forth in this Section 3.2, the Term of this Lease shall be extended for the Extended Term in question, without the need for further act or deed of either party, and without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.
(C)    Determination of Annual Fixed Rent. Within thirty (30) days after Landlord’s receipt of the Extension Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed fair market rental rate for the Annual Fixed Rent for the applicable Extended Term (“Landlord’s Rent Quotation”). If at the expiration of thirty (30) days after Tenant’s receipt of Landlord’s Rent Quotation (or, if earlier, sixty (60) days after Landlord’s receipt of the Extension Exercise Notice) (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of the fair market rental rate for the Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to make a request to Landlord for an appraiser determination (the “Appraiser Determination”) of the Prevailing Market Rent (as defined in Exhibit F) for such Extended Term, which Appraiser Determination shall be made in the manner set forth in Exhibit F. If Tenant timely shall have requested the Appraiser Determination, then the Annual Fixed Rent for such Extended Term shall be an amount equal to the Prevailing Market Rent as determined by the Appraiser Determination. If Tenant does not timely request the Appraiser Determination and the parties have not timely signed an agreement regarding the Annual Fixed Rent that is payable by Tenant during the Extended Term, then Tenant shall be deemed to have elected to withdraw its Extension

Exercise Notice, in which event Tenant option to extend shall be deemed null and void and of no further force or effect. In addition, if the Appraiser Determination results in a determination of Prevailing Market Rent that is more than ten percent (10%) higher than the determination of Prevailing Market Rent submitted by Tenant’s Appraiser (as defined in Exhibit F attached hereto), then Tenant shall have the right, by notice (“Extension Rescission Notice”) delivered to Landlord within ten (10) days after the date Tenant was advised in writing of the final Appraiser Determination, to rescind its Extension Exercise Notice, in which event (i) Tenant’s option to extend shall be deemed null and void and of no force or effect and (ii) either of Landlord or Tenant may, by notice to the other given within ten (10) days after delivery of Tenant’s Extension Rescission Notice, extend the Term until the later of (a) six (6) months after the then-scheduled expiration date and (b) twenty (20) months after the date of Tenant’s Extension Rescission Notice, with the Annual Fixed Rent during such extended period being at the rate determined pursuant to the Appraiser Determination, and with no obligation on the part of Landlord to provide any tenant improvement allowance or perform any construction in the Premises, and no obligation to pay any fee to Tenant’s Appraiser. If Tenant delivers an Extension Rescission Notice, then, notwithstanding anything to the contrary herein contained, Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all of Landlord’s actual third-party expenses in connection with the Appraiser Determination, and Tenant shall indemnify Landlord against any commission due to a broker representing Tenant in connection with the foregoing extension. Upon the first to occur of: (1) the written agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term, and (2) the timely request by Tenant for an Appraiser Determination in accordance with the provisions of this subsection (C) above, this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents. Notwithstanding the foregoing, at the request of either party, the parties agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2, provided however, that the execution of such instrument shall not be a condition to the effectiveness of Tenant’s exercise of its extension option under this Section 3.2. In the event that this Lease is extended, as aforesaid, all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised the first extension option and in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the initial Lease Term hereof.

ARTICLE IV

Condition of Premises

4.1	Preparation of Premises
The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

4.2
Landlord and Tenant acknowledge and agree that (i) the Office Tower and any other Proposed Hub Complex Improvements (as hereinafter defined) may be constructed by Landlord or Landlord’s affiliates and (ii) Landlord and/or its affiliates have the right (but not the obligation) to construct any such additional portions of the Hub Complex. Attached hereto as Exhibit J, is a phasing plan showing the proposed improvements, including the Office Tower, to be constructed by Landlord and/or its affiliates as part of the Hub Complex (as the same may be modified, revised, or amended by Landlord and/or its affiliates, the “Proposed Hub Complex Improvements”). As a material inducement to Landlord to enter into this Lease, Tenant acknowledges and expressly agrees that Landlord, its affiliates, and/or other third parties shall have the right (but without any obligation so to do) to complete and construct the Proposed Hub Complex Improvements prior to or at any time during the Lease Term and while Tenant is in occupancy of the Premises and such construction shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to either (a) terminate this Lease, or (b) abate any Annual Fixed Rent or Additional Rent except in accordance with the terms of Section 7.6(C). Tenant acknowledges and agrees that such ongoing construction may result in noise, dust, vibrations and other disturbances and Tenant has entered into this Lease and agreed to perform the obligations of Tenant hereunder with knowledge of the on-going performance of the Proposed Hub Complex Improvements. Landlord shall, in its conduct of construction activities at the Hub Complex and performance of the Proposed Hub Complex Improvements, perform the following construction mitigation measures: exercise diligent efforts (in light of the construction activities being performed) to minimize interference with Tenant’s use of, and access to, the Premises pursuant to this Lease and to implement construction measures and procedures consistent with first class construction and engineering practices to mitigate dust and noise to the extent commercially feasible, provided that such efforts and measures shall not require Landlord to perform the Proposed Hub Complex Improvements outside of normal building hours or at material additional cost to Landlord.

Without limitation of the foregoing, Tenant agrees that:
(i)    Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Annual Fixed Rent or any Additional Rent, on account of any noise, vibration, or other disturbance to Tenant’s business at the Premises that may arise out of the performance by Landlord of the Proposed Hub Complex Improvements, including, but not limited to, Landlord’s use of and access to any loading dock(s). The foregoing shall not limit Landlord’s obligation under this Section 4.2 to exercise diligent efforts (in light of the construction activities being performed) to minimize interference with Tenant’s use of, and access to, the Premises during the performance and/or construction of the Proposed Hub Complex Improvements.
(ii)    For the purposes of performing the Proposed Hub Complex Improvements, Landlord reserves the right to (i) erect, store and/or temporarily maintain a hoist, tower crane, staging, scaffolding and/or similar installations and/or equipment (“Improvements Equipment”) at any time or from time to time at the Hub Complex (including the Hub Complex common areas and the Office Tower), including, but not limited to, the right to (a) attach and maintain Improvements Equipment on the Podium Building or the Office Tower, which Tenant acknowledges may obstruct the views from the Premises, and (b) access the Premises as may be necessary therefor, after reasonable prior notice to Tenant, and (ii) utilize common areas of the Hub Complex for deliveries to and from the Hub Complex in connection with the Proposed Hub Complex Improvements.

ARTICLE V

Annual Fixed Rent and Electricity

5.1	Fixed Rent
Tenant agrees to pay to Landlord, on the Rent Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the initial Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.1 hereof and on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the applicable Extended Term. Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership, as agent of Landlord, either (i) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012 or (ii) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, and in the case of (i) referencing Account Number 3756454460, Account Name of Boston Properties Limited Partnership, Tenant’s name and the Office Tower address. All remittances received by BOSTON PROPERTIES LIMITED PARTNERSHIP, as agent as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.
Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed

Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.
Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant. Notwithstanding the foregoing, the first payment on account of Additional Rent in respect of Landlord’s Tax Expenses Allocable to the Premises, and Additional Rent in respect of Operating Expenses Allocable to the Premises shall commence on the Rent Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.
The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as otherwise expressly set forth in this Lease.
Notwithstanding that the payment of Annual Fixed Rent, Additional Rent in respect of Landlord’s Tax Expenses Allocable to the Premises, and Additional Rent in respect of Operating Expenses Allocable to the Premises payable by Tenant to Landlord with respect to the Premises shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease with respect to the Premises as and at the times provided in this Lease.

5.2	Electricity
Prior to the Commencement Date, Tenant shall establish an account directly with the utility company or provider and shall make payment, not later than the due date therefor, of all charges associated with the meter measuring consumption of electricity in the Premises for Tenant. Electrical meters shall be installed by the utility provider at the direction of Tenant but in all events prior to the Commencement Date. Tenant shall provide to Landlord from time to time, promptly following Landlord’s request therefor, evidence of payment to, and good standing with, such utility company or provider as Landlord may reasonably require. Tenant further covenants and agrees to defend, save harmless and indemnify Landlord against all liability, cost and damage arising out of or in any way connected to the payment, nonpayment or late payment of any charges or deposits to such utility company or provider. Furthermore, Tenant shall provide Landlord, within ten (10) business days after written request therefor (but not more than once per Lease Year), with readily available information regarding Tenant’s consumption of electricity, water/sewer, and/or other utilities at the Premises as may be reasonably required by Landlord in connection with any LEED or similar environmental grading system applicable to the Office Tower or any Legal Requirements. The provisions of this Section shall survive the expiration or termination of this Lease. Tenant shall ensure it meets all tenant responsibilities regarding electricity as detailed in Exhibit B-2.

ARTICLE VI

Taxes

6.1	Definitions
With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)	“Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)
“Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as the Rentable Floor Area of the Premises bears to 97% of the Total Rentable Floor Area of the Office Tower.

(c)
“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (as hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(d)
“Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority (including, but not limited to, any tax, assessment or charge resulting from the creation of a special improvement district, business improvement district or similar district) on, or allocable to the Office Tower and reasonable expenses of any formal or informal proceedings for negotiation or abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes interest or penalties on late payment of real estate taxes, all income, estate, succession, gift, inheritance, corporate excise and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Office Tower, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Office Tower is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Office Tower, as applicable were the only property of Landlord. To the extent that the Office Tower is not separately assessed for real estate tax purposes, but is assessed as part of a larger parcel, then Landlord shall make a reasonable allocation as to the amount of the real estate taxes that should be allocated to the Office Tower for the purposes of determination of Tenant’s share of real estate taxes under this Lease. For the purposes of this Lease, real estate taxes shall include any payment in lieu of taxes or any payments made under Chapter 121A of the Massachusetts General Laws or any similar law and any payments to, for or relating in whole or in part to any business improvement district in which the Hub Complex may be located. Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (i) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of or as a substitute, either in whole or in part, for real property taxes as set forth above; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (iii) except to the extent expressly set forth in this Section 6.1(d), imposed on land and improvements other than the Office Tower; (iv) linkage payments, development expenses, sinking funds, and other exactions related to development (as opposed to operations), and (v) any increases in real estate taxes resulting from alterations, additions or improvements to areas leased to tenants of the Office Tower, if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by, or on behalf of, such tenant.

6.2	Tenant’s Share of Real Estate Taxes
Commencing as of the Rent Commencement Date, and continuing thereafter throughout the remainder of the Lease Term, Tenant shall pay Landlord’s Tax Expenses Allocable to the Premises to Landlord as Additional Rent. Payments by Tenant on account of Landlord’s Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Landlord’s Tax Expenses Allocable to the Premises, at least ten (10) days before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, the actual amount of real estate taxes allocated to the Office Tower, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of Landlord’s Tax Expenses Allocable to the Premises, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce real estate taxes or the valuation of the Office Tower and the Hub Complex.
At any time during which the 6A Contract (as hereinafter defined) is not in effect with respect to the Office Tower, Landlord shall use commercially reasonable efforts to cause the City of Boston to separately assess the Office Tower or to otherwise separately allocate real estate taxes for the Office Tower. If such separate assessment or allocation occurs, then Tenant may provide a written tax abatement request to Landlord and thereafter Landlord shall initiate, and diligently prosecute, real estate abatement proceedings with respect to the Office Tower for the Tax Year identified in such request. Tenant may not require Landlord to seek an abatement of real estate taxes with respect to the Office Tower more frequently than once in any trailing five (5) year period. Such appeal shall be at the cost and expense of Tenant, except that Tenant shall be reimbursed for the reasonable third-party costs incurred in prosecuting such proceedings from any proceeds received by Landlord as the result of such abatement proceedings.
To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

6.3	Chapter 121A Payments
The Hub Complex is a project approved and undertaken under Chapter 121A of the Massachusetts General Laws and Chapter 652 of the Acts of 1960, both as amended. Tenant hereby acknowledges that it has received and reviewed, prior to execution of this Lease, the project designation for the Hub Complex under the provisions of said Chapter 121A which sets forth fully the permitted uses and limitations for the Hub Complex and, therefore, for the Demised Premises (the “121A Designation”). Tenant hereby covenants and agrees that it shall do nothing which would be in violation of the permitted uses under the 121A Designation. The Hub Complex is also subject to and has the benefit of the provisions of a certain contract between the City of Boston and the Podium Land Owner pursuant to Section 6A of Chapter 121A of the Massachusetts General Laws dated January 3, 2014 (the “6A Contract”). Notwithstanding the foregoing provisions of this Article VI, if and only for so long as the 6A Contract is in effect with respect to the Office Tower, Tenant shall pay to Landlord, in lieu of the Landlord’s Tax Expenses Allocable to the Premises, an amount equal to the payments under the 6A Contract which are attributable to the Premises. If and only for so long as the 6A Contract remains in effect with respect to the Office Tower, Tenant shall pay Landlord on account of Tenant’s obligations under this Section 6.3 (i.e., the payment under the 6A Contract attributable to the Premises) an amount equal to 1/12th of the annual payment as reasonably estimated by Landlord from time to time on the Rent Commencement Date and on the first day of each calendar month thereafter during the Lease Term. If and only for so long as the 6A Contract is in effect with respect to the Office Tower, Landlord shall render to Tenant annually a statement in reasonable detail certified by a representative of Landlord setting out for the preceding year or fraction thereof, as the case may be, the payment due under the 6A Contract in respect of the Premises, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from, Tenant for the period covered by such statement and within thirty days after receipt of such statement Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against minimum rent due, or refunded to Tenant if the Lease Term is then expired and Tenant has no further monetary obligations to Landlord. Notwithstanding anything to the contrary contained herein, if and only for so long as the 6A Contract is in effect with respect to the Office Tower, Tenant shall only be responsible to pay to Landlord the amount of Taxes or payments under the 6A Contract actually paid or payable by Landlord to the applicable taxing authority allocable to the Premises for such applicable period.

6.4	I-Cubed
Landlord may seek a grant under the Massachusetts Infrastructure Investment Incentive Program (“I-Cubed”). In the event Landlord participates in I-Cubed or other incentive programs, Tenant agrees to provide, within 30 days after request therefor, reasonable information to Landlord to the extent Landlord is required to provide to the municipality and/or the Commonwealth of Massachusetts under such program, including, without limitation: (i) taxpayer id number, and (ii) the aggregate number of persons employed by Tenant and its affiliates in Massachusetts and the aggregate amount of all salaries and other forms of compensation payable to such employees; provided, however, that Landlord agrees to keep all such information confidential and to use the same only to the extent required under the I-Cubed program. Landlord shall apply the requirements of the I-Cubed program in a consistent fashion among the office tenants. Under some circumstances, I-Cubed could result in special assessments (“I-Cubed Special Assessments”) being levied against the Hub Complex. In no event shall Tenant be required to pay I-Cubed Special Assessments, debt service on bonds, shortfalls, the cost of removing any liens resulting from the I-Cubed Program or other costs associated with any such program. If Tenant fails to deliver the required information within such 30-day period, then the failure to do so shall constitute a default by Tenant hereunder, entitling Landlord to all remedies set forth in Article XV hereof. In the event that the Hub Complex obtains any so-called tax increment financing agreement under the Massachusetts Economic Development Incentive Program or other agreement that, as an incentive to or support of the construction of the Hub Complex, provides an exemption from property taxation, such exemption shall not be considered an abatement, and the Landlord shall be entitled to retain the benefit of such exemption and shall not be obligated to pass any portion of such exemption through to Tenant and real estate taxes shall be calculated as if no such benefit were received.

ARTICLE VII

Landlord’s Repairs and Services and Tenant’s Operating Expense Payments

7.1	Structural Repairs
Except for (a) normal and reasonable wear and use, and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, subject to provisions for reimbursement by Tenant as contained in Section 7.5, keep and maintain, or cause to be kept and maintained, in good order, condition and repair, consistent with the level of maintenance expected for first-class office buildings in the Market Area, the following portions of the Office Tower: the roof (including structural portions of the roof and roof membrane), the exterior (including exterior windows and Building façade) and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Office Tower; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission, negligence or willful misconduct of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2	Other Repairs to be Made by Landlord
Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to (i) perform its maintenance and other obligations under the Declaration and (ii) keep and maintain, or cause to be kept and maintained, in good order, condition and repair, consistent with the level of maintenance expected for first-class office buildings in the Market Area, the common areas and facilities of the Office Tower and those common areas and facilities of the Hub Complex that Tenant is permitted to use under this Lease, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises (including all lines, pipes, wires, conduits and the like except to the extent installed by Tenant and serving the Premises exclusively), except that Landlord shall in no event be responsible to Tenant for (1) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (2) any condition in the Premises or the Office Tower caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Office Tower or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3	Services to be Provided by Landlord
In addition, and except as otherwise provided in this Lease and subject to (i) provisions for reimbursement by Tenant as contained in Section 7.5 and in Exhibit C hereto and (ii) Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in said Exhibit C equal in quality comparable to those customarily provided by landlords in high quality buildings in Boston, Massachusetts. In addition, Landlord agrees to furnish, at Tenant’s request and at Tenant’s expense, reasonable additional Office Tower operation services which are usual and customary in first class office buildings in the Market Area, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Office Tower services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.
Tenant shall have the right, at its sole cost and expense, to contract directly for any supplemental cleaning and/or security services necessary and desirable for the Premises, provided (i) Tenant’s contracting for any such additional cleaning work and/or security shall not relieve it of the obligation to pay Additional Rent for cleaning and security services provided by Landlord, (ii) Tenant’s supplemental work must be coordinated with work being performed by or for Landlord and in such manner as to maintain harmonious labor relations, and (iii) Tenant’s contractors shall be subject to Landlord’s approval, not to be reasonably withheld, it being agreed and understood that it shall be reasonable for Landlord to withhold approval when Tenant’s proposed contractor would possibly disrupt or affect harmonious labor relations.

7.4	Operating Expenses Defined
(A)    “Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Office Tower (as hereinafter defined) as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Office Tower. “Operating Expenses for the Office Tower” means the cost of operation of the Office Tower and the Office Tower’s share (as reasonably and equitably determined by Landlord) of the cost of operating other areas of the Hub Complex as more specifically provided below in this Section 7.4(A), including, without limitation, those incurred in discharging the obligations under Sections 7.1, 7.2 and 7.3, determined in accordance with GAAP, as modified as appropriate for the real estate industry; however there shall be excluded from the Operating Expenses for the Office Tower the Operating Expense Exclusions set forth in Section 7.4(B). Operating Expenses for the Office Tower shall include, without limitation:

(a)
compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining, managing, insuring or cleaning of the Office Tower or the Hub Complex;

(b)	payments under service contracts with independent contractors for operating, maintaining or cleaning of the Office Tower or the Hub Complex;

(c)
steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2);

(d)	cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)	cost of snow removal and care of landscaping;

(f)	cost of building and cleaning supplies and equipment;

(g)
premiums for insurance carried with respect to the Office Tower or Hub Complex (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Office Tower for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Office Tower, including such insurance as may be required by the holder of such first mortgage);

(h)
management fees at reasonable rates for self-managed buildings consistent with the type of occupancy and the services rendered, which management fees shall not exceed three and one-half percent (3.5%) of gross rents;

(i)
the Office Tower’s share of Operating Expenses for the Office Tower (as herein defined in this Section 7.4) related to the operation of the land, open areas, public areas and amenities, plazas, common areas, facilities and other non-leasable areas of the Hub Complex and other mixed use common area maintenance costs (including, without limitation, the costs for maintenance of the loading docks, the access way to the Hub project, and the exterior lighting and landscaping) incurred by Landlord or any other HubOwner and reasonably and equitably allocated to the Office Tower and any shuttle buses and other like amenities, for use of tenants of the Office Tower either for Tenant’s exclusive use or in common with tenants of other buildings in the Hub Complex;

(j)
depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor (and the included depreciation shall not exceed the actual annual reduction in Operating Expenses) or (y) to comply with Legal Requirements that first become applicable to the Building or the

Property after the Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the Market Area, and depreciation in the case of both (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with the anticipated useful life of the capital item in question;

(k)
all costs of applying and reporting for the Office Tower or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard;

(l)	costs of operating, cleaning and maintaining any fitness center serving the Office Tower (to the extent the same is open and available to office tenants of the Office Tower in general);

(m)	costs of operating, cleaning and maintaining any and all future amenities located within the Hub Complex that are available for use by office tenants of the Office Tower in general; and

(n)
all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Office Tower or the Hub Complex or said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Office Tower for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Office Tower shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Operating Expenses for the Office Tower that vary based on occupancy for such period shall be adjusted to equal the amount such components of Operating Expenses for the Office Tower would have been for such period had occupancy been ninety-five percent (95%) throughout such period.
“Operating Expense Exclusions” shall mean
(1)    Taxes and abatement Expenses;
(2)    principal or interest on indebtedness, debt amortization or ground rent paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances, or ground leases of the Office Tower or the Hub Complex;

(3)    capital improvements to the Hub Complex other than Permitted Capital Expenditures;
(4)    legal, auditing, consulting and professional fees and other costs paid or incurred in connection with financings, refinancings or sales of any interest in Landlord or of Landlord’s interest in the Office Tower or the Hub Complex or in connection with any ground lease (including, without limitation, recording costs, mortgage recording taxes, title insurance premiums and other similar costs, but excluding those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Office Tower and/or the Hub Complex);
(5)    legal fees, space planner’s fees, architect’s fees, leasing and brokerage commissions, advertising and promotional expenditures and any other marketing expense incurred in connection with the leasing of space in the Office Tower (including new leases, lease amendments, lease terminations and lease renewals);
(6)    the cost of any items to the extent to which such cost is reimbursed or is reimbursable to Landlord by tenants of the Office Tower or other third parties (other than pursuant to operating expense pass-through and expense reimbursement provisions similar to this Section 7.4), or is covered by a warranty to the extent of reimbursement for such coverage;
(7)    expenditures for any leasehold improvement which is made in connection with the preparation of any portion of the Office Tower for occupancy by any tenant or which is not made generally to or for the benefit of the Office Tower or the Hub Complex;
(8)    the cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Office Tower at Landlord’s expense;
(9)    the cost of repairs or replacements incurred by reason of fire or other casualty, or condemnation (other than costs not in excess of $100,000 on a per occurrence basis, increased on an annual basis as of each anniversary of the Execution Date of this Lease by the corresponding percentage increase in CPI for the immediately preceding twelve (12) month period);
(10)    the cost of acquiring sculptures, paintings or other objects of fine art in the Building in excess of amounts typically spent for such items in Class A office buildings of comparable quality in the competitive area of the Office Tower;
(11)    bad debt loss, rent loss, or reserves for bad debt or rent loss;
(12)    unfunded contributions to operating expense reserves by other tenants;

(13)    contributions to charitable or political organizations in excess of amounts typically spent for such contributions in Class A office buildings of comparable quality in the competitive area of the Office Tower;
(14)    expenses related solely and exclusively to the operation of the retail space in the Hub Complex;
(15)    damage and repairs necessitated by the gross negligence or willful misconduct of Landlord Parties;
(16)    fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Office Tower;
(17)    interest, fines or penalties for late payment or violations of Legal Requirements by Landlord, if any, except to the extent incurring such expense is caused by a corresponding late payment or violation of a Legal Requirement by Tenant, in which event Tenant shall be responsible for the full amount of such expense to the extent caused by Tenant;
(18)    the cost of remediation and removal of Hazardous Materials (as that term is defined in Section 11.2 below) in the Office Tower or on the Hub Complex required by Hazardous Materials Laws (as that term is defined in Section 11.2 below), provided, however, that the provisions of this clause (18) shall not preclude the inclusion of costs with respect to materials (whether existing at the Office Tower or the Hub Complex as of the Execution Date or subsequently introduced to the Office Tower or the Hub Complex) which are not as of the Execution Date (or as of the date of introduction) deemed to be Hazardous Materials under applicable Hazardous Materials Laws but which are subsequently deemed to be Hazardous Materials under applicable Hazardous Materials Laws (it being understood and agreed that Tenant shall nonetheless be responsible under Section 11.2 of this Lease for all costs of remediation and removal of Hazardous Materials to the extent caused by Tenant Parties;
(19)    costs of replacements, alterations or improvements necessary to make the Office Tower or the Hub Complex comply with Legal Requirements in effect and applicable to the Office Tower, the Hub Complex, or both, prior to the Execution Date, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Section 11.4 of this Lease), provided, however, that the provisions of this clause (19) shall not preclude the inclusion of costs of compliance with Legal Requirements enacted prior to the Execution Date if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of a Legal Requirement which is imposed after the Execution Date;
(20)    costs for the original construction and development of the Office Tower and nonrecurring costs for the repair or replacement of any structural portion of the Office Tower made necessary as a result of defects in the original design, workmanship or materials;
(21)    costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Hub Complex, including, without limitation, entity accounting and legal matters;
(22)    salaries and all other compensation (including fringe benefits) of partners, officers and executives above the grade of regional property manager;
(23)    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Hub Complex unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Office Tower or the Hub Complex vis-à-vis time spent on matters unrelated to the operation and management of the Office Tower or the Hub Complex;
(24)    the cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 7.4(h)), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Office Tower in the Market Area;
(25)    except as may be otherwise expressly provided in this Lease with respect to specific items, the cost of any services or materials provided by any party related to Landlord, to the extent such cost exceeds, the reasonable cost for such services or materials absent such relationship in self-managed buildings similar to the Office Tower in the vicinity of the Office Tower;
(26)    depreciation for the Office Tower;
(27)    payments for rented equipment (other than fitness equipment located in any fitness center serving the Office Tower), the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment.
However, if, in Landlord’s reasonable judgment, there exist Operating Expenses Allocable to the Premises which should be allocated on other than a per rentable square foot basis (e.g., because Tenant is the sole consumer of any Operating Expenses Allocable to the Office Tower or because a party other than Tenant is the sole consumer thereof), such Operating Expenses Allocable to the Premises shall be adjusted accordingly.

7.5	Tenant’s Operating Expenses Payments
(A)    Commencing as of the Rent Commencement Date, and continuing thereafter through the remainder of the Lease Term, Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of Operating Expenses Allocable to the Premises.
(B)    Payments by Tenant on account of the Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses Allocable to the Premises for each calendar year during the Lease Term.
(C)    No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Office Tower and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Expenses Allocable to the Premises and the amount of Operating Expenses Allocable to the Premises remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Any payment by Tenant for the Operating Expenses Allocable to the Premises shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.
(D)    Subject to the provisions of this Section 7.5(D), and provided that no uncured monetary Event of Default of Tenant exists, Tenant shall have the right, at Tenant’s sole cost and expense, to examine all documentation and calculations prepared in the determination of Landlord’s Tax Expenses Allocable to the Premises or Operating Expenses Allocable to the Premises. Tenant hereby acknowledges and agrees that Tenant’s sole right and remedy to contest any statement (the “Year End Statement”) setting forth the charges for Landlord’s Tax Expenses Allocable to the Premises or Operating Expenses Allocable to the Premises shall be as expressly set forth in this Section 7.5(D). Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest the Year End Statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Lease Year, then the Year End Statement delivered by Landlord to Tenant shall be conclusive and binding on Tenant.
(1)    Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records (Landlord hereby agreeing that, so long as Landlord is an affiliate of Boston Properties Limited Partnership, such records will be maintained in the greater Boston area, and that otherwise, such records shall be maintained in the continental United States) during normal business hours within thirty (30) days after Landlord receives a written request from Tenant to make such examination.
(2)    Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses or Operating Expenses, as applicable.
(3)    Any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than twelve (12) months after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses or Operating Expenses, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 6.2 or Section 7.5(C), as applicable; provided however, that, in performing such examination with respect to any Tax Year or calendar year, as applicable, Tenant may also perform such examination with respect to the immediately preceding Tax Year or calendar year, as applicable, unless Landlord’s documentation and calculations with respect to such preceding Tax Year or calendar year has already been examined by Tenant in accordance with the provisions of this paragraph (3).
(4)    In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant’s other leases of space.
(5)    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Hub Complex (or any part thereof) in connection with such examination, provided however, that (i) Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements, and (ii) no subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.
(6)    If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 7.5(D) with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises and/or Operating Expenses Allocable to the Premises,

as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises and/or Operating Expenses Allocable to the Premises, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.
(7)    If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises and/or Operating Expenses Allocable to the Premises by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.
(8)    Any disputes between the parties with respect to Tenant’s audit may be submitted to arbitration pursuant to Section 16.31.
(9)    Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date (“Lapse Date”) one (1) year after Tenant’s receipt of such year-end statement, except where such correction is based upon an invoice, bill, or statement from a third party of which Landlord receives for the first time after the applicable Lapse Date, in which event, Landlord shall have a period of thirty (30) days from its receipt of such invoice, bill, or statement to correct such year-end statement. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination with respect to the items which are the subject of such corrected statement only (and not to the entire year-end statement) as set forth in this Section 7.5(D) (subject to the proviso set forth at the end of paragraph (3) of this Section 7.5(D) regarding Tenant’s ability to request examinations for prior years).

7.6	No Damage
(A)    Landlord shall not be liable to Tenant for any compensation or, except as set forth in this Section 7.6, reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Office Tower or Hub Complex however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, by reason of Force Majeure (as defined in Section 14.1 hereof) or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances.
(B)    Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
(C)    Notwithstanding anything to the contrary in this Lease contained, if due to: (i) any repairs, alterations, replacements, or improvements made by Landlord (other than the Proposed Hub Complex Improvements), (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, (iii) a failure of the portions of the HVAC system serving the Premises for which Landlord is responsible hereunder, or (iv) an interruption in service from one or more Base Building systems to the Premises as a result of the performance of the Proposed Hub Complex Improvements, any portion of the Premises becomes untenantable or inaccessible so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business at the Premises is materially adversely affected, and that such untenantability or inaccessibility, as applicable, and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises shall thereafter be abated in proportion to such condition and its impact on the continued operation in the ordinary course of Tenant’s business at the Premises until the day such condition no longer has the material adverse effect referred to above. Tenant agrees that the presence of noise, dust, vibrations and other disturbances that are reasonably expected in connection with any urban construction project will not be deemed to render the Premises “untenantable” or “inaccessible” for any purpose under this Lease. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing the Premises to be untenantable or inaccessible, as applicable, or five (5) calendar days after Landlord’s receipt of written notice from Tenant of the condition causing the Premises to be untenantable or inaccessible, as applicable, within a consecutive (10) calendar day period if the cause of such untenantability or inaccessibility is the same event, provided however, that, notwithstanding the foregoing, the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing the Premises to be untenantable inaccessible, as applicable, if either the condition was caused by causes beyond Landlord’s control or

Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.
(D)    In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord other than the Proposed Hub Complex Improvements, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) a failure of the portions of the HVAC system serving the Premises for which Landlord is responsible hereunder, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of four (4) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, Tenant may, by giving Landlord written notice as follows, terminate this Lease (x) with respect to such affected portion provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability or (y) with respect to the entire Premises provided such untenantability renders the Premises unsuitable for Tenant’s purposes (according to the meaning of such phrase in Section 14.3) and provided further, in either instance, Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees or contractors:

(a)	Said notice shall be given after such four (4) month period.

(b)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(c)	If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(d)
If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other than Tenant’s fault, as aforesaid, then this Lease with respect to the affected portion of the Premises shall terminate as of said effective date, and the Annual Fixed Rent, Rentable Floor Area of the Premises, and Additional Rent due under the Lease shall be adjusted as of said effective date.

The remedies set forth in this Section 7.6 shall be Tenant’s sole remedies for the events described herein, other than: (x) Tenant’s right (subject to Section 15.5 of this Lease) to establish a claim to terminate the Lease based upon constructive eviction, and (y) claims (subject to the limitations on Landlord’s liability set forth in this Lease) arising from the gross negligence or willful misconduct of Landlord’s agents, employees, or contractors. The provisions of this subsection (D) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).

7.7	Environmental Performance Objective
The parties agree it is in their mutual best interest that the Office Tower be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a productive work environment. Accordingly, Tenant agrees to use commercially reasonable efforts conduct its operations in the Office Tower and within the Premises so as to minimize: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the material entering the waste stream; and (iv) negative impacts on the indoor air quality of the Office Tower and the Premises. Landlord similarly agrees to use commercially reasonable efforts to operate and maintain the Office Tower so as to minimize: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the material entering the waste stream; and (iv) negative impacts on the indoor air quality of the Office Tower and the Premises.
ARTICLE VIII

Tenant’s Repairs

8.1	Tenant’s Repairs and Maintenance
(A)    Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only (i) normal and reasonable wear and use, (ii) repairs for which Landlord is responsible under the terms of Article VII of this Lease, (iii) damage by fire or casualty and as a consequence of the exercise of the power of eminent domain, and (iv) damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors to the extent not covered by the insurance required to be carried by Tenant under this Lease. Tenant shall not permit or commit any waste. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Office Tower or Hub Complex by the negligence or willful misconduct of Tenant, or, when acting within the scope of their employment, of Tenant’s agents, employees, contractors, sublessees, licensees, invitees, or concessionaires; provided, however, that the provisions of this sentence shall not require Tenant to pay for the repair or restoration damage caused by a peril covered by casualty insurance which Landlord is required to carry pursuant to the provisions of this Lease or which Landlord in fact carries, except to the extent of the amount of Landlord’s deductible under such insurance. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.
(B)    If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made pursuant to the provisions of Section 16.17 below.

ARTICLE IX

Alterations
The provisions of this Article IX shall apply to alteration, additions or improvements to the Premises made by Tenant or anyone claiming by, through or under Tenant. To the extent of any inconsistency between the terms of this Article IX and the terms of the Work Agreement attached as Exhibit B-1, the terms of the Work Agreement shall control.

9.1	Landlord’s Approval
Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion. Landlord shall respond (i.e., by giving Tenant written notice which either grants Landlord’s consent to the final proposed plans and specifications, or withholds such consent and sets forth, with reasonable specificity, the basis of such withholding), on or before the Plan Approval Response Date (as hereinafter defined). Any item as to which Landlord does not disapprove in its response shall be deemed approved. The “Plan Approval Response Date” with respect to Tenant’s final plans shall be defined as the date fifteen (15) business days after Landlord receives Tenant’s written request for Landlord’s consent to such proposed plans and specifications (or ten (10) business days in the case of revised plans which are resubmitted in response to Landlord’s review, so long as the changes between the resubmitted plans and the prior versions of the plans are readily identified, by bubbles or otherwise), unless Landlord: (i) has a reasonable basis for requesting additional time to review such request, and (ii) within five (5) business days after Landlord receives such request, Landlord gives Tenant written notice specifying a later Plan Approval Response Date, provided however, that in no event shall the Plan Approval Response Date be later than the date twenty-five (25) business days after Landlord receives such request. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a)
for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Office Tower, any area or element outside of the Premises or any facility or Base Building (as hereinafter defined) mechanical system serving any area of the Office Tower outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Office Tower, or (iii) are inconsistent with the building standards for first-class office buildings in the Downtown Boston Market, or (iv) will require unusual expense to readapt the Premises to normal office use upon Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Office Tower or of the services provided by Landlord herein unless

Tenant agrees to payment of such increased cost and that such readaptation will be made prior to termination and/or expiration without expense to Landlord (alterations, additions, and improvements described in this clause (iv) being sometimes collectively referred to as “Special Improvements”); or

(b)
for making its approval of any Special Improvements conditional on Tenant’s agreement to restore the Premises to its condition prior to construction of such Special Improvements at the expiration or earlier termination of the Lease Term, reasonable wear and tear excepted.

To the extent that Landlord approves plans for portions of the Premises and Tenant has obtained all required building permits and other governmental approvals, Tenant’s alterations, additions or improvements based upon such approved plans may proceed while remaining plans are being revised or prepared, unless other systems or portions of Tenant’s alterations, additions or improvements will, in Landlord’s reasonable opinion, be affected by the performance of such alterations, additions or improvements. In that regard, Tenant shall be entitled to apply for a building permit for portions (or all) of Tenant’s work under this Article IX prior to Landlord’s final approval of Tenant’s plans, but such application (and, if applicable, the granting thereof) shall neither affect Landlord’s approval rights hereunder nor shall Tenant commence any such alterations, additions or improvements prior to obtaining all required building permits and other governmental approvals and Landlord’s approval of the final plans and specifications covering such alterations, additions or improvements.
Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Office Tower and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Office Tower (or any other HubOwner’s interest in the Hub Complex or any portion thereof) in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back up documentation), Tenant shall pay to Landlord, as a fee for Landlord’s review of any plans or work (including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour of Landlord’s staff time to review the plans or work (which hourly rate Landlord may increase from time to time by the percentage increase in CPI in effect on the Execution Date to the CPI then in effect at the time of increase), plus (ii) third-party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work (Landlord agreeing that it shall, promptly after Landlord’s receipt of written request therefore from Tenant, provide to Tenant reasonable documentation, e.g. invoices, evidencing any such third-party expenses).

9.2	Conformity of Work
Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Office Tower shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3	Performance of Work, Governmental Permits and Insurance
All of Tenant’s alterations, additions and improvements, and installation of furnishings, shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Office Tower or Hub Complex or interfere with Office Tower construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. In addition, Tenant shall cause each contractor to carry insurance in accordance with Section 13.15 hereof and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Office Tower that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Office Tower to the extent paid for by Landlord.

9.4	Liens
Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Office Tower or the Hub Complex that are not discharged or bonded over within ten (10) business days after Tenant receives written notice of such liens.

9.5	Nature of Alterations
All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)
All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)
At the expiration or earlier termination of the Lease Term, unless otherwise expressly agreed in writing by Landlord, Tenant shall remove any and all alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1. Upon such removal, Tenant shall either: (i) repair any damage occasioned by such removal and restoration, and, with respect to the removal of Special Improvements that materially alter the condition consistent with general office use, restore the Premises to the Return Condition (as hereinafter defined), or (ii) pay to Landlord an amount reasonably estimated by Landlord to repair such damage and restore the Premises to such condition. For purposes hereof, the “Return Condition” shall mean that (i) the Premises are in a broom-clean condition, and (ii) any elements of the Premises which were impacted by the installation or removal of the applicable Special Improvement have been restored to such an extent that the next user of such space could use it for general office purposes without incurring additional demolition or construction costs (other than minor incremental costs) resulting from the presence of such Special Improvement on such element. Any disputes about the Return Condition may be submitted to arbitration in accordance with Section 16.31.

(c)
If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 (after giving effect to the provisions of Section 9.7) without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6	Increases in Taxes
Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Office Tower which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7	Alterations Permitted Without Landlord’s Consent
Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) business days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(a)	the same are within the interior of the Premises within the Office Tower, and do not affect, and are not visible from, the exterior of the Premises or the Office Tower;

(b)
subject to Landlord’s approval, not to be unreasonably withheld, and upon prior written request from the Tenant, the same do not affect the roof, any structural element of the Office Tower, or the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Office Tower (it being understood that Landlord shall not be unreasonable in denying any Tenant request to conduct work that requires any permit(s) or approval(s) from any one or more governmental authorities);

(c)
with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (c)), the cost of any individual alteration, addition or improvement shall not exceed: $150,000.00 (“Individual Alteration Cost Threshold”) and the aggregate cost of said alterations, additions or improvements made by Tenant during any calendar year shall not exceed: $500,000.00 (“Annual Alteration Cost Threshold”) in cost; and

(d)	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;
provided, however, that Tenant shall, within thirty (30) days after the making of such alterations, additions or improvements, send to Landlord final plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such alterations, addition or improvement constitutes a Special Improvement, require Tenant to remove such Special Improvement and restore the Premises to the Return Condition at the expiration or earlier termination of the Lease Term. Each of the Individual Alteration Cost Threshold and the Annual Alteration Cost Threshold shall, as of each anniversary of the Commencement Date of the applicable portion of the Premises, to be equal to the product of such Threshold, multiplied by a fraction, the numerator of which is the CPI as of such anniversary, and the denominator of which is the CPI as of the Execution Date of this Lease.
ARTICLE X

Parking

10.1	Parking Privileges
Parking privileges shall be made available to Tenant in the Garage by Garage Expansion Owner, LP, a Delaware limited partnership (together with its successors and assigns, the “Garage Owner”), and Garage Expansion Developer, LLC, a Delaware limited liability company (together with its successors and assigns, the “Garage Ground Tenant”), as the ground tenant of the Garage Expansion Parcel (as defined in the Declaration), for one (1) passenger automobile for every three thousand (3,000) square feet of Rentable Floor Area in the Premises from time to time (the “Parking Ratio”) for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees commencing on the Commencement Date of the Term. On or before the Commencement Date, Tenant shall provide written notice to Landlord stating the total number of parking privileges (not to exceed the Parking Ratio) that Tenant elects to use (as it may be adjusted pursuant to this Section 10.1, the “Total Number of Parking Privileges”). All parking privileges shall be unassigned, non-reserved parking privileges. If Tenant fails to provide such written notice to Landlord on or before the Commencement Date, then the Total Number of Parking Privileges shall be deemed to be twenty two (22) (i.e., one (1) for every three thousand (3,000) square feet of Rentable Floor Area in the Premises as of the Commencement Date). If the Total Number of Parking Privileges is fewer than twenty two (22), then Tenant shall be deemed to have waived its right to the additional parking privileges (subject to adjustment of the Total Number of Parking Privileges, as provided below). If the Rentable Floor Area of the Premises increases or decreases at any time during the Lease Term, then, unless otherwise agreed in writing by Landlord and Tenant, the number of unreserved parking stalls to which Tenant is entitled under this Lease shall be increased or reduced, as applicable, proportionately therewith. On an annual basis, Tenant may increase or decrease the Total Number of Parking Privileges by up to ten (10) spaces per year, but Tenant may never increase the Total Number of Parking Privileges in excess of the Parking Ratio. To increase or decrease the Total Number of Parking Privileges, Tenant shall give written notice to Landlord on or before October 1 of the immediately preceding calendar year, and any such adjustment shall be effective as of January 1 of the immediately following calendar year and shall remain in effect for the entirety of such calendar year. If Tenant does not provide written notice of any adjustment to the Total Number of Parking Privileges by October 1 in any year, then there shall not be any adjustment to the Total Number of Parking Privileges for the following calendar year.

10.2	Parking Charges
Tenant shall pay for such Total Number of Parking Privileges subscribed to from time to time by Tenant at the applicable prevailing monthly rates from time to time charged by the operator or operators of the Garage (the “Garage Operator”) for unreserved parking privileges, whether or not such operator is an affiliate of Landlord or Garage Owner. Such monthly parking charges for parking privileges shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by the Tenant of the parking privileges referred to herein, and not for any other service.

10.3	Garage Operation
Unless otherwise determined by the Garage Operator, the Garage is to be operated on an attendant-managed basis, whereupon Tenant shall be obligated to cooperate with such attendants in parking and removing its automobiles, or on a self-park basis, whereupon Tenant shall be obligated to park and remove its own automobiles, or a combination of both, provided that Garage Operator or Landlord shall give Tenant at least thirty (30) days prior written notice of any material change in the method by which Garage Operator or Landlord shall commence operating the Garage. In any case, Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available unreserved stalls. Tenant’s access and use privileges with respect to the Garage shall be in accordance with regulations of uniform applicability to the users of the Garage from time to time established by the Landlord or the Garage Operator and made available to all such users. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the Garage, for each parking privilege paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in the Garage during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than in connection with a Permitted Transfer pursuant to Section 12.2 or to any other assignee or subtenant approved by Landlord pursuant to Article XII). Landlord or the Garage Operator may institute a so-called valet parking program for the Garage, and in such event Tenant shall cooperate in all respects with such program. The Garage Owner reserves for itself the right to alter the Garage as it sees fit, which may result in significant changes to the Garage that may reduce the amount of parking available in the Garage, change the location of such parking, change the access to or egress from the Garage, or have other impacts on the use or operation of the Garage. The Garage Owner may make any such alterations in its sole and exclusive discretion, but in no event shall any alteration of or change to the Garage result in Tenant being deprived of access to a total number of unreserved parking stalls equal to the Total Number of Parking Privileges.

10.4	Limitations
Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable and non-discriminatory rules and regulations promulgated by Landlord or the Garage Operator with respect to the use of the Garage. Except to the extent of gross negligence or willful acts, neither the Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created. No act or omission by Garage Owner shall result in a breach by Landlord under this Lease.
ARTICLE XI

Certain Tenant Covenants
Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1
To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall grant Landlord access to Tenant’s account with such utility company or provider so that Landlord can review the utility bills relating to the Premises.

11.2
To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Office Tower or Hub Complex and not to permit in the Premises any auction sale, vending machine (other than vending machines for use by Tenant’s employees and invitees), or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Office Tower as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Office Tower or its contents or liable to render necessary any alteration or addition to the Office Tower. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Office Tower or the Hub Complex that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for Tenant’s business operations, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

11.3
Not to obstruct in any manner any portion of the Office Tower not hereby leased or any portion thereof or of the Hub Complex used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations or the requirements of any customer handbook currently in existence or hereafter implemented of which Tenant has been given notice for the care and use of the Office Tower and the Hub Complex and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Office Tower to conform to such rules and regulations. Pursuant to the following, in connection with any alterations or operations by Tenant with respect to the Premises, Tenant shall, pursuant to that certain Certificate of the Secretary of Energy and Environmental Affairs of the Final Environmental Impact Report Regarding the Boston Garden dated March 14, 2014 (i) use variable frequency drives in HVAC distribution systems; (ii) reduce lighting power density to an average of 0.9 W/SF for office spaces; (iii) design electric wiring and electric systems compatible with the application of building Energy Management Systems and automated lighting controls; (iv) participate in the state-wide Green Initiatives Recycling Program; (v) implement recycling of construction waste; and (vi) promote best practices to reduce plug load. If and to the extent there is any conflict between the provisions of this Lease and any rules and regulations or customer handbook for the Office Tower, the provisions of this Lease shall control. Landlord shall not enforce such rules and regulations or customer handbook for the Office Tower against Tenant other than in a non-discriminatory manner.

11.4
To comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, including without limitation, all applicable standards and regulations of the Federal Occupational Safety and Health Administration (“OSHA Requirements”), which obligation shall include using commercially reasonable efforts to ensure that all contractors (including sub-contractors) that Tenant utilizes to perform work in the Premises comply with OSHA Requirements and that all required training is provided for such work. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Legal Requirements that relate to the Base Building (as hereinafter defined), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or alterations, additions or improvements in the Premises performed or requested by Tenant. Tenant shall obtain and maintain all permits, licenses and the like, required by applicable Legal Requirements in respect of Tenant’s business and Tenant’s use or occupancy of the Premises. “Base Building” shall include the structural portions of the Office Tower, the public restrooms, and the Office Tower mechanical, electrical and plumbing systems and equipment located in the internal core of the Office Tower on the floor or floors on which the Premises are located. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.4.

11.5
Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Office Tower structure or to any other space in the Office Tower.

11.6	To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7
To pay, as Additional Rent, all reasonable out-of-pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

11.8
To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the Base Building systems or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Office Tower or (ii) perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s particular (i.e. other than general office) use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.8. Landlord agrees to comply with all applicable Legal Requirements now or hereafter in force relating to or as a result of the use or occupancy of the common areas of the Office Tower as a general office building, and the costs so incurred may be included in Operating Expenses for the Office Tower to the extent permitted under Section 7.4.

11.9
To reasonably cooperate with Landlord, at Landlord’s sole cost and expense, in Landlord’s fulfillment of its obligations to comply with all present or future programs required by applicable governmental authorities for the management of parking, transportation or traffic in and around the Office Tower, and in connection therewith, Tenant shall use commercially reasonable efforts for the surveying and reporting on transportation of Tenant’s employees located at the Premises.

In order to reduce peak-hour trip generation of employees at the Hub Complex, the Landlord encourages all employers at the Hub Complex to adopt flexible work schedules for its employees. The Landlord encourages all employers at the Hub Complex to participate in MassRIDES’ NuRide program which is designed to encourage walking, bicycling, carpooling, vanpooling and the use of public transportation. Similarly, in order to reduce offsite trips and overall trip generation, Landlord encourages all employers at the Hub Complex to provide (i) direct deposit of paychecks to its employees, (ii) subsidized transit passes, (iii) bicycle storage facilities and on-site showers and (iv) provisions for car sharing services. Landlord further encourages Tenant to promote employee participation to onsite amenities such as ATMs, retail and restaurants.

11.10
Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and to not unreasonably interfere with Office Tower or Hub Complex construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Office Tower (but not architects), food catering, and Regular Vendors, as hereinafter defined. “Regular

Vendors” shall be defined as those vendors who: (i) provide services to support the Tenant’s business operations, and (ii) occupy a portion of the Premises on a regular basis (e.g. travel agent and IT support personnel) to provide services to the Tenant.

11.11
As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is fifty percent (50%) or more of Tenant owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is fifty percent (50%) or more of Tenant owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 15.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 13.1 below, and (y) the representations and warranties contained in this Section 11.11 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.11, the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

11.12
As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the OFAC pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this Section

11.12 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.12, the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

11.13	Landlord Representation and Warranty
Landlord represents and warrants to the Tenant that: (a) the Permitted Use is permitted at the Office Tower under all applicable laws and regulations, including, without limitation, under the Zoning Ordinance for the City of Boston and related approvals, and the Permitted Use is allowed under all easement and encumbrance documents affecting the Office Tower; (b) Office Tower Owner, LP (“Office Tower Owner”), an affiliate of Landlord, holds fee simple title to all portions of the real property on which the Office Tower is located, subject to no mortgage other than the mortgages (if any) described on Exhibit G attached hereto; (c) Landlord has a leasehold interest in all portions of the real property on which the Office Tower is located pursuant to ground lease between Office Tower Owner and Landlord; and (d) no other party will have any possessory right to any portion of the Premises as of the Commencement Date.
ARTICLE XII

Assignment and Subletting

12.1	Restrictions on Transfer
(A)    Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions of this Article XII.
(B)    The following transactions will be deemed assignments for purposes of this Article XII and will require Landlord’s prior written consent in accordance with and subject to the provisions of this Article XII: (i) an assignment by operation of law (other than as a result of a Permitted Transfer, as defined in Section 12.2); (ii) an imposition (whether or not consensual) of a lien, mortgage, or other encumbrance upon Tenant’s interest in this Lease (other than in connection with a general pledge of assets provided no lien, mortgage or other encumbrance is recorded against any part of the Hub Complex in connection therewith); (iii) if Tenant is a partnership or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning, individually or collectively, a controlling interest in Tenant, occurring in one transaction or in a series of related transactions, unless such withdrawal or change is for a bona fide purpose not principally designed to effectuate an assignment or transfer of this Lease; (iv) if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant occurring in one transaction or in a series of related transactions (any of the foregoing, an “M&A Transaction”), except that this clause (iv) will not apply to initial public offerings; and (v) if Tenant is a general partnership, conversion of Tenant from a general partnership to a limited liability partnership.

12.2	Exceptions
(A)    For purposes of this Lease, the following terms shall have the following respective meanings:
“Control”: Having both ownership (directly or indirectly) of at least 51% of the entity in question and the power to direct or to cause the direction of the management of the entity in question.
“GAAP”: Generally accepted accounting principles in the United States of America, as in effect from time to time and consistently applied.
“Liable Entities”: Either of the following, as applicable: (i) in the case of an assignment of this Lease to a Permitted Tenant Successor, the “Liable Entities” shall mean, collectively, the Permitted Tenant Successor and each other individual or entity that is liable for Tenant’s obligations under this Lease (if any), or (ii) in the case of an M&A Transaction, the “Liable Entities” shall mean, collectively, Tenant after giving effect to the M&A Transaction (on a pro forma basis) and each other individual or entity that is liable for Tenant’s obligations under this Lease (if any).
“Liquid Assets”: Cash and cash equivalents.
“Permitted Tenant Successor”: Any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets.
“Permitted Transfer”: Any of the following that is permitted pursuant to this Section 12.2: (i) any assignment or sublease of the Premises to a Tenant Affiliate, (ii) any assignment of Tenant’s interest in the Lease to a Permitted Tenant Successor, or (iii) any M&A Transaction.
“Tenant Affiliate”: Any entity that Controls Tenant, is Controlled by Tenant, or that is under common Control with Tenant.
(B)    Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.3 and 12.4 below, but subject to the provisions of Sections 12.5 and 12.6, (i) Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any Tenant Affiliate, and (ii) Tenant shall have the right to (1) assign this Lease to a Permitted Tenant Successor, and (2) effectuate an M&A Transaction, but only if, in the case of an assignment to a Permitted Tenant Successor or an M&A Transaction, both (a) the aggregate net worth of the Liable Entities (as measured in accordance with GAAP) is equal to or greater than the net worth of Tenant (as measured in accordance with GAAP) as of the Execution Date, and (b) the aggregate Liquid Assets of the Liable Entities (as measured in accordance with GAAP) is equal to or greater than the Liquid Assets of Tenant (as measured in accordance with GAAP) as of the Execution Date. Except in the case of a statutory merger, in which case the surviving entity in the merger shall be liable under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Tenant Affiliate or Permitted Tenant Successor.
(C)    If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate within one year of the assignment or subletting, or if such cessation was contractually contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.3	Landlord’s Recapture Right
Notwithstanding anything to the contrary in the Lease contained, except in connection with a Permitted Transfer or any proposed sublease that is not for the entirety of a single floor or more for all of or substantially all of the then-remaining Term (collectively, the “Recapture Exceptions”), in the event Tenant proposes to assign this Lease or enter into any such sublease:
(A)    Tenant shall, prior to offering or advertising the Premises, or any portion thereof for sublease or assignment to anyone (other than in connection with any of the Recapture Exceptions), give Landlord a Recapture Offer (as hereinafter defined). Once Tenant has delivered the Recapture Offer, it may begin to show the Premises to prospective subtenants or assignees, provided that it discloses to any such parties that Landlord’s recapture rights have not yet lapsed.
(B)    For the purposes hereof a “Recapture Offer” shall be defined as a notice in writing from Tenant to Landlord which:

(a)	States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(b)	Identifies the affected portion of the Premises (“Recapture Premises”).

(c)	Offers to Landlord to terminate this Lease in respect of the Recapture Premises as of a specified termination date (the “Termination Date”).
(C)    Landlord shall have the Acceptance Period (as hereinafter defined) to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a

Recapture Offer, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for all of or substantially all of the then-remaining Term, or an assignment of Tenant’s interest in the Lease, as the case may be, to a Qualified Transferee (as hereinafter defined). The “Acceptance Period” shall be forty-five (45) days after Landlord receives the Recapture Offer.
(D)    For the purposes hereof, a “Qualified Transferee” shall be defined as a person, firm or corporation which, in Landlord’s reasonable opinion, satisfies the requirements of Section 12.4. Any dispute as to whether a prospective subtenant or assignee is a Qualified Transferee may be submitted to arbitration pursuant to Section 16.31.
(E)    Notwithstanding anything to the contrary in this Section 12.3 contained, if Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) in accordance with the terms of the Recapture Offer (which sublease or assignment shall remain subject to Landlord approval, as aforesaid), on or before the date that is 365 days after the earlier of: (x) the expiration of the Acceptance Period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer to terminate this Lease with respect to the Recapture Premises, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of such 365-day period unless Tenant again offers to Landlord, in accordance with this Section 12.3, to terminate this Lease with respect to the Recapture Premises. If Tenant shall make any subsequent offers to terminate this Lease pursuant to this Section 12.3, any such subsequent offers, shall be treated in all respects as if it is Tenant’s first offer to suspend or terminate the Lease pursuant to this Section 12.3.
(F)    Notwithstanding anything to the contrary in this Section 12.3 contained, if Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) in accordance with the terms of the Recapture Offer (which sublease or assignment shall remain subject to Landlord approval, as aforesaid), then before Tenant may enter into such sublease or assignment on alternative terms inconsistent with the Recapture Offer, Tenant shall give Landlord a Recapture Offer in accordance with Section 12.3(A) and Landlord shall have a subsequent right of recapture in accordance with this Section 12.3 with respect to such alternative terms.
(G)    In the event Landlord shall not exercise its recapture rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, then the provisions of Sections 12.3 through 12.7 shall be applicable.
(H)    If Landlord accepts a Recapture Offer, then, effective as of the Termination Date, the Lease Term shall terminate with respect to the Recapture Premises. If Landlord accepts a Recapture Offer with respect to a sublease for less than all of the Premises, then, from and after the Termination Date, (i) the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of “Rentable Floor Area of the Premises” shall be so amended, and (ii) all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly

Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises. In the case of a subletting involving a partial floor where Landlord has exercised its recapture right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.
(I)    This Section 12.3 shall not be applicable to any of the Recapture Exceptions.

12.4	Consent of Landlord
(A)    Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right or had the right to exercise its termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of three hundred sixty-five (365) days after (i) receipt of Landlord’s notice stating that Landlord does not elect the termination right, (ii) receipt of the Proposed Transfer Notice (as hereinafter defined) if Tenant shall not have been required to provide Landlord with a Recapture Offer under Section 12.3, or (iii) the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3, as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises or portions thereof in accordance with the Proposed Transfer Notice, provided that, in each instance, Tenant obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 12.5 below within ten (10) business days after receipt thereof from Tenant; provided that such Proposed Transfer Notice, in bold 14 point type, advises Landlord of the fact that if Landlord fails to respond within the ten (10) business day period, Landlord shall be deemed to have consented to the proposed sublease or assignment in question, in accordance with this Section 12.4.
(B)    Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)
the proposed assignee or subtenant is then a tenant or subtenant of the Office Tower or Hub Complex or is in active negotiation with Landlord or a Hub Owner for premises in the Office Tower or elsewhere in the Hub Complex (as evidenced by Landlord’s or a HubOwner’s receipt of a proposal or counter-proposal from such prospective tenant or subtenant prior to Tenant’s receipt of a proposal or counter-proposal from such prospective tenant or subtenant; withdrawal of any such proposal or counter-proposal by the proposed assignee or subtenant shall not act to change such party’s status as being in “active negotiation” with Landlord or Tenant, as the case may be) and Landlord has existing space that satisfies such party’s needs;

(b)
the proposed assignee or subtenant is not of a character consistent with the operation of a first-class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency whose use is not consistent with the first-class nature of the other tenancies in the Office Tower);

(c)
in the case of an assignment, the proposed assignee does not possess adequate financial capability to perform the Tenant obligations as and when due or required (recognizing, however, that the originally named Tenant will also remain liable therefor);

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof;

(e)
the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall be likely to materially increase (i) Operating Expenses beyond that which Landlord now incurs for use by Tenant, or (ii) the burden on elevators or other Base Building systems or equipment over the burden prior to such proposed subletting or assignment;

(f)	there shall be existing a monetary or material non-monetary Event of Default;

(g)
any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates;

(h)
the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease (where such holder has approval rights pursuant to the terms and provisions of the applicable mortgage or ground lease);

(i)
due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Office Tower or elsewhere in the Hub Complex; or

(j)
if Tenant is in default of its monetary or material non-monetary obligations under the Lease beyond any applicable notice or cure periods at the time that it makes a Recapture Offer to Landlord in accordance with Section 12.3 above, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment.

(C)    If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within three hundred sixty-five (365) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.5	Tenant’s Notice
Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the material provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant and the principal(s) thereof, (b) in the case of a proposed assignment pursuant to Section 12.4, such information as to the proposed assignee’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and Hub Complex Mortgagees on a confidential basis), (c) all of the material terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information reasonably necessary to make the determination referred to in Section 12.4 above and (e) in the case of a Permitted Transfer pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2. The Proposed Transfer Notice shall be given by Tenant to Landlord on or before the time that Tenant requests Landlord’s consent to the proposed assignment or sublease in question. Notwithstanding the foregoing, with respect to a proposed assignment, sublease, or other transfer which is permitted without Landlord’s consent pursuant to Section 12.2, Tenant shall give such Proposed Transfer Notice to Landlord on or before the date ten (10) business days prior to the occurrence of the proposed assignment, sublease or transfer, except that if Tenant is subject to a confidentiality obligation by operation of a Legal Requirement or by contractual obligation in connection with such assignment, sublease or transfer, then Tenant shall give such Proposed Transfer Notice to Landlord as soon as it is legally permitted to do so, but not later than the date five (5) business days after the occurrence of the proposed assignment, sublease or transfer in question.

12.6	Profit on Subleasing or Assignment
In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than a Permitted Transfer) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent, and other charges to be paid pursuant to this Lease, fifty percent (50%) of the Assignment/Sublease Profits (as hereinafter defined), if any, shall be paid to Landlord.
The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the Assignment/Sublease Net Revenues as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums actually payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys’ fees, architect and construction management fees, and alteration expenses and allowances, including costs to demise any sublease space, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, or as soon thereafter as practical if all costs are not known at that time. In calculating Assignment/Sublease Net Revenues, all Sublease/Assignment Costs shall be deducted “up front” from Assignment/Sublease Revenues, such that there shall be no Assignment/Sublease Net Revenues until all Sublease/Assignment Costs have been fully recovered by Tenant.
All payments of the Assignment/Sublease Profits due to Landlord hereunder shall be made within ten (10) days of receipt of same by Tenant.

12.7	Additional Conditions
(A)    It shall be a condition of the validity of any assignment consented to under Section 12.4 above, that both Tenant and the assignee enter into a separate written instrument (“Assignment Consent Agreement”) directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease and (b) to comply with the provisions of this Article XII. Furthermore, with respect to an assignment as of right under Section 12.2 above which is not a merger with Tenant as the surviving entity, Tenant and such assignee shall enter into an Assignment Consent Agreement promptly following such assignment. It shall be a condition of the validity of any sublease consented to under Section 12.4 above, that both Tenant and the sublessee enter into a separate written instrument (“Sublease Consent Agreement”) directly with Landlord in a form and containing terms and provisions reasonably required by Landlord. Furthermore, with respect to a subletting as of right under Section 12.2 above, Tenant and such sublessee shall enter into a Sublease Consent Agreement in form reasonably satisfactory to Landlord, Tenant and such sublessee promptly following such subletting. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord’s option, upon the termination or expiration of this Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.
(B)    As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the lesser of (i) $1,000.00 (which amount Landlord may increase from time to time by the percentage increase in CPI in effect on the Execution Date to the CPI then in effect at the time of increase), and (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.
(C)    If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of this Article XII, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.
(D)    The consent by Landlord to an assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting (except where such consent is not required pursuant to Section 12.2).
(E)    On or after the occurrence of any monetary or material non-monetary Event of Default, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits accruing during the pendency of such Event of Default provided that, if such Event of Default is cured prior to the termination of this Lease, Tenant’s share of any such Assignment/Sublease Profits shall be applied as a credit against Annual Fixed Rent or Additional Rent, as applicable, being due and payable hereunder.
(F)    Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.
(G)    In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) at any given time, there shall be no more than four (4) subleases in total, and no more than two (2) subleases on any given floor.
(H)    No subletting or assignment shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under the Lease.
ARTICLE XIII

Indemnity and Insurance.

13.1	Tenant’s Indemnity

(a)
Indemnity. To the fullest extent permitted by law, but subject to Section 13.14, and to the extent not resulting from any negligence or willful misconduct of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party to the extent arising from or claimed to have arisen from (i) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason and (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (ii) any accident, injury or damage whatsoever occurring outside the Premises but within the Office Tower or the Garage, or on common areas or the Hub Complex, where such accident, injury or damage results, or is claimed to have resulted, from any negligence or willful misconduct on the part of any of the Tenant Parties; or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease (but only to the extent that Landlord is subject to a claim asserted by a third party by reason of such breach). This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease. The indemnification rights of the Landlord Parties provided in this Lease are their exclusive indemnification rights with respect to this Lease. Landlord Parties waive any additional rights to indemnification they may have against Tenant Parties with respect to this Lease under common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from matters included in Landlord’s indemnity in Section 13.2.

(b)
No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(c)
Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form reasonably acceptable to Landlord.

(d)	Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

(e)
Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(f)
Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Office Tower, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.2	Landlord’s Indemnity.
Subject to the limitations in Section 16.24, Section 13.3, and Section 13.14 of this Article, and to the extent not resulting from the negligence or willful misconduct of the Tenant Parties, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Hub Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord’s agents or employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease (but only to the extent that Tenant is subject to a claim asserted by a third party by reason of such breach). Tenant shall provide notice of any such third party claim to Landlord as soon as practicable.
Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section 13.2 shall not be applicable to (i) the holder of any Hub Complex Mortgagee (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing. The indemnification rights of Tenant provided in this Lease are its exclusive indemnification rights with respect to this Lease. Tenant waives any additional rights to indemnification it may have against Landlord Parties with respect to this Lease under common law.

13.3	Tenant’s Risk
Tenant agrees to use and occupy the Premises, and to use such other portions of the Office Tower and the Hub Complex as Tenant is given the right to use by this Lease at Tenant’s own risk. Except as otherwise provided in this Lease, the Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Office Tower or the Hub Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Office Tower or of any other person or persons, or any leakage in any part or portion of the Premises or the Office Tower or the Hub Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Office Tower or the Hub Complex, or from drains, pipes or plumbing fixtures in the Office Tower or the Hub Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Office Tower or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law until the expiration or earlier termination of the Lease Term and during such further period as Tenant or anyone acting by, through or under Tenant may use or be in occupancy of all or any part of the Premises or the Office Tower.

13.4	Tenant’s Commercial General Liability Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Ten Million and 00/100 Dollars ($10,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, in the Office Tower or on the Hub Complex, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as may be reasonably determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon written request therefor (unless such evidence has already been provided to Landlord pursuant to Section 13.9).

13.5	Tenant’s Property Insurance
Tenant shall maintain at all times during the Term of this Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property, remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” or equivalent type insurance coverage with respect to any of the following (collectively “Tenant’s Property”): (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) all additions, alterations and improvements made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) (all such additions, alterations and improvements described in this clause (ii), the “Leasehold Improvements”), and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties. At the request of Landlord, Tenant shall provide to Landlord a detailed description of the Leasehold Improvements made by or on behalf of Tenant and the costs thereof. The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall such insurance be in an amount less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding

Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this section for Leasehold Improvements. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the Leasehold Improvements covered by the policy.

13.6	Tenant’s Other Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereafter, (1) automobile liability insurance (covering any automobiles owned or operated by Tenant at the Office Tower, or the Hub Complex); (2) worker’s compensation insurance carrying minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time); and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.7	Requirements for Tenant’s Insurance
All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall be reasonably acceptable in form and content to Landlord, and Tenant shall immediately notify Landlord upon any cancellation, failure to renew, reduction of amount of insurance, or change in coverage with respect to any such insurance. All commercial general liability, excess/umbrella liability and automobile liability insurance policies shall be primary and noncontributory. No such policy shall contain any self-insured retention greater than Five Hundred Thousand and 00/100 Dollars ($500,000.00) for property insurance and Twenty Five Thousand and 00/100 Dollars ($25,000.00) for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.14 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

13.8	Additional Insureds
To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.6 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 13.8 must provide coverage to the Additional Insureds that is primary and non-contributory.

13.9	Certificates of Insurance
On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter and at the time of renewal of each policy for which a certificate must be furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the Execution Date, are attached as Exhibit I, however, other forms of certificates may satisfy the requirements of this Section 13.9). Failure by the Tenant to provide the certificates required by this Section 13.9 shall not be deemed to be a waiver of the requirements in this Section 13.9.

13.10	Subtenants and Other Occupants
Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 13.10 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.11	No Violation of Building Policies
Tenant shall not knowingly commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Hub Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Hub Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.12	Tenant to Pay Premium Increases
If and solely to the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Hub Complex or on the property and equipment of Landlord or any other tenant or subtenant in the Office Tower shall be higher than they otherwise would be, and if Tenant fails to cure such condition within thirty (30) days after Tenant receives written notice from Landlord of such condition, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Office Tower for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Office Tower which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand. Landlord agrees that Tenant shall have no obligation to make any payment to Landlord pursuant to the provisions of this Section 13.12 based upon the use of the Premises for general business offices (i.e. as opposed to the manner of use of the Premises).

13.13	Landlord’s Insurance

(a)
Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Office Tower on an “all risk” or equivalent type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Office Tower. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures made or installed by or on behalf of Tenant located at the Premises (including pursuant to Exhibit B-1 attached hereto) to the extent paid for by Landlord (collectively, “Landlord Insured Items”). The cost of such insurance shall be treated as a part of Operating Expenses for the Office Tower. Such Insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)
Optional insurance. Landlord may maintain such additional insurance with respect to the Office Tower and the Hub Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance; provided that: (i) so long as Landlord is an affiliate of Boston Properties Limited Partnership or so long as an affiliate of Boston Properties Limited Partnership owns the Office Tower, such insurance is consistent with the insurance coverages then being carried by Landlord and its affiliates on office buildings in New England, and (ii) if neither Landlord nor an affiliate of Boston Properties Limited Partnership owns the Office Tower, such insurance is consistent with the insurance coverages then being carried by landlords of other first-class office buildings in the Downtown Boston Market. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Office Tower or the Hub Complex. The cost of all such additional insurance shall also be part of the Operating Expenses for the Office Tower. Landlord may also maintain such other insurance as may from time to time be required by any Hub Complex Mortgagee. The cost of all such additional insurance shall also be part of the Operating Expenses for the Office Tower.

(c)
Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Office Tower shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Office Tower.

(d)
No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.14	Waiver of Subrogation
To the fullest extent permitted by law, and notwithstanding any term or provision of this Lease to the contrary, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

13.15	Tenant’s Work
During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects in first class office buildings in the Market Area. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 13.15 shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 13.15.
ARTICLE XIV

Fire, Casualty and Taking

14.1	Damage Resulting from Casualty

(A)    Within sixty (60) days after a fire or other casualty damages either (i) the Office Tower, or (ii) any material part of the Podium Building that is required to support or operate the Office Tower, Landlord shall deliver to Tenant an estimate (“Casualty Restoration Estimate”) from a reputable engineering or contractor firm as to the period of time which such firm estimates will be required to substantially complete the work necessary to repair the damage caused by such fire or other casualty (“Estimated Restoration Period”). If the Estimated Restoration Period exceeds two hundred forty (240) days from the date of such fire or casualty (“Outside Restoration Period”), Landlord may, at its election, terminate this Lease by notice given to Tenant at the time that Landlord delivers the Casualty Restoration Estimate; provided that Landlord also terminates the leases of all tenants of premises in the Office Tower that have been similarly affected by such fire or other casualty and that are subject to leases that the Landlord has the right to terminate. If the Estimated Restoration Period exceeds the Outside Restoration Period, and the fire or other casualty materially adversely affects Tenant’s use of, or access to, the Premises, Tenant may, at its election, terminate this Lease by written notice given within sixty (60) days after Tenant receives the Casualty Restoration Estimate. In the event that the Lease is terminated by either party, as aforesaid, the termination notice given by such party shall specify the effective date of termination which shall not be less than sixty (60) days nor more than ninety (90) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions. Notwithstanding the foregoing, with respect to a fire or casualty occurring during the last eighteen (18) months of the Lease Term as it may have been extended, the Outside Restoration Period shall be one hundred fifty (150) days after the date of the fire or casualty in question.
(B)    If the Office Tower (or any part thereof), or a material part of the Podium Building that is required to support or operate the Office Tower, is damaged by fire or casualty and this Lease is not so terminated, or neither party has the right to terminate this Lease, and in either such case the holder of any mortgage that includes the Office Tower or the Podium Building (as the case may be) as a part of the mortgaged premises or any ground lessor of any ground lease that includes the Office Tower or the Podium Building (as the case may be) as part of the premises demised thereunder allows the net insurance proceeds to be applied to the restoration of the Office Tower or the Podium Building (as the case may be), then Landlord shall, at its expense (but only to the extent of the net proceeds that are available from the insurance Landlord is required to carry under this Lease or would have been available if such insurance were obtained), proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, to repair or cause to be repaired such damage, including any damaged portion of the Landlord Insured Items. If Landlord is proceeding with the restoration of the Premises, then Landlord shall also restore, at Tenant’s expense, any alterations, additions or improvements within the Premises that are part of Tenant’s Property (i) that were previously approved by Landlord in accordance with the terms and provisions of this Lease, and (ii) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 13.5 and pays the proceeds of such insurance (or an amount equivalent thereto) plus the amount of any deductible (or other form of risk retention) to Landlord within five (5) business days following Landlord’s written request; provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant). A just proportion of the Annual Fixed Rent, the Operating Expenses Allocable to the Premises and the Landlord’s Tax Expenses Allocable to the Premises according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises (including the Landlord Insured Items, but excluding Tenant’s Property) shall have been restored as nearly as practicably may be to the condition in which they were in immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage (but the foregoing shall not affect Tenant’s termination rights set forth in this Article XIV).
(C)    If (i) the Office Tower (or any part thereof), or a material part of the Podium Building that is required to support or operate the Office Tower, is damaged by fire or other casualty and the holder of any mortgage that includes the Office Tower or the Podium Building (as the case may be) as a part of the mortgaged premises or any ground lessor of any ground lease that includes the Office Tower or the Podium Building (as the case may be) as part of the premises demised thereunder does not allow the net insurance proceeds to be applied to, or such net proceeds are otherwise insufficient for, the restoration of the Office Tower or the Podium Building (as the case may be), and (ii) Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Office Tower or the Podium Building (as the case may be), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant within sixty (60) days after the date of such casualty that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than thirty (30) days after the date of such notice of such termination.
(D)    If (i) Landlord is obligated or otherwise elects to effect restoration of the Premises and (ii) the restoration is not completed on or before the date (as extended by any period of up to four (4) months for any delay in completion of the restoration due to Force Majeure, “Outside Restoration Date”) that is the later of: (1) the last day of the Outside Restoration Period, and (2) the last day of the Estimated Restoration Period, then Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the Outside Restoration Date until the restoration is substantially completed. Any such termination by Tenant under this Section 14.1(D) shall take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice with the same force and effect as if such date were the date originally established as the expiration date hereof unless the restoration is substantially completed within such thirty (30) day period, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.
(E)    As used in this Lease, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control in all events not known to Landlord when it derives the estimate of the time to restore or attributable to Tenant’s action or inaction. A party shall have the right to invoke the benefit of the Force Majeure provisions of this Article XIV only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party’s reasonable ability to do so under the circumstances).

14.2	Rights of Termination for Uninsured Casualty
If, after the Commencement Date, all or any portion of the Office Tower or all or any portion of the Podium Building that is required to support or operate the Office Tower is damaged by fire (including, without limitation, damage caused by smoke) or other casualty (i) at any time by an occurrence that is not covered by the insurance Landlord is required to obtain under this Lease and the cost to repair such damage exceeds five percent (5%) of the then fair market value of the Office Tower immediately before such casualty, or (ii) Landlord elects to demolish the Office Tower and terminate the leases for substantially all of the space in the Office Tower, or (iii) at any time during the last eighteen (18) months of the Lease Term (taking into account any extension option term that has not lapsed unexercised), if Landlord reasonably estimates that the time to repair such damage would exceed six (6) months or (iv) such fire or casualty requires such substantial alteration or reconstruction of the Office Tower that the damage cannot, in the ordinary course, reasonably be expected to be repaired within ten (10) months from the date of such fire or casualty as reasonably determined by Landlord and Landlord terminates the leases for substantially all of the space in the Office Tower, then, in any such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.

14.3	Rights of Termination for Taking
(A)    If the Office Tower, or a portion of the Podium Building or the Hub Complex materially affecting Tenant’s access to the Premises, the Premises or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes (with the inability to use, or have reasonable access to, more than twenty-five percent (25%) of the Premises as the same were configured prior to the taking being deemed to render the balance “unsuitable for Tenant’s purposes”), shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after

Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
(B)    If (i) so much of the Hub Complex shall be so taken that continued operation of the Office Tower would be uneconomic as determined by Landlord in its reasonable discretion, or (ii) access to the Office Tower shall be taken (such that Tenant and other tenants of the Office Tower do not have any reasonable practical means of access to their premises for purposes of use and occupancy), then Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Office Tower whose premises are similarly affected. If Landlord shall give such notice to Tenant hereunder, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
(C)    Should any part of the Premises or the Office Tower be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Office Tower as part of the mortgaged premises or any ground lessor of any ground lease which includes the Office Tower as part of the demised premises thereunder allows the net condemnation proceeds to be applied to the restoration of the Office Tower, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises and the Office Tower into proper condition for use and occupation as nearly like the condition of the Premises and the Office Tower prior to such taking as shall be practicable. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it. If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Premises and the Office Tower and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Premises and the Office Tower, then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).
(D)    If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Additional Rent and other charges due under the Lease shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the

Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Additional Rent and other charges due under the Lease shall be abated for the remainder of the Lease Term.

14.4	Award
Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Office Tower, the Hub Complex, and the Garage and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.
ARTICLE XV

Default

15.1	Tenant’s Default
This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)
Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof; or

(b)
Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)
Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease and shall fail to cure such violation within thirty (30) days after Tenant receives written notice of such violation from Landlord; or

(d)	Tenant shall fail to maintain general liability insurance as required pursuant to Section 13.4 or fails to comply with its obligations pursuant to

Section 9.4 with respect to the discharge or bonding over of liens, and such failure continues for three (3) days after notice from Landlord to Tenant thereof; or

(e)
Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)	The estate hereby created shall be taken on execution or by other process of law; or

(g)	Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)	Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)
a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)
any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)
Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.

15.2	Termination; Re-Entry
Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any waiver of a former breach of covenant or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.
In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

15.3	Continued Liability; Re-Letting
(A)    If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:
Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.
(B)    Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event that this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Office Tower shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts”

hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Office Tower, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Office Tower.
(C)    Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time within 24 months after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate equal to the Treasury bond rate (“Discount Rate”) in effect at such time for bonds having a maturity date which is the same as the date that the Term of this Lease would have expired but for Tenant’s default, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at the Discount Rate, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.
For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.3(C), the total rent shall be computed by assuming the Landlord’s Tax Expenses Allocable to the Premises under Section 6.2 and the Operating Expenses Allocable to the Premises under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the Execution Date, the partial year) immediately preceding such termination of re-entry.
(D)    Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.4	Waiver of Redemption
Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the

Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.5	Landlord’s Default
(A)    Except as otherwise expressly provided in this Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.
(B)    The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.
ARTICLE XVI

Miscellaneous Provisions

16.1	Waiver
(A)    Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall in no event be deemed to be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.
(B)    No waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.
(C)    No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by

Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2	Cumulative Remedies
Except as expressly provided in this Lease, the specific remedies to which either Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3	Quiet Enjoyment
This Lease is subject and subordinate to all matters of record. Landlord agrees that, subject to the terms of Section 4.2, above, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4	Surrender
(A)    No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)    Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5. In lieu of making the repairs, removals and restorations required under this Lease at the time of surrender, Tenant may elect instead to pay Landlord the reasonably estimated cost of satisfying such obligations, with disputes subject to arbitration in accordance with Section 16.31 (but the resolution of such arbitration shall be the payment of money only, and Tenant shall have no obligation to perform the repair, removal or restoration obligations at issue, and its failure to have performed such obligations shall not constitute holdover or be subject to specific enforcement remedies); provided, however, in order to elect to make such payment, Tenant shall give Landlord notice of its intention to elect to may such payment in lieu of making such repairs, removals and restorations required under this Lease at least one-hundred twenty (120) days prior to the expiration or earlier termination of this Lease.

16.5	Brokerage
(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.1 hereof (the “Approved Broker”), and in the event any claim is made against the Landlord relative to dealings with brokers other than the Approved Broker, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection first reasonably approved by Tenant and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.
(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Approved Broker, and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Approved Broker, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection first reasonably approved by Landlord and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Approved Broker pursuant to a separate agreement between Landlord and the Approved Broker.

16.6	Invalidity of Particular Provisions
If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7	Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8	Recording; Confidentiality
(A)    Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory Landlord and Tenant. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.
(B)    Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed. In connection with the foregoing, it is acknowledged and agreed that Tenant will be required by applicable governmental regulations to disclose this Lease in its public filings with the United States Securities and Exchange Commission, and such disclosures shall not violate this Section 16.8.

16.9	Notices and Time for Action
(A)    Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:
(i)    If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to Landlord, Attention: Regional General Counsel.

(ii)    If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).
(B)    Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.
(C)    Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.
(D)    Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.
(E)    Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10	When Lease Becomes Binding and Authority
Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. Each of Landlord and Tenant represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of such party has been duly authorized to do so.

16.11	Paragraph Headings
The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12	Rights of Mortgagee
(A)    This Lease shall be subject and subordinate to any mortgage now or hereafter encumbering the Office Tower (or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor (and Tenant’s rights under Article X shall be subject and subordinate to any mortgage now or hereafter on the Garage (or any part thereof), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor), provided that in the case of a future mortgage, the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises (or, in the case of the holder of any mortgage now or hereafter on the Garage (or any part thereof), Tenant’s rights under Article X) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, and as a condition to such subordination with respect to any future mortgage, Tenant shall execute and deliver promptly such instruments of subordination and non-disturbance in the customary form used by the holder of such mortgage, with such commercially reasonable changes as Tenant may request.
(B)    In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.
(C)    If any holder of a mortgage that includes the Premises, executed and recorded prior to the Execution Date, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.
(D)    If in connection with obtaining financing, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder, and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request, such as, for example, reasonable attorneys’ fees.

16.13	Rights of Ground Lessor
If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to

Landlord herein (or the interest of the owner of the Garage is acquired by another party and simultaneously leased back to such owner), then unless such ground lease provides by its terms that it is subordinate to this Lease, Landlord (or the owner of the Garage) shall cause the holder of the ground lessor’s interest in such lease to enter into a recognition agreement, in the customary form of such holder, with such commercially reasonable changes as Tenant may request, with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises (or, in the case of the ground lessor of the Garage, Tenant’s rights under Article X) upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its “Landlord” and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder (or, in the case of the Garage, the owner thereof) under such ground lease. No such ground lease shall materially adversely affect Tenant’s rights under this Lease or have a material adverse effect on Tenant (including by increasing the Operating Expenses or Landlord’s Tax Expenses or other charges for which Tenant may become liable or responsible hereunder).

16.14	Notice to Mortgagee and Ground Lessor
After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises or the Garage as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord or the owner of the Garage as ground lessee, which includes the Premises or the Garage as a part of the leased premises, no notice from Tenant to Landlord, or to the owner or ground lessee, as applicable, of the Garage shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the Premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest) or on a leasehold interest of the owner of the Garage. If any mortgage is listed on Exhibit G then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15	Assignment of Rents
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)
That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of

Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant or under a non-disturbance agreement or other agreement with Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Office Tower and the air rights on which the same is located by a purchaser which, simultaneously therewith, leases the entire Office Tower or such air rights parcel back to the seller thereof be treated as an assumption, by operation of law or otherwise, by such purchaser, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor enters into a subordination, non-disturbance and attornment agreement (in the customary form of such purchaser-lessor, with such commercially reasonable changes as Tenant may request), whereby the purchaser-lessor agrees to recognize the rights of Tenant under this Lease upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease (Tenant hereby covenanting and agreeing to enter into such agreement, promptly upon Landlord’s request). For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16	Status Report and Financial Statements
(A)    Recognizing that each of Landlord and Tenant may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will furnish to the Requesting Party within twenty (20) days after receipt of written request therefor, addressed to any existing or potential holder of any mortgage encumbering the Premises or any Hub Complex Mortgagee or any potential purchaser of the Premises, the Office Tower, or the Hub Complex, or a Permitted Transferee (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease customarily included in such statements, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees. The Requesting Party and any Interested Party shall have the right to rely upon any such status statement provided by the Non-Requesting Party pursuant to the provisions of this Section 16.16.
(B)    Unless and for so long as Tenant is not a publicly traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years; provided that Landlord agrees that it will deliver a confidentiality agreement to Tenant, in form reasonable acceptable to Tenant, as a condition to its receipt of such financial statements.
(C)    Any non-publicly-available financial statements (which financial statements shall be certified to Landlord by Tenant’s chief financial officer or by a certified public accountant reasonably satisfactory to Landlord) delivered pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17	Self-Help
(A)    If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the base rate from time to time announced by Bank of America, N.A. or its successor as its prime or base rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord within thirty (30) days of Landlord’s furnishing Tenant an invoice therefor, accompanied by reasonable substantiation, and Tenant covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Tenant fails to reimburse Landlord for the sums paid by Landlord within thirty (30) days of Landlord’s invoice (together with supporting documentation), and Tenant has not, within ten (10) business days of its receipt of such invoice, given written notice to Landlord objecting to such demand, then the amount invoiced by Landlord, as set forth above, shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.
(B)    If Landlord shall at any time fail to perform any Tenant Self-Help Obligation (as hereinafter defined), and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after (i) ten (10) business days’ written notice to and demand upon Landlord, or (ii) in the event of an emergency, reasonable prior notice under the circumstances (which notice may be oral), explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 16.17(B) (“Tenant’s Self Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such Tenant Self-Help Obligation in such manner and to such extent as may be reasonably necessary. For the purposes hereof, “Tenant Self-Help Obligations” shall be defined as any service, maintenance, repair or other obligation that Landlord is obligated to provide or perform pursuant to the provisions of this Lease, except for any service, maintenance or repair which might affect other tenants or occupants of the Office Tower. Without limiting the foregoing, maintenance and repairs to the roof, structure, Base Building systems shall not be considered to be Tenant Self-Help Obligations. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self-help rights pursuant to this Section 16.17(B), together with interest thereon at the annual rate equal to the sum of (a) the base rate from time to time announced by Bank of America, N.A. or its successor as its prime or base rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand, then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than 20% of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.
(C)    Any dispute pursuant to the provisions of this Section 16.17 shall be subject to arbitration in accordance with the provisions of Section 16.31 hereof.

16.18	Holding Over

(A)    Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (i) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, and (ii) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be 150%.
(B)    In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the No Consequential Damages Period. The “No Consequential Damages Period” shall mean (i) the first sixty (60) days of any holding over by Tenant, and (ii) the sixty-first (61st) through one hundred twentieth (120th) day of such holding over, unless Landlord has delivered a notice (“Holdover Warning Notice”) to Tenant that Landlord has leased the Premises or a portion thereof to another party and Tenant’s failure to vacate the Premises, or portion thereof, as applicable, may expose Landlord to damages or liability to such party, and Tenant fails to vacate the Premises, or portion thereof, as applicable, within thirty (30) days thereafter, whereupon any period which is (x) beyond the sixty-first day of such holding over and (y) beyond the thirtieth (30th) day after the Holdover Warning Notice shall be excluded from the No Consequential Damages Period.
(C)    Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Office Tower or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19	Entry by Landlord
Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the

Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 7.1 and 7.2 and Exhibit B), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.
In the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 16.19 and Section 16.17 in such manner as Landlord deems necessary in its sole discretion to remedy such dangerous or unsafe condition.

16.20	Tenant’s Payments
Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute; provided however, that the forgoing shall not limit or affect Tenant’s rights under Section 7.5(D). Furthermore, except as otherwise set forth in Article VII, if Landlord has not rendered to Tenant a statement of Additional Rent within two years after Landlord was billed for the amount in question, then Tenant shall have no obligation to pay the amount in question. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under this Lease concerning the provisions of such service.

16.21	Late Payment

(A)    Subject to the provisions of this Section 16.21, if Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes due and payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. or its successor from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. However, not more than twice per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day grace period. The aforesaid late charge and interest accrued upon any Outstanding Amount shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.
(B)    Landlord agrees to waive the late charges due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days of the Due Date (provided further that if such payment is not received within the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during that same calendar year shall be subject to the imposition of the late charge immediately following the Due Date as set forth above.

16.22	Counterparts
This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23	Entire Agreement
This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24	Landlord Liability
Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Office Tower and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Landlord which is unrelated to Landlord, and of Landlord to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in the Office Tower and the uncollected rents, issues and profits therein, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except (i) in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same, and (ii) as set forth in Section 14.3 of this Lease. In no event shall either party ever be liable for any indirect or consequential damages or loss of profits or the like, except that the foregoing limitation of liability shall be inapplicable to Tenant’s obligations and liabilities under Section 16.18 of this Lease (subject to the limitations set forth in Section 16.18(B)).

16.25	No Partnership
The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26	Security Deposit
(A)    Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of $1,000,000. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). Within five (5) business days after the Commencement Date, Tenant shall increase the amount of the security deposit by delivering to Landlord an amendment to the Letter of Credit (or a new Letter of Credit) increasing the amount of such letter of credit to $2,771,569.00. Landlord shall hold the security deposit throughout the Term of this Lease (including the Extended Term, if applicable) as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease.

(B)    The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit H, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (iv) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit.
(C)    Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26.
(D)    Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit.
(E)    Upon the occurrence of any default of Tenant, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.
(F)    If Tenant is not then in default and has performed all of its obligations under this Lease (including, without limitation, its obligation to pay all Annual Fixed Rent), Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.
(G)    On each anniversary of the Commencement Date commencing with the third (3rd) anniversary of the Commencement Date (each, a “Scheduled Reduction Date”), Landlord shall reduce the then-current amount of the Security Deposit by $469,928.00 (each, a “Reduction”), but only if each of the following conditions (the “Reduction Conditions”) is satisfied: (i) Tenant has not been in monetary or material non-monetary default under this Lease in the three (3) month period immediately preceding the applicable Scheduled Reduction Date, (ii) the reduction would not reduce the amount of the Security Deposit to less than $923,856.00, (iii) Tenant’s Adjusted EBITDA (as hereinafter defined) for the fiscal quarter most recently ended prior to the Scheduled Reduction Date, as calculated in accordance with GAAP, is a positive amount (the “EBITDA Test”), (iv) Tenant’s Chief Financial Officer has certified in writing to Landlord that Tenant satisfies the EBITDA Test as of the applicable Scheduled Reduction Date, and (v) Tenant has provided such information and documentation as Landlord may reasonably require to confirm that Tenant satisfies the EBITDA Test as of the applicable Scheduled Reduction Date. If Tenant fails to satisfy any of the Reduction Conditions as of a Scheduled Reduction Date, then the Reduction scheduled for such Scheduled Reduction Date shall nevertheless occur as of a later date (a “Subsequent Reduction Date”) if Tenant satisfies each of the Reduction Conditions as of a Subsequent Reduction Date (treating such Subsequent Reduction Date as if it was the Scheduled Reduction Date), except that any Reduction that occurs on a Subsequent Reduction Date shall only result in the Reduction that would have occurred on the immediately prior Scheduled Reduction Date, unless Tenant has satisfied each of the Reduction Conditions for two (2) successive annual Reductions. For example, assume Tenant does not satisfy each of the Reduction Conditions on the Scheduled Reduction Date that occurs on the third (3rd) anniversary of the Commencement Date. If Tenant subsequently satisfies each of the Reduction Conditions with respect to the Scheduled Reduction Date occurring on the fourth (4th) anniversary of the Commencement Date, then only the Reduction applicable to the fourth (4th) anniversary of the Commencement Date shall occur. If, after satisfying each of the Reduction Conditions with respect to the fourth (4th) anniversary of the Commencement Date, Tenant subsequently satisfies each of the Reduction Conditions with respect to the Scheduled Reduction Date occurring on the fifth (5th) anniversary of the Commencement Date, then when the Reduction relating to the fifth (5th) anniversary of the Commencement Date occurs, the Reduction relating to the third (3rd) anniversary of the

Commencement Date shall also occur. Any reduction in the Security Deposit shall be accomplished as follows: Tenant shall request such reduction in a written notice to Landlord, and if each of the Reduction Conditions has been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a substitute Letter of Credit in the reduced amount, or an amendment to the Letter of Credit reducing it to the reduced amount. In no event shall the Security Deposit be reduced to less than $923,856. “Adjusted EBITDA” shall mean net income before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for (benefit from) income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense and (7) certain acquisition-related expenses.

16.27	Governing Law
This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28	Waiver of Trial by Jury
To induce Landlord to enter into this Lease, the Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.29	Electronic Signatures
The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

16.30	Building Signage
Tenant shall have no right, without obtaining Landlord’s prior written consent, to install any signage that is visible from the exterior of the Premises. Landlord shall provide building standard signage in the standard graphics for the Office Tower listing Tenant’s name (i) on the primary directory(ies) for the Office Tower and (ii) if applicable, in the elevator lobby of any multi-tenant floor on which any portion of the Premises is located. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such listings shall be at Tenant’s cost and expense.

16.31	Arbitration
(A)    Wherever reference is made in this Lease to resolving disputes by arbitration, the same shall be resolved as follows:
(1)    The party desiring to arbitrate a dispute shall first give notice (a “Dispute Notice”) to the other setting forth with reasonable specificity the nature of the dispute.

(2)    The parties shall endeavor in good faith to resolve the subject of any Dispute Notice. Any issues raised in a Dispute Notice that are not resolved between the parties within ten (10) business days shall be submitted to arbitration before a single arbitrator in accordance with the provisions of applicable Commonwealth of Massachusetts law, as from time to time amended.
(3)    Unless Landlord and Tenant otherwise agree, arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the Expedited Procedures provisions (presently Rules E-1 through E-10) of the Commercial Arbitration Rules of the American Arbitration Association, then in effect. The arbitrator chosen shall have expertise in the issue in question. Written notice of application by either party for arbitration shall be given to the other at the time of submission of the application to the said Association’s office in the City of Boston.
(4)    The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Massachusetts Superior Court, and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.
(B)    The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.
(C)    Landlord and Tenant shall continue to perform their respective obligations under this Lease during the pendency of any arbitration proceeding (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

16.32	Roof Deck.
Landlord or Podium Building Lessee shall construct, at no cost to Tenant, a roof deck on the Podium Building for the non-exclusive use of Tenant and other tenants of the Office Tower and the Podium Building. Tenant shall not be obligated to pay rent for use of any such roof deck, but Tenant’s use of the roof deck shall be subject to such reasonable terms and conditions as may be specified by Landlord. If requested by Landlord, Tenant shall enter into an amendment to this Lease or any other written agreement specified by Landlord setting forth such reasonable terms and conditions.
Tenant’s rights and Landlord’s obligations under this Section 16.32 shall be subject to compliance with all applicable Legal Requirements.
[Signature Pages Follows]

EXECUTED in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

WITNESS: /s/ Jessica Bursma WITNESS: /s/ Kristin DiRocco
LANDLORD:

OFFICE TOWER DEVELOPER LLC, a Delaware limited liability company

Members:

BP OFFICE JV MEMBER LLC, a Delaware limited liability company

By: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member and manager

By: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By: /s/ Patrick Mulvihill
Name: Patrick Mulvihill
Title: VP, Leasing

BOSTON GARDEN OFFICE TOWER, LLC, a Delaware limited liability company

By: BOSTON GARDEN DEVELOPMENT CORPORATION, a Massachusetts corporation, its member

By: /s/ Christopher W. Maher
Name: Christopher W. Maher
Title: Vice President

WITNESS: /s/ Jamie Kinch	TENANT: RAPID7, INC., a Delaware corporation By: /s/ Jeffrey A. Kalowski Name: Jeffrey A. Kalowski Title: CFO Hereunto duly authorized

Garage Owner’s Joinder
Each of the undersigned, Garage Expansion Owner, LP, a Delaware limited partnership (in its capacity as Garage Owner of the Garage Expansion Parcel, as defined the Declaration), and Garage Expansion Developer, LLC, a Delaware limited liability company (in its capacity as ground lessee of the Garage Expansion Parcel), hereby acknowledges and agrees to (i) the provisions of Section 16.13 and Article X of this Lease, including, without limitation, making the parking privileges available pursuant to Section 10.1, and (ii) the requirement to provide notices pursuant to Section 2.2(B), if applicable. To the extent there are any inconsistencies between the provisions of Article X of this Lease and the Declaration, the terms and conditions of Article X of this Lease shall control. The obligations of the Garage Owner and the Garage Ground Tenant under this Joinder shall run with the land, and the terms of this Joinder shall be binding upon the successors and assigns, respectively, of the Garage Owner and the Garage Ground Tenant.

GARAGE EXPANSION OWNER:

GARAGE EXPANSION OWNER, LP, a Delaware limited partnership

By: Garage Expansion Owner GP, LLC, a Delaware limited liability company, its general partner

By:    /s/ Christopher W. Maher
Name:     Christopher W. Maher
Title:     Authorized Signatory

GARAGE EXPANSION TENANT:

GARAGE EXPANSION DEVELOPER, LLC, a Delaware limited liability company

By:     /s/ Christopher W. Maher
Name:     Christopher W. Maher
Title:     Authorized Signatory

EXHIBIT A-1
PREMISES

[Attached]

A-1-1

A-1-2

EXHIBIT A-2

LEGAL DESCRIPTION

Initial Boundaries of the Hub Complex
The initial boundaries of the Hub Complex consist of the Podium Parcel, the Hotel Tower Parcel, the Hotel Light and Air Easement Area, the Residential Tower Parcel, the Residential Light and Air Easement Area, the Office Tower Parcel and the Office Light and Air Easement Area.

I.	Legal Description of the Podium Parcel
The Podium Parcel is comprised of the West Podium Parcel, the East Podium Parcel and the Legend’s Way Podium Parcel, each described as follows:
East Podium Parcel

Those certain three parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

East Podium Parcel (Shown on Sheet Sv-3 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade of -12.0 feet (the “Lower Elevation”) and extending to elevation 133.33 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s
Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of one hundred eighty seven and fifty four hundredths feet (187.54’) to a point, by the northerly sideline of Causeway Street; thence running

N 35°50’35” W	a distance of two hundred five and sixty six hundredths feet (205.66’) to a point; thence running

N 53°57’07” E	a distance of one hundred eighty six and eighty seven hundredths feet (186.87’) to a point, by the TD Garden Parcel; thence running

S 36°01’51” E	a distance of two hundred five and ninety five hundredths feet (205.95’) to the point of beginning, by the Legend’s Way Parcel.

The above described parcel contains 38,527 S.F. according to said Plan. However, there is excluded therefrom the Garden Improvements Parcel (East), which is hereinafter described:

Garden Improvements Parcel (East)

The Parcel consisting of the volume of space commencing at and lying above the grade of 45.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to a point, then northwesterly by the Former Garden Parcel approximately 172 feet to the point of beginning, said point being the southwesterly corner of the described parcel; thence running

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N 35°50’35” W	a distance of approximately thirty four feet (34’±) to a point; thence running

N 53°57’07” E	a distance of approximately one hundred twelve feet (112’±) to point, by the TD Garden Parcel; thence running

Southeasterly	a distance of approximately thirty four feet (34’±) to a point; thence running

Southwesterly	a distance of approximately one hundred twelve feet (112’±) to the point of beginning.

The above described parcel contains 3,816 S.F. according to said Plan.

East Podium Parcel (Shown on Sheet Sv-4 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade of -12.0 feet (the “Lower Elevation”) and extending to elevation 133.33 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of one hundred eighty seven and fifty four hundredths feet (187.54’) to a point, by the northerly sideline of Causeway Street; thence running

N 35°50’35” W	a distance of approximately one hundred seventy two feet (172’±) to a point; thence running

Northeasterly	a distance of approximately one hundred twelve feet (112’±) to a point; thence running

Northwesterly	a distance of approximately thirty four feet (34’±) to a point; thence running

N 53°57’07” E	a distance of approximately seventy four feet (74’±) to a point, by the TD Garden Parcel; thence running

S 36°01’51” E	a distance of two hundred five and ninety five hundredths feet (205.95’) to the point of beginning, by the Legend’s Way Parcel.

The above described parcel contains 34,711 S.F. according to said Plan.

East Podium Parcel (Shown on Sheet Sv-5 of said Plan)

The Parcel consists of the volume of space over Legend’s Way Parcel commencing at and lying above the grade of 133.33 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way, then northwesterly by the Former Garden Parcel approximately 54 feet to the point of beginning, said point being the southeast corner of the parcel herein described; thence running

Southwesterly    a distance of approximately one hundred nineteen feet (119’±) to a point; thence running

Northwesterly    a distance of approximately fifty six feet (56’±) to a point; thence running

Southwesterly    a distance of approximately sixty eight feet (68’±) to a point; thence running

Northwesterly    a distance of approximately sixty three feet (63’±) to a point; thence running

Northeasterly    a distance of approximately one hundred twelve feet (112’±) to a point; thence running

Northwesterly    a distance of approximately thirty four feet (34’±) to a point; thence running

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N 53°57’07” E	a distance of approximately seventy four feet (74’±) to a point, by the TD Garden Parcel; thence running

S 36°01’51” E	a distance of approximately one hundred fifty two feet (152’±) to the point of beginning, by Legend’s Way Parcel.

The above described parcel contains 20,793 S.F. according to said Plan.

West Podium Parcel

Those certain two parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

West Podium Parcel (Shown on Sheet Sv-3 of said Plan)

The Parcel consists of the volume of space commencing at and lying above the grade of -12.0 feet (the “Lower Elevation”) and extending to elevation 98.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of two hundred forty five and ninety seven hundredths feet (245.97’) to a point, by the northerly sideline of Causeway Street; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point, thence running

N 54°02’38” E	a distance of fourteen and seventy five hundredths feet (14.75’) to a point; thence running

N 35°53’01” W	a distance of thirty one and forty five hundredths feet (31.45’) to a point, the last (3) courses by land now or formerly B.R.A.; thence running

N 53°57’07” E	a distance of two hundred thirty one and fifty nine hundredths feet (231.59’) to a point, by the TD Garden Parcel; thence running

S 35°50’35” E	a distance of two hundred five and sixty six hundredths feet (205.66’) to the point of beginning.

The above described parcel contains 50,115 S.F. according to said Plan. However, there is excluded therefrom the Garden Improvements Parcel (West), which is hereinafter described:

Garden Improvements Parcel (West)

The Parcel consisting of the volume of space commencing at and lying above the grade of 45.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel then southwesterly along the northerly sideline of Causeway Street 187.54 feet to a point, then northwesterly through the Former Garden Parcel approximately 172 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly	a distance of approximately one hundred forty seven feet (147’±) to a point; thence running

Northwesterly	a distance of approximately thirty three feet (33’±) to a point; thence running

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N 53°57’07” E	a distance of approximately one hundred forty seven feet (147’±) to point, by the TD Garden Parcel; thence running

S 35°50’35” E	a distance of approximately thirty four feet (34’±) to the point of beginning.

The above described parcel contains 4,917 S.F. according to said Plan.

West Podium Parcel (Shown on Sheet Sv-4 of said Plan)

The Parcel consists of the volume of space commencing at and lying above the grade of 98.0 feet (the “Lower Elevation”) and extending to elevation 126.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to a point, then northwesterly through the Former Garden Parcel approximately 107 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly	a distance of approximately one hundred seventy four feet (174’±) to a point; thence running

Northwesterly    a distance of approximately four feet (4’±) to a point; thence running

Southwesterly    a distance of approximately thirty three feet (33’±) to a point; thence running

Southeasterly    a distance of approximately twenty six feet (26’±) to a point; thence running

Southwesterly    a distance of approximately twenty one feet (21’±) to a point; thence running

Southeasterly    a distance of approximately eighty seven feet (87’±) to a point; thence running

S 54°02’31” W	a distance of approximately eighteen feet (18’±) to a point, by the northerly sideline of Causeway Street; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point; thence running

N 54°02’38” E    a distance of fourteen and seventy five hundredths feet (14.75’) to a point; thence running

N 35°53’01” W	a distance of thirty one and forty five hundredths feet (31.45’) to a point, the last (3) courses by land now or formerly B.R.A.; thence running

N 53°57’07” E	a distance of approximately eighty five feet (85’±) to a point, by the TD Garden Parcel; thence running

Southeasterly    a distance of approximately thirty three feet (33’±) to a point; thence running

Northeasterly	a distance of approximately one hundred forty seven feet (147’±) to a point; thence running

S 35°50’35” E	a distance of approximately sixty five feet (65’±) to the point of beginning.

The above described parcel contains 20,883 S.F. according to said Plan.

Legend’s Way Podium Parcel

Those certain two parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street at the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

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Legend’s Way Podium Parcel (Shown on Sheet Sv-4 of said Plan)

The Parcel consists of the volume of space over Legend’s Way Parcel commencing at and lying above the grade of 25.86 feet (the “Lower Elevation”) and extending to elevation 133.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, said point being the southwest corner of the parcel herein described; thence running

N 36°01’51” W	a distance of two hundred one and fifty five hundredths feet (201.55’) to a point, by the Former Garden Parcel; thence running

N 54°09’24” E	a distance of seven and forty five hundredths feet (7.45’) to a point; thence running

N 35°50’25” W	a distance of approximately four feet (4’±) to a point, the last two (2) courses by the TD Garden Parcel; thence running

Northeasterly	a distance of sixty eight feet (68’±) to a point; thence running

S 38°46’43” E	a distance of approximately two hundred six feet (206’±) to a point, by the sideline of the Central Artery (I-93); thence running

S 54°02’31” W	a distance of eighty five and no hundredths feet (85.00’) to the point of beginning, by the northerly sideline of Causeway Street.

The above described parcel contains 16,459 S.F. according to said Plan.

Legend’s Way Podium Parcel (Shown on Sheet Sv-5 of said Plan)

The Parcel consists of the volume of space over Legend’s Way Parcel commencing at and lying above the grade of 133.33 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way, then northwesterly by the Former Garden Parcel approximately 54 feet to the point of beginning, said point being the southwest corner of the parcel herein described; thence running

N 36°01’51” W	a distance of approximately one hundred forty eight feet (148’±) to a point, by the Former Garden Parcel; thence running

N 54°09’24” E	a distance of seven and forty five hundredths feet (7.45’) to a point; thence running

N 35°50’25” W	a distance of approximately four and forty three hundredths feet (4’±) to a point, the last two (2) courses by the TD Garden Parcel; thence running

Northeasterly    a distance of approximately sixty eight feet (68’±) to a point; thence running

S 38°46’43” E	a distance of approximately ninety seven six hundredths feet (97’±) to a point, by the sideline of the Central Artery (I-93); thence running

Southwesterly    a distance of approximately thirty five feet (35’±) to a point; thence running

Southeasterly    a distance of approximately fifty six feet (56’±) to a point; thence running

Southwesterly    a distance of approximately forty four feet (44’±) to the point of beginning.

The above described parcel contains 9,921 S.F. according to said Plan.

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The Owner reserves the right from time to time to substitute, amend or otherwise modify the above descriptions as more accurate site description information is developed.

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II.	Legal Description of the Hotel Tower Parcel

Those certain four parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

Hotel Parcel (Shown on Sheet Sv-4 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 98.0 feet (the “Lower Elevation”) and extending to elevation 126.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to a point, then northwesterly through the Former Garden Parcel approximately 34 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running
Southwesterly    a distance of approximately one hundred fifty eight feet (158’±) to a point; thence running

Northwesterly    a distance of approximately seven feet (7’±) to a point; thence running

Northeasterly    a distance of approximately zero and four tenths feet (0.4’±) to a point; thence running

Northwesterly    a distance of approximately four feet (4’±) to a point; thence running

Northeasterly    a distance of approximately five feet (5’±) to a point; thence running

Northwesterly    a distance of approximately thirteen feet (13’±) to a point; thence running

Southwesterly    a distance of approximately twenty two feet (22’±) to a point; thence running

Northwesterly    a distance of approximately forty nine feet (49’±) to a point; thence running

Northeasterly    a distance of approximately one hundred seventy four feet (174’±) to a point; thence running

Southeasterly	a distance of approximately seventy three feet (73’±) to the point of beginning.

The above described parcel contains 12,286 S.F. according to said Plan.

Hotel Parcel (Shown on Sheet Sv-5 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet, then northwesterly approximately 57 feet through the Former Garden Parcel to the point of beginning, being the southeasterly corner of the described parcel; thence running

Southwesterly    a distance of approximately one hundred fifty two feet (152’±) to a point; thence running

Northwesterly    a distance of approximately zero and two tenths feet (0.2’±) to a point; thence running

Southwesterly    a distance of approximately one foot (1’±) to a point; thence running

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Northwesterly    a distance of approximately zero and four tenths feet (0.4’±) to a point; thence running

Southwesterly    a distance of approximately twenty four feet (24’±) to a point; thence running

Northwesterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northeasterly    a distance of approximately two feet (2’±) to a point; thence running

Northwesterly    a distance of approximately thirty two feet (32’±) to a point; thence running

Northeasterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northwesterly    a distance of approximately one foot (1’±) to a point; thence running

Northeasterly    a distance of approximately one hundred fifty five feet (155’±) to a point; thence running

Southeasterly	a distance of approximately fifty four feet (54’±) to the point of beginning.

The above described parcel contains 9,492 S.F. according to said Plan.
Hotel Parcel (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet, then northwesterly approximately 57 feet through the Former Garden Parcel to the point of beginning, being the southeasterly corner of the described parcel; thence running
Southwesterly    a distance of approximately one hundred fifty two feet (152’±) to a point; thence running

Northwesterly    a distance of approximately zero and two tenths feet (0.2’±) to a point; thence running

Southwesterly    a distance of approximately one foot (1’±) to a point; thence running

Northwesterly    a distance of approximately zero and four tenths feet (0.4’±) to a point; thence running

Southwesterly    a distance of approximately twenty four feet (24’±) to a point; thence running

Northwesterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northeasterly    a distance of approximately two feet (2’±) to a point; thence running

Northwesterly    a distance of approximately thirty two feet (32’±) to a point; thence running

Northeasterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northwesterly    a distance of approximately one foot (1’±) to a point; thence running

Northeasterly    a distance of approximately one hundred fifty five feet (155’±) to a point; thence running

Southeasterly	a distance of approximately fifty four feet (54’±) to the point of beginning.

The above described parcel contains 9,492 S.F. according to said Plan.

Hotel Parcel (Shown on Sheet Sv-7 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade of 215.5 feet (the “Lower Elevation”) and extending to elevation 229.5 feet (the “Upper Elevation”), all above “mean sea level” as defined by

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the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly 187.54 feet by the northerly line of Causeway Street, then northwesterly through Former Garden Parcel approximately 57 feet to the point of beginning, said point being the southeast corner of the described parcel; thence running

Southwesterly    a distance of approximately fifty six feet (56’±) to a point; thence running

Northwesterly    a distance of approximately fifty four feet (54’±) to a point; thence running

Northeasterly    a distance of approximately fifty six feet (56’±) to a point; thence running

Southeasterly	a distance of approximately fifty four (54’±) to the point of beginning.

The above described parcel contains 3,031 S.F. according to said Plan.

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III.	Legal Description of the Hotel Light and Air Easement Area
Those certain five parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

Hotel Light & Air Easement Area (Shown on Sheet Sv-4 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 98.0 feet (the “Lower Elevation”) and extending to elevation 126.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly	a distance of approximately one hundred fifty eight feet (158’±) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly    a distance of approximately thirty five feet (35’±) to a point; thence running

Northeasterly    a distance of approximately one hundred fifty eight feet (158’±) to a point; thence running

Southeasterly	a distance of approximately thirty four feet (34’±) to the point of beginning.

The above described easement contains 5,437 S.F. according to said Plan.
Hotel Light & Air Easement Area “A” (Shown on Sheet Sv-5 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly	a distance of approximately one hundred thirty seven feet (137’±) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly    a distance of approximately fifty eight feet (58’±) to a point; thence running

Northeasterly     a distance of approximately one hundred thirty seven feet (137’±) to a point; thence running

Southeasterly	a distance of approximately fifty seven feet (57’±) to the point of beginning.

The above described parcel contains 7,858 S.F. according to said Plan.

Hotel Light & Air Easement Area “B” (Shown on Sheet Sv-5 of said Plan)
The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet, then

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northwesterly approximately 111 feet through the Former Garden Parcel to the point of beginning, said point being the southeasterly corner of the described parcel; thence running
Southwesterly    a distance of approximately one hundred thirty seven feet (137’±) to a point; thence running

Northwesterly    a distance of approximately sixty one feet (61’±) to a point; thence running

Northeasterly    a distance of approximately one hundred thirty seven feet (137’±) to a point; thence running

Southeasterly	a distance of approximately sixty one feet (61’±) to the point of beginning.

The above described parcel contains 8,280 S.F. according to said Plan.

Hotel Light & Air Easement Area “A” (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly	a distance of approximately one hundred thirty seven feet (137’±) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly    a distance of approximately fifty eight feet (58’±) to a point; thence running

Northeasterly     a distance of approximately one hundred thirty seven feet (137’±) to a point; thence running

Southeasterly	a distance of approximately fifty seven feet (57’±) to the point of beginning.

The above described parcel contains 7,858 S.F. according to said Plan.

Hotel Light & Air Easement Area “B” (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street 187.54 feet, then northwesterly approximately 111 feet through the Former Garden Parcel to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

Southwesterly    a distance of approximately one hundred thirty seven feet (137’±) to a point; thence running

Northwesterly    a distance of approximately ninety four feet (94’±) to a point; thence running

Northeasterly	a distance of approximately one hundred thirty seven feet (137’±) to a point by the TD Garden Parcel; thence running

Southeasterly	a distance of approximately ninety four feet (94’±) to the point of beginning.

The above described parcel contains 12,863 S.F. according to said Plan.

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IV.	Legal Description of the Residential Tower Parcel

Those certain five parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:
Residential Tower Parcel (Shown on Sheet Sv-4 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 98.0 feet (the “Lower Elevation”) and extending to elevation 126.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street approximately 416 feet, then northwesterly approximately 42 feet to the point of beginning, said point being the southwesterly corner of the described parcel; thence running
Northwesterly    a distance of approximately forty five feet (45’±) to a point; thence running

Northeasterly    a distance of approximately twenty one feet (21’±) to a point; thence running

Northwesterly    a distance of approximately twenty six feet (26’±) to a point; thence running

Northeasterly    a distance of approximately thirty three feet (33’±) to a point; thence running

Southeasterly    a distance of approximately fifty four feet (53’±) to a point; thence running

Northeasterly    a distance of approximately twenty two feet (22’±) to a point; thence running

Southeasterly    a distance of approximately thirteen feet (13’±) to a point; thence running

Southwesterly    a distance of approximately five feet (5’±) to a point; thence running

Southeasterly    a distance of approximately four feet (4’±) to a point; thence running

Southwesterly    a distance of approximately seventy one feet (71’±) to the point of beginning.

The above described easement contains 3,651 S.F. according to said Plan.

Residential Tower Parcel (Shown on Sheet Sv-5 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, then southeasterly approximately 16 feet to the point of beginning, said point being the northwesterly corner of the described parcel; thence running
Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Southeasterly    a distance of approximately seventy seven feet (77’±) to a point; thence running

Southwesterly    a distance of approximately three feet (3’±) to a point; thence running

Southeasterly    a distance of approximately one foot (1’±) to a point; thence running

Southwesterly    a distance of approximately twenty feet (20’±) to a point; thence running

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Southeasterly    a distance of approximately thirty two feet (32’±) to a point; thence running

Southwesterly    a distance of approximately two feet (2’±) to a point; thence running

Southeasterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northeasterly    a distance of approximately twenty four feet (24’±) to a point; thence running

Southeasterly    a distance of approximately zero and four tenths feet (0.4’±) to a point; thence running

Northeasterly     a distance of approximately one foot (1’±) to a point; thence running

Southeasterly    a distance of approximately zero and two tenths feet (0.2’±) to a point; thence running

Southeasterly    a distance of approximately forty eight feet (48’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

Northwesterly    a distance of approximately one hundred seventy nine feet (179’±) to the point of beginning.

The above described parcel contains 13,032 S.F. according to said Plan.
Residential Tower Parcel (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, then southeasterly approximately 16 feet to the point of beginning, said point being the northwesterly corner of the described parcel; thence running
Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Southeasterly    a distance of approximately seventy seven feet (77’±) to a point; thence running

Southwesterly    a distance of approximately three feet (3’±) to a point; thence running

Southeasterly    a distance of approximately one foot (1’±) to a point; thence running

Southwesterly    a distance of approximately twenty feet (20’±) to a point; thence running

Southeasterly    a distance of approximately thirty two feet (32’±) to a point; thence running

Southwesterly    a distance of approximately two feet (2’±) to a point; thence running

Southeasterly    a distance of approximately twenty feet (20’±) to a point; thence running

Northeasterly    a distance of approximately twenty four feet (24’±) to a point; thence running

Southeasterly    a distance of approximately zero and four tenths feet (0.4’±) to a point; thence running

Northeasterly     a distance of approximately one foot (1’±) to a point; thence running

Southeasterly    a distance of approximately zero and two tenths feet (0.2’±) to a point; thence running

Southeasterly    a distance of approximately forty eight feet (48’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

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Northwesterly    a distance of approximately one hundred seventy nine feet (179’±) to the point of beginning.

The above described parcel contains 13,032 S.F. according to said Plan.

Residential Tower Parcel (Shown on Sheet Sv-7 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade of 215.5 feet (the “Lower Elevation”) and extending to elevation 229.5 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point at the intersection of land now or formerly B.R.A and the TD Garden Parcel, then southeasterly by land now or formerly B.R.A. approximately 16 feet to the point of beginning, said point being the northwesterly corner of the described parcel; thence running

Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Southeasterly    a distance of approximately one hundred eighty feet (180’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

Northwesterly    a distance of approximately one hundred seventy nine feet (179’±) to the point of beginning.

The above described parcel contains 14,307 S.F. according to said Plan.

Residential Tower Parcel (Shown on Sheet Sv-8 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade elevation 229.5 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point at the intersection of land now or formerly B.R.A and the TD Garden Parcel, then southeasterly by land now or formerly B.R.A. approximately 16 feet to the point of beginning, said point being the northwesterly corner of the described parcel; thence running

Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Southeasterly    a distance of approximately one hundred eighty feet (180’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

Northwesterly    a distance of approximately one hundred seventy nine feet (179’±) to the point of beginning.

The above described parcel contains 14,307 S.F.

The Owner reserves the right from time to time to substitute, amend or otherwise modify the above descriptions as more accurate site description information is developed.

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V.	Legal Description of the Residential Light and Air Easement Area
Those certain seven parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated July 7, 2016, Scale 1”=30’ (the “Plan”) situated on land located northerly of Causeway Street and westerly of the private right-of-way known as Legend’s Way in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:
Residential Light & Air Easement Area (Shown on Sheet Sv-4 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 98.0 feet (the “Lower Elevation”) and extending to elevation 126.0 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly along the northerly sideline of Causeway Street approximately 345 feet to the point of beginning, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of seventy one feet (71±’) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly    a distance of approximately forty two feet (42’±) to a point; thence running

Northeasterly    a distance of approximately seventy one feet (71’±) to a point; thence running

Southeasterly    a distance of approximately forty two feet (42’±) to the point of beginning.

The above described easement contains 2,940 S.F. according to said Plan.

Residential Light & Air Easement Area “A” (Shown on Sheet Sv-5 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Beginning at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, said point being the northwesterly corner of the described parcel; thence running
N 53°57’07” E    a distance of approximately eighty five feet (85’±) to a point, by the TD Garden Parcel; thence running

Southeasterly    a distance of approximately thirty three feet (33’±) to a point; thence running

Northeasterly    a distance of approximately ten feet (10’±) to a point; thence running

Southeasterly    a distance of approximately sixty one feet (61’±) to a point; thence running

Southwesterly    a distance of approximately fifteen feet (15’±) to a point; thence running

Northwesterly    a distance of approximately seventy seven feet (77’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

N 35°53’01” W	a distance of approximately sixteen feet (16’±) to the point of beginning, by land now or formerly the B.R.A

The above described parcel contains 2,378 S.F. according to said Plan.
Residential Light & Air Easement Area “B” (Shown on Sheet Sv-5 of said Plan)

A-2-15

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 126.0 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, then southeasterly 31.45 feet by land now or formerly B.R.A. to the point of beginning, said point being the northeasterly corner of the described parcel; thence running
Southeasterly    a distance of approximately one hundred sixty four feet (164’±) to a point; thence running

Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Northwesterly    a distance of approximately forty eight feet (48’±) to a point; thence running

Northeasterly    a distance of approximately fifteen feet (15’±) to a point; thence running

Southeasterly    a distance of approximately fifty eight feet (58’±) to a point; thence running

S 54°02’31” W	a distance of approximately one hundred nine feet (109’±) to a point, by the northerly line of Causeway St; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point; thence running

N 54°02’38” E	a distance of fourteen and seventy five hundredths feet (14.75’) to the point of beginning, the last two (2) courses by land now or formerly B.R.A.

The above described parcel contains 4,158 S.F. according to said Plan.
Residential Light & Air Easement Area “A” (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

Beginning at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, said point being the northwesterly corner of the described parcel; thence running
N 53°57’07” E    a distance of approximately ninety five feet (95’±) to a point, by the TD Garden Parcel; thence

Southeasterly    a distance of approximately ninety four feet (94’±) to a point; thence running

Southwesterly    a distance of approximately fifteen feet (15’±) to a point; thence running

Northwesterly    a distance of approximately seventy seven feet (77’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

N 35°53’01” W	a distance of approximately sixteen feet (16’±) to the point of beginning, by land now or formerly the B.R.A.

The above described parcel contains 2,712 S.F. according to said Plan.

Residential Light & Air Easement Area “B” (Shown on Sheet Sv-6 of said Plan)

The Parcel consisting of the volume of space commencing at and lying at and above the grade of 157.33 feet (the “Lower Elevation”) and extending to elevation 215.5 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation.

A-2-16

Commencing at a point at the intersection of land now or formerly B.R.A. and the TD Garden Parcel, then southeasterly 31.45 feet by land now or formerly B.R.A. to the point of beginning, said point being the northeasterly corner of the described parcel; thence running
Southeasterly    a distance of approximately one hundred sixty four feet (164’±) to a point; thence running

Northeasterly    a distance of approximately eighty feet (80’±) to a point; thence running

Northwesterly    a distance of approximately forty eight feet (48’±) to a point; thence running

Northeasterly    a distance of approximately fifteen feet (15’±) to a point; thence running

Southeasterly    a distance of approximately fifty eight feet (58’±) to a point; thence running

S 54°02’31” W	a distance of approximately one hundred nine feet (109’±) to a point, by the northerly line of Causeway St; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point; thence running

N 54°02’38” E	a distance of fourteen and seventy five hundredths feet (14.75’) to the point of beginning, the last two (2) courses by land now or formerly B.R.A.

The above described parcel contains 4,158 S.F. according to said Plan.

Residential Light & Air Easement Area (Shown on Sheet Sv-7 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade of 215.5 feet (the “Lower Elevation”) and extending to elevation 229.5 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly 187.54 feet by the northerly line of Causeway Street to the point of beginning, said point being the southeast corner of the described parcel; thence running

S 54°02’31” W	a distance of two hundred forty five and ninety seven hundredths feet (245.97’) to a point, by the northerly line of Causeway Street; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point; thence running

N 54°02’38” E	a distance of fourteen and seventy five hundredths feet (14.75’) to a point, the last two (2) courses by land now or formerly B.R.A.; thence running

Southeasterly    a distance of approximately one hundred sixty four feet (164’±) to a point; thence running

Northeasterly    a distance of approximately eighty (80’±) to a point; thence running

Northwesterly    a distance of approximately one hundred eighty feet (180’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

N 35°53’01” W	a distance of approximately sixteen feet (16’±) to a point, by land now or formerly B.R.A.; thence running

N 53°57’07” E	a distance of two hundred thirty one and fifty nine hundredths feet (231.59’) to a point, by the TD Garden Parcel; thence running

Southeasterly    a distance of approximately ninety four feet (94’±) to a point; thence running

Southwesterly    a distance of approximately fifty six feet (56’±) to a point; thence running

A-2-17

Southeasterly    a distance of approximately fifty four feet (54±’) to a point; thence running

Northeasterly    a distance of approximately fifty six feet (56’±) to a point; thence running

Southeasterly	a distance of approximately fifty seven feet (57’±) to the point of beginning.

The above described parcel contains 32,777 S.F. according to said Plan.

Residential Light & Air Easement Area (Shown on Sheet Sv-8 of said Plan)

The Parcel consisting of the volume of space commencing at and lying above the grade elevation 229.5 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of the Legend’s Way Parcel, then southwesterly 187.54 feet by the northerly line of Causeway Street to the point of beginning, said point being the southeast corner of the described parcel; thence running

S 54°02’31” W	a distance of two hundred forty five and ninety seven hundredths feet (245.97’) to a point, by the northerly line of Causeway St; thence running

N 35°57’29” W	a distance of one hundred seventy three and eighty four hundredths feet (173.84’) to a point; thence running

N 54°02’38” E	a distance of fourteen and seventy five hundredths feet (14.75’) to a point, the last two (2) courses by land now or formerly B.R.A; thence running

Southeasterly    a distance of approximately one hundred sixty four feet (164’±) to a point; thence running

Northeasterly    a distance of approximately eighty (80’±) to a point; thence running

Northwesterly    a distance of approximately one hundred eighty feet (180’±) to a point; thence running

Southwesterly    a distance of approximately eighty feet (80’±) to a point; thence running

N 35°53’01” W    a distance of approximately sixteen feet (16’±) to a point; thence running

N 53°57’07” E	a distance of two hundred thirty one and fifty nine hundredths feet (231.59’) to a point, by the TD Garden Parcel; thence running

S 35°50’35” E	a distance of Two Hundred Five and Sixty Six Hundredths feet (205.66’) to the point of beginning.

The above described parcel contains 35,808 S.F. according to said Plan

The Owner reserves the right from time to time to substitute, amend or otherwise modify the above descriptions as more accurate site description information is developed.

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VI.	Legal Description of the Office Tower Parcel

Office Tower Parcel

Those certain four parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated June 29, 2018, Scale 1”=30’ recorded with the Suffolk County Registry of Deeds in Plan Book 2018, Plan 406 (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the Central Artery (I-93) in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, and being bounded and described as follows:
Primary Office Tower Parcel (Shown on Sheet Sv-1 of said Plan)

The Parcel consists of the volume of space over the East Podium Parcel, commencing at and lying above the grade of 133.33 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then northwesterly by the Former Garden Parcel approximately 16 feet to the point of beginning; thence running

Southwesterly    a distance of approximately one hundred nineteen feet (119’±) to a point; thence running

Northwesterly    a distance of approximately thirty eight feet (38’±) to a point; thence running

Northeasterly	a distance of approximately one hundred nineteen feet (119’±) to a point; thence running

Southeasterly    a distance of approximately thirty eight feet (38’±) to the point of beginning.

The above described parcel contains 4,493 S.F. according to said Plan.

Legend’s Way Tower Parcel (Shown on Sheet Sv-1 of said Plan)

The Parcel consists of the volume of space over the Legend’s Way Podium Parcel, commencing at and lying above the grade of 133.33 feet (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all based on “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the above described parcel; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then northwesterly by the Former Garden Parcel approximately 16 feet to the point of beginning; thence running

Northwesterly    a distance of approximately thirty eight feet (38’±) to a point; thence running

Northeasterly    continuing a distance of approximately forty four feet (44’±) to a point; thence running

Southeasterly    a distance of approximately thirty eight feet (38’±) to a point; thence running

Southwesterly    a distance of approximately forty four feet (44’±) to the point of beginning.

The above described parcel contains 1,670 S.F. according to said Plan.

Primary Office Tower Parcel (Shown on Sheet Sv-2 of said Plan)

The Parcel consists of the volume of space commencing at and lying above the grade elevation 157.33 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical

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planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then northwesterly by the Former Garden Parcel approximately 5 feet by the Former Garden Parcel to the point of beginning; thence running

Southwesterly    a distance of approximately one hundred thirty one feet (131’±) to a point; thence running

Northwesterly	a distance of approximately one hundred eighty two feet (182’±) to a point; thence running

Northeasterly	a distance of approximately one hundred thirty one feet (131’±) to a point; thence running

Southeasterly    a distance of approximately one hundred eighty two feet (182’±) to the point of beginning.

The above described parcel contains 23,771 S.F. according to said Plan.

Legend’s Way Tower Parcel (Shown on Sheet Sv-2 of said Plan)

The Parcel consists of the volume of space commencing at and lying above the grade elevation 157.33 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Commencing at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, then northwesterly by the Former Garden Parcel approximately 5 feet by the Former Garden Parcel to the point of beginning; thence running

Northwesterly	a distance of approximately one hundred eighty two feet (182’±) to a point; thence running

Northeasterly    continuing a distance of approximately fifty six feet (56’±) to a point; thence running

Southeasterly	a distance of approximately one hundred eighty two feet (182’±) to a point; thence running

Southwesterly    a distance of approximately fifty six feet (56’±) to the point of beginning.

The above described parcel contains 10,202 S.F. according to said Plan.

The Owner reserves the right from time to time to substitute, amend or otherwise modify the above descriptions as more accurate site description information is developed.

A-2-20

VII.	Legal Description of the Office Light and Air Easement Area
Office Light & Air Easement Area

Those certain four parcels shown on a plan entitled “The Hub On Causeway, North Station, Causeway Street, Boston, Massachusetts”, prepared by VHB, dated June 29, 2018, Scale 1”=30’ recorded with the Suffolk County Registry of Deeds in Plan Book 2018, Plan 406 (the “Plan”) situated on land located northerly of Causeway Street, and westerly of the Central Artery (I-93) in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, and being bounded and described as follows:

Office Light & Air Easement Area (Shown on Sheet Sv-1 of said Plan)

The Parcel consists of the volume of space over the East Podium Parcel commencing at and lying above the grade of 133.33 (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of one hundred eighty seven and fifty four hundredths feet (187.54’) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly    a distance of approximately one hundred ten feet (110’±) to a point; thence running

Northeasterly    a distance of approximately sixty eight feet (68’±) to a point; thence running

Southeasterly    a distance of approximately ninety four feet (94’±) to a point; thence running

Northeasterly    a distance of approximately one hundred nineteen feet (119’±) to a point; thence running

Southeasterly	a distance of approximately sixteen feet (16’±) to the point of beginning, by the sideline of the Legend’s Way Parcel.

The above described parcel contains 9,425 S.F. according to said Plan.

Legend’s Way Light & Air Easement Area (Shown on Sheet Sv-1 of said Plan)

The Parcel consists of the volume of space over the Legend’s Way Podium Parcel commencing at and lying above the grade of 133.33 (the “Lower Elevation”) and extending to elevation 157.33 feet (the “Upper Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the subject parcel described below; in no event shall the within parcel extend below the Lower Elevation or above the Upper Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the easterly sideline of Legend’s Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of eighty five and no hundredths feet (85.00’) to a point, by the northerly sideline of Causeway Street; thence running

Northwesterly	a distance of approximately sixteen feet (16’±) by the sideline of the Legend’s Way Parcel to a point; thence running
Northeasterly    a distance of approximately forty four feet (44’±) to a point; thence running
Northwesterly    a distance of approximately ninety four feet (94’±) to a point; thence running

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Northeasterly    a distance of approximately thirty five feet (35’±) to a point; thence running

S 38°46’43” E	a distance of approximately one hundred nine feet (109’±) to the point of beginning, by the sideline of the Central Artery (I-93).
The above described parcel contains 4,869 S.F. according to said Plan.
Office Light & Air Easement Area (Shown on Sheets Sv-2 of said Plan)
The Parcel consists of the volume of space commencing at and lying above the grade elevation 157.33 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the westerly sideline of Legend’s Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of one hundred eighty seven and fifty four hundredths feet (187.54’) to a point, by the northerly sideline of Causeway Street; thence running

N 35°50’35” W	a distance of two hundred five and sixty six hundredths feet (205.66’) to a point, through the Former Garden Parcel; thence running

N 53°57’07” E	a distance of one hundred eighty six and eighty seven hundredths feet (186.87’) to a point; thence running

Southeasterly	a distance of two hundred five and ninety five hundredths feet (205.95’) to the point of beginning, by the sideline of the Legend’s Way Parcel

The above described parcel contains 14,757 S.F according to said Plan.

Excepting out the area of land known as the Primary Office Tower Parcel having an area of 23,771 S.F. according to said Plan.

Legend’s Way Light & Air Easement Area (Shown on Sheets Sv-2 of said Plan)
The Parcel consists of the volume of space commencing at and lying above the grade elevation 157.33 feet (the “Lower Elevation”), all above “mean sea level” as defined by the National Geodetic Vertical Datum of 1929, within the vertical planes of the perimeter of the parcel described below; in no event shall the within parcel extend below the Lower Elevation.

Beginning at a point on the northerly sideline of Causeway Street and the easterly sideline of Legend’s Way Parcel, said point being the southeasterly corner of the described parcel; thence running

S 54°02’31” W	a distance of eighty five and no hundredths feet (85.00’) to a point, by the northerly sideline of Causeway Street; thence running

N 36°01’51” W	a distance of two hundred one and fifty five hundredths feet (201.55’) to a point, by the Former Garden Parcel; thence running

N 54°09’24” E    a distance of seven and forty five hundredths feet (7.45’) to a point; thence running

Northwesterly	a distance of approximately four feet (4’±) to a point, the last two (2) courses by the TD Garden Parcel; thence running

Northeasterly    a distance of approximately sixty eight feet (68’±) to a point; thence running

S 38°46’43” E	a distance of approximately two hundred six feet (206’±) to the point of beginning, by the sideline of the Central Artery (I-93).

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The above described parcel contains 6,258 S.F, according to said Plan

Excepting out the area of land known as the Legend’s Way Tower Parcel having an area of 10,202 S.F. according to said Plan.

[End of Exhibit A]

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EXHIBIT B-1

WORK AGREEMENT

1.1	LANDLORD’S WORK

A.
Landlord’s Obligation to Perform the Landlord’s Work. In accordance with the base building specifications attached hereto as Exhibit B-2 (the “Base Building Specifications”), Landlord shall construct the base, core and shell of the Office Tower in which the Premises are located and the common areas and facilities providing access thereto (the “Landlord’s Work”). The Landlord’s Work does not include the finish of the Premises to be performed by Tenant in accordance with this Work Agreement. Attached hereto as Exhibit B-4 is a matrix allocating particular components of work to either Landlord or Tenant with the intent of delineating Landlord’s Work and Tenant’s Work.

B.
Definition of Substantial Completion. The Landlord’s Work shall be deemed “substantially complete” and delivered to Tenant for the purposes of Section 3.1 of the Lease on the date on which Landlord’s architect issues a certificate that the components of the Landlord’s Work listed in clauses (i) through (v) of this Section 1.1(B) are complete in accordance with the Base Building Specifications, except for items of work and adjustment of equipment and fixtures that can be completed after delivery of the Premises to Tenant without causing material interference with the performance of the Tenant’s Work, which certification by Landlord’s architect that the Landlord’s Work is substantially complete shall be binding and conclusive on Tenant:

(i)    the exterior of the Premises is substantially “weather tight,” except for any areas remaining open in accordance with customary construction practice to facilitate the delivery and removal of construction equipment and materials;

(ii)     there is unobstructed access to the Premises through the elevator banks serving the Premises from the Causeway Street entrance, and at least three (3) elevators (with finished passenger cabs) in the elevator bank serving the Premises have been completed (provided, however, that such passenger elevators will not be available for Tenant’s or its contractor’s use during Tenant’s Work) and at least one (1) freight elevator serving the Premises is operational and available for Tenant’s use;

(iii)    there is unobstructed access between the main lobby of the Office Tower (i.e., the sky lobby on the 8th floor of the Office Tower) and the Garage (provided that no construction access will be allowed through such main lobby of the Office Tower);

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(iv)     the loading dock serving the Premises is available for Tenant’s use and Tenant’s contractor’s use; and

(v)     all Base Building systems serving the Premises and its appurtenant areas are operational, including, without limitation, all permanent utilities, with capacities specified in the Base Building Specifications and complete to a point sufficient for Tenant to commence Tenant’s Work and for Tenant’s contractor to make typical connections for such utilities.

When Landlord determines that the Landlord’s Work has been substantially completed, Landlord shall schedule a mutually convenient time with Tenant and Tenant’s Construction Representative to inspect the Landlord’s Work and to identify any incomplete items related thereto on a written “punchlist” (the “Punchlist Items”). Such inspection shall not be a condition to the achievement of substantial completion, nor shall it delay the Commencement Date.

C.
Incomplete Work. Landlord shall complete the Punchlist Items as soon as conditions practically permit, and Tenant shall cooperate with Landlord in providing access to the Premises as may be required to complete such work in a normal manner, provided that such access shall not materially interfere with the Tenant’s Work.

D.
Construction Milestones; Estimated Commencement Date. Subject to delays due to Force Majeure (as defined in Section 14.1 of the Lease), Landlord will endeavor to achieve the following milestones relating to the Landlord’s Work (the “Base Building Development Milestones”): (i) commence structural steel work for the Landlord’s Work by April 1, 2019, and (ii) make the Office Tower substantially “weather tight,” except for any areas remaining open in accordance with customary construction practice to facilitate the delivery and removal of construction equipment and materials, by January 1, 2021. If Landlord fails to achieve any of the Base Building Development Milestones, then Landlord shall have no liability to Tenant, and Tenant shall have no remedy or claim against Landlord (including, without limitation, any right to an abatement of, or credit against, rent or any right to terminate this Lease). Subject to delays due to Force Majeure, Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work in order to substantially complete the Landlord’s Work by the Estimated Commencement Date, but Landlord shall have no liability to Tenant, and Tenant shall have no remedy or claim against Landlord (including, without limitation, any right to an abatement of, or credit against, rent or any right to terminate this Lease) if Landlord fails to substantially complete the Landlord’s Work by the Estimated Commencement Date. Notwithstanding the foregoing, in the event Landlord’s Work is not substantially complete by June 1, 2022, which date may be extended by up to sixty (60) days in the aggregate for any delays caused by or arising out of Force Majeure, then Tenant, as its sole and exclusive remedy, may terminate this Lease upon written notice to Landlord, which

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termination shall be effective thirty (30) days after the date such notice is delivered to Landlord unless the Landlord’s Work is substantially complete prior to the effective date of such termination. In the event Landlord seeks to invoke the benefit of Force Majeure to excuse its failure to timely substantially complete Landlord’s Work, then Landlord must advise Tenant in writing of the event of Force Majeure within five (5) business days after becoming aware of such event.

E.
Correction of Construction Defects. Except to the extent to which Tenant shall have given Landlord notice of respects in which any of the Landlord’s Work does not substantially conform to the Base Building Specifications prior to the end of the eleventh (11th) full calendar month next beginning after the Commencement Date, (i) Tenant shall be deemed conclusively to have approved the Landlord’s Work, and (ii) Tenant shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement with respect to the Landlord’s Work. Landlord agrees to correct or repair at its expense any of the Landlord’s Work that is then incomplete or that does not conform to the Base Building Specifications and as to which, in either case, Tenant shall have given timely notice to Landlord, as aforesaid.

1.2	TENANT’S WORK

A.
Definition of the Tenant’s Work. From and after the date that the Landlord’s Work is substantially complete, Tenant, at its sole cost and expense (except to the extent of the Tenant Allowance provided by Landlord in accordance with Section 1.3), shall perform all work (the “Tenant’s Work”) necessary to prepare the Premises for Tenant’s occupancy in accordance with construction level plans and specifications (the “Tenant’s Work Plans”) that are (i) prepared by an architect licensed by the Commonwealth of Massachusetts who is reasonably approved by Landlord and engaged by Tenant (the “Tenant’s Architect”), and (ii) approved by Landlord in accordance with Section 1.2(B). The Tenant’s Work shall be performed in accordance with the provisions of the Lease (including, without limitation, Article IX and this Exhibit B‑1). Landlord hereby approves Interior Associates as Tenant’s architect.

B.	Preparation and Approval of Tenant’s Work Plans.

(i)
Tenant shall submit to Landlord the Tenant’s Work Plans, which shall be prepared by the Tenant’s Architect and shall contain at least the information required by, and shall conform to, the requirements of Exhibit B-3. If the Tenant’s Work Plans contain at least the information required by, and conform to the requirements of, Exhibit B-3, then Landlord’s approval of the Tenant’s Work Plans shall not be unreasonably withheld or delayed; however, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes that are visible outside the Premises shall be in Landlord’s sole discretion. If Landlord

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disapproves of all or any part of the Tenant’s Work Plans, which it shall do, if at all, in writing with detail reasonably sufficient to enable Tenant to timely make any required revisions to the Tenant’s Work Plans, then Tenant shall promptly have the Tenant’s Work Plans revised by the Tenant’s Architect to incorporate all objections and conditions presented by Landlord and shall resubmit such revised Tenant’s Work Plans to Landlord for its review and approval in accordance with this Section 1.2(B). Such process shall be followed until the Tenant’s Work Plans shall have been approved by Landlord.

(ii)
If Landlord shall fail to respond to any submission of the Tenant’s Work Plans within twenty-one (21) days after receipt thereof, then Tenant may, at any time thereafter, give Landlord another request (the “Second Request”) for approval of the Tenant’s Work Plans, which shall clearly identify the plans in question and state in bold face capital letters at the top thereof: “WARNING: SECOND REQUEST. FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.” If Landlord does not respond within five (5) business days after receipt of the Second Request, then the Tenant’s Work Plans submitted by Tenant shall be deemed approved.

(iii)
Once given, Landlord’s approval of the Tenant’s Work Plans shall be solely for the benefit of Landlord under this Work Agreement and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Tenant’s Work Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Tenant’s Work Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Tenant’s Work Plans shall in no event relieve Tenant of the responsibility for such design and compliance with law.

C.
Budget for the Tenant’s Work. Tenant shall, after Tenant enters into its construction contract with Tenant’s contractor, but, in any event, prior to the commencement of the Tenant’s Work, submit to Landlord a reasonably detailed budget (the “Budget”) setting forth: (1) on a line item basis, all of the estimated Hard Costs and Soft Costs (as those terms are defined in Section 1.3), and (2) the estimated Total Costs (as defined in Section 1.3) to be incurred by Tenant in connection with the Tenant’s Work.

D.	Performance of the Tenant’s Work.

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(i)
Once the Tenant’s Work Plans have been approved by Landlord and the Landlord’s Work is substantially complete, Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform the Tenant’s Work as set forth in the approved Tenant’s Work Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for the Tenant’s Work. All of the Tenant’s Work shall be performed in accordance with the approved Tenant’s Work Plans and in accordance with Legal Requirements (as defined in Section 1.1 of the Lease) and Insurance Requirements (as defined in Section 9.1 of the Lease). All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with applicable Legal Requirements and all Insurance Requirements. In all instances, Tenant shall comply with tenant requirements and responsibilities, including but not limited to the LEED design criteria applicable to the Tenant’s Work, as detailed in Exhibit B-2.

(ii)
Tenant shall have the Tenant’s Work performed by union contractors that are reasonably approved by Landlord. Such contractors shall provide to Landlord such insurance as required by Section 13.15 of the Lease. All of the Tenant’s Work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Landlord hereby approves each of Columbia Construction, Corderman & Company, Lee Kennedy and Gilbane to perform the Tenant’s Work.

(iii)
Tenant and Landlord shall reasonably cooperate to coordinate Tenant’s Work with Landlord’s performance of the remaining components of the Landlord’s Work and the performance by other tenants and occupants of the Hub Complex with work in the respective premises, so as to avoid conflicts and delays.

(iv)
Landlord shall have the right to adopt reasonable rules and regulations of general applicability relative to the performance of the Tenant’s Work and any other work that Tenant may perform under the Lease. Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the actual costs of using building services (Landlord hereby agreeing to waive any building access fees in connection with the Tenant’s Work). Landlord shall apply such rules and regulations to all tenants of the Hub Complex uniformly and in a non-discriminatory manner.

(v)
Landlord may from time to time inspect the Tenant’s Work at reasonable times and may give notice of observed defects. For all matters pertaining to the design and construction of the Premises, each of Landlord and Tenant authorizes the other to rely upon any approval provided by, or any

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other action taken by, any Construction Representative of the authorizing party named in Section 1.1 of the Lease or any person hereafter designated in substitution of, or in addition to, any such Construction Representative by notice to the party relying.

(vi)
Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any of the Tenant’s Work. Accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Office Tower or the Hub Complex in connection with any work.

E.
Changes to the Tenant’s Work. Without Landlord’s approval, Tenant may not make any of the following changes (each, a “Restricted Change”) to the Tenant’s Work Plans: (i) any change that would affect the exterior of the Office Tower or be visible from outside the Premises, or (ii) any change that would affect any component of the Landlord’s Work. Subsequent to Landlord’s approval of the Tenant’s Work Plans, Tenant shall have the right, subject to the terms and conditions of this Work Agreement, to submit from time to time for Landlord’s approval one or more proposals to make Restricted Changes (each, a “Change Proposal”). Any Change Proposal requesting a change to the Tenant’s Work Plans shall include design development level plans and specifications identifying the requested change. Landlord shall respond to any such Change Proposal within ten (10) business days after the submission thereof by Tenant. With respect to any Change Proposal for which a response cannot reasonably be provided within ten (10) business days, Landlord shall, within the ten (10) business day response period, advise Tenant of the steps necessary in order for Landlord to evaluate the Change Proposal and the date upon which Landlord anticipates that its response will be delivered. Tenant shall have the right to withdraw any such Change Proposal.

F.
Certificate of Occupancy. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by law, and Tenant shall not occupy the Premises for the conduct of business (or for any other use for which a certificate of occupancy or other like governmental approval is required) unless and until it has obtained, and has provided Landlord with copies of, such certificates and approvals, which may be temporary or conditional if there are no material conditions to the issuance of a permanent certificate of occupancy and a permanent certificate of occupancy will be issued in due course. Tenant shall remain obligated to obtain a permanent certificate of occupancy as soon as reasonably practicable.

G.
As-Built Plans. Tenant shall prepare and submit to Landlord, promptly after Tenant’s Work is substantially complete, a set of as-built plans in both print and electronic forms showing the work performed to the Premises by Tenant,

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including, without limitation, any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems.

H.
Certain Fees and Costs for the Tenant’s Work. Landlord will not charge Tenant any construction management or supervisory fees in connection with the Tenant’s Work, but Tenant shall reimburse Landlord within thirty (30) days of billing therefor, as Additional Rent, for all third party costs incurred by Landlord to review the Tenant’s Work Plans and the Tenant’s Work (Landlord hereby agreeing to utilize third parties only in the event that Landlord does not have sufficient in-house expertise to review particular elements of Tenant’s Work Plans or the Tenant’s Work). Tenant shall reimburse Landlord within thirty (30) days of billing therefor, as Additional Rent, for the following costs: (1) all utilities used in the Premises in performing the Tenant’s Work, and (2) hoisting services provided during the performance of the Tenant’s Work, to the extent reasonably attributable to the Tenant’s Work.

1.3	TENANT ALLOWANCE

A.	Defined Terms. For the purposes of this Section 1.3, the following terms shall be used with the meanings set forth below:

(i)	“Final Requisition”: The Requisition made by Tenant for the disbursement of all or substantially all of the undisbursed portion of the Tenant Allowance.

(ii)
“Final Requisition Conditions”: With respect to the Final Requisition, the following conditions: (a) each of the Requisition Conditions, (b) Tenant has obtained and delivered to Landlord the following: (1) to the extent required by law, a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises, which may be temporary or conditional if there are no material conditions to the issuance of a permanent certificate of occupancy and a permanent certificate of occupancy will be issued in due course, (2) the drawings required under item #18 in Exhibit B-3, (3) an executed Declaration Affixing the Commencement Date of Lease in the form annexed to the Lease as Exhibit D, and (c) Tenant has delivered to Landlord a certificate from Tenant in which Tenant (1) certifies the cost of the Tenant’s Work, and (2) represents that all contractors, subcontractors and suppliers involved with the Tenant’s Work have been paid in full (or will, with the payment of the Final Requisition, be paid in full), which certificate shall be accompanied by evidence of the cost of the Tenant’s Work in the form of invoices, receipts and the like.

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(iii)	“Hard Costs”: The costs incurred by Tenant in performing the leasehold improvements included in the Tenant’s Work.

(iv)
“Landlord’s Share”: The percentage derived by dividing (1) the Maximum Amount of the Tenant Allowance, by (2) the amount of the Total Costs as set forth in the Budget; provided however, that at no time shall Landlord’s Share exceed 100%.

(v)	“Maximum Amount of the Tenant Allowance”: The product of (1) $67.00, and (2) the Rentable Floor Area of the Premises.

(vi)
“Requisition”: AIA Documents G702 and G703, executed by Tenant’s architect and general contractor, together (i) with a list of all contractors, subcontractors and suppliers involved with the Tenant’s Work that is the subject of such Requisition, and (ii) evidence of payment of the costs that are the subject of such Requisition in the form of paid invoices, receipts and the like. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant.

(vii)
“Requisition Conditions”: With respect to each Requisition, the following conditions: (1) Tenant has completed all of the Tenant’s Work for which disbursement of the Tenant Allowance is requested in accordance with the terms of this Work Letter, (2) Tenant has paid for all of the Hard Costs and Soft Costs for which disbursement of the Tenant Allowance is requested in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in the recordable forms attached to the Lease as Exhibit E or such other form as is sufficient under M.G.L. Chapter 254 to dissolve any lien arising as a result of such work (or, if any lien has been filed, Tenant has bonded such lien to the reasonable satisfaction of Landlord), (3) Tenant has delivered to Landlord a Requisition specifying the Hard Costs and the Soft Costs for which disbursement of the Tenant Allowance is requested, (4) Tenant is not in default under the Lease at the time that Tenant submits such Requisition to Landlord and at the time that the disbursement of the Tenant Allowance will be made by Landlord, (5) there does not exist, at the time that Tenant submits such Requisition to Landlord and at the time that the disbursement of the Tenant Allowance will be made by Landlord, any lien (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease, against the Office Tower or against the Hub Complex arising out of the Tenant’s Work, and (6) there does not exist, at the time that Tenant submits such Requisition to Landlord and at the time that the disbursement of the Tenant Allowance will be made by Landlord, any litigation against the Office Tower or the Hub Complex in which Tenant is

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a party relating to the Tenant’s Work (unless Tenant has provided security reasonably acceptable to Landlord on account thereof).

(viii)
“Soft Costs”: The costs of construction management, architectural and engineering services and other consultants providing services directly related to the design and construction of the Tenant’s Work.

(ix)	“Soft Costs Cap”: Fifteen percent (15%) of the Maximum Amount of the Tenant Allowance.

(x)	“Tenant’s Share”: A percentage equal to 100% minus the Landlord’s Share.

(xi)
“Total Costs”: The sum of all Hard Costs and Soft Costs as set forth in the Budget. Notwithstanding anything to the contrary herein contained, in no event shall the Total Costs include amounts payable on account of any supervisory fees, overhead, management fees or other payments to Tenant or to any partner or affiliate of Tenant (as opposed to independent third party service providers).

B.
Amount and Application of the Tenant Allowance. Landlord shall provide to Tenant a special allowance (the “Tenant Allowance”) up to the Maximum Amount of the Tenant Allowance. The Tenant Allowance shall be used and applied by Tenant solely on account of the Total Costs, except that the portion of the Tenant Allowance that is used and applied by Tenant for Soft Costs may not exceed in the aggregate the Soft Costs Cap. Notwithstanding anything to the contrary contained in this Work Agreement, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 1.3, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. If the actual Total Costs incurred in respect of the Tenant’s Work is less than the Maximum Amount of the Tenant Allowance, Tenant shall not be entitled to any payment or credit in respect of the unused portion of the Tenant Allowance, nor shall any unused portion of the Tenant Allowance be applied to, or credited against, any Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

C.
Disbursement of the Tenant Allowance. Provided Tenant satisfies all of the Requisition Conditions at the time that it submits any Requisition to Landlord and all of the Final Requisition Conditions at the time that it submits the Final Requisition to Landlord, Tenant shall have the right to submit Requisitions (including the Final Requisition) to Landlord on account of the Tenant Allowance as follows:

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(i)	Requisitions may not be submitted to Landlord more than one time per calendar month.

(ii)
If Landlord declines to make payment of the amount due under a Requisition on the basis that Tenant has failed to satisfy any of the Requisition Conditions (or, in the case of the Final Requisition, any of the Final Requisition Conditions), then, if Tenant subsequently satisfies such Requisition Conditions (or, in the case of the Final Requisition, such Final Requisition Conditions), and the Lease is then in full force and effect, Tenant shall have the right to resubmit such Requisition to Landlord in accordance with this Section 1.3.

(iii)	Landlord shall pay any amount properly due to Tenant on account of any Requisition on or before the date that is thirty (30) days after Landlord receives such Requisition.

(iv)
Commencing as of the Execution Date of the Lease, Tenant shall have the right to submit its Requisitions to Landlord on account of costs to design the Tenant’s Work. Prior to the commencement of the Tenant’s Work, Landlord shall pay 100% of each Requisition submitted by Tenant to Landlord on account of costs to design the Tenant’s Work, subject to the Soft Costs Cap.

(v)
After the submission of the Budget to Landlord, Tenant shall have the right to submit Requisitions to Landlord on account of the Total Costs, and, subject to clause (vi) below, Landlord shall pay Landlord’s Share of the amount due pursuant to each Requisition until the Tenant Allowance is exhausted; provided however, that Tenant’s Share of any payments made by Landlord to Tenant on account of Soft Costs prior to the submission of the Budget shall be credited against Landlord’s first payment(s) on account of the Tenant Allowance made after the submission of the Budget.

(vi)
If the sum of the Hard Costs and the Soft Costs (not to exceed the Soft Costs Cap Amount) is equal to or greater than the Maximum Amount of the Tenant Allowance, then Tenant may include in the Final Requisition a request for disbursement of the undisbursed balance of the Tenant Allowance, the disbursement of which shall remain subject to the satisfaction of each of the Final Requisition Conditions and all other conditions to disbursement in this Work Agreement with respect to the amount requested.

(vii)
Landlord shall have no obligation to pay any portion of the Tenant Allowance to Tenant with respect to any Requisition submitted by Tenant to Landlord after the date that is twelve (12) months after the Commencement Date.

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(viii)	Landlord shall have the right to review Tenant’s books and records relating to the Hard Costs and the Soft Costs to verify the amounts payable by Landlord to Tenant on account of the Tenant Allowance.

(ix)
If a lien has been filed against the Office Tower or any portion of the Hub Complex on account of the Tenant’s Work and such lien has not been discharged or bonded over, then, except with respect to work or materials previously paid for by Tenant (as evidenced by paid invoices and written lien waivers provided to Landlord), Landlord shall have the right to pay the Tenant Allowance jointly to both Tenant and Tenant’s contractor(s) and vendor(s).

[End of Exhibit B-1]

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EXHIBIT B-2

BASE BUILDING SPECIFICATIONS

Project Description
A 22-story first class office building. (Office tower floors will be numbered 9-30, with an accessible roof at level 31.)
Foundations
The structure will bear directly the existing podium building which is supported by spread footings with caissons and a perimeter slurry wall with interior steel columns.
Structure
A.    The structure will be designed in accordance with the following live loads:

1.	Wind and seismic load in accordance with State Building Code.

2.	Floor live load 70 lbs. for standard office use (includes 20 lbs for partitions).

3.	Mechanical equipment rooms -- actual weight of equipment.

4.
Roof -- 35 lbs. per square foot minimum and in accordance with governing building codes, plus allowances for specific drifting and equipment loads. Landlord shall ensure the roof shall provide the highest load possible so to ensure the event space on that floor can be maximized from a weight and headcount perspective.

B.    The structure will consist of steel framing and columns with lightweight concrete slabs on a composite metal deck framed to a central core. The flooring will be substantially column free floors from core to perimeter walls. Floor-to-floor heights are 13’-6” Typical suspended ceiling height will be 10’ to A.F.F. Floor 15 will be approximately 19’ floor to floor height to provide a flush balcony condition. Floor 16 will have 20’ floor to floor height.
C.    Structure will be fireproofed where required by the Commonwealth of Massachusetts Building Code. Structural assemblies requiring fireproofing will be sprayed with a cementitious fireproofing system as provided by W. R. Grace & Co. or equal.
D.    Fire exit stairs will be standard steel pan stair assemblies with painted steel handrails and concrete fill, or cast in place concrete stairs.
E.    Miscellaneous iron items (canopy framing, elevator sill angles, ladders, railings, loose lintels, expansion plates, toilet partition support frames, etc.) will be provided as needed.
Roofing and Waterproofing

B-2-1

A.    The roofing system will be a combination of the following; a mechanically fastened, ERMA heat welded thermoplastic system such as manufactured by Sarnolfil Roofing Systems, Inc., and/or an EPDM member roof.
B.    Roof insulation will be rigid fiberglass board, applied with staggered joints conforming to requirements of the Massachusetts State Energy Code and acceptable for use with the system specified.
C.    Compatible roof walkway pads shall be provided for base building equipment access and servicing.
Exterior Walls
A.    The primary exterior wall system will consist of a unitized high-performance glass and aluminum curtain wall system with metal panel articulations, subject to further design evolution and designed to meet applicable energy code. Exterior entrance doors will be similar in construction to building window systems.
B.    Exterior wall system to be designed in accordance with applicable Massachusetts Building Code.
Exterior Spaces
Exterior spaces will include the following:
A.    Common roof deck at 8th floor to be constructed by Base Building.
Interior Finishes
All interior finishes shall be as described below or similar, consistent with the quality of interior finishes in the other Class “A” office buildings owned by Boston Properties in Boston MA.
A.    Toilet Rooms
Floors: Thin set ceramic tile. Carpet in vestibules, marble thresholds at door openings.
Walls: Seven foot high ceramic tile on wet walls. Painted drywall or wallcovering elsewhere.
Ceilings: Painted drywall or acoustical ceiling tile with drywall soffits.
Counters: Granite or other natural stone with china undermount lavatories.
B.    Interior side of exterior walls below the finished ceiling, will be finished with 5/8” drywall prepared to receive paint. Window sills will be aluminum extensions of the curtain wall system.

B-2-2

C.    Exit stair treads and landings will be sealed concrete. Stairwell walls will be painted drywall or painted concrete walls.
D.    Door frames will be 16 gauge hollow metal. Doors will be 18 gauge, flush, 1-3/4” thick hollow metal at all areas. Finish hardware will be Medico or equal with a brushed finish. All doors and hardware shall comply with regulations of the Architectural Access Board.
E.    Interior core wall below 10’ will be finished with 5/8” drywall prepared to receive paint by Tenant. Interior hollow metal surfaces will receive one coat of primer and two coats of semi-gloss enamel. Architectural woodwork and wood doors will receive a sealer and clear polyurethane finish.
Specialties and Equipment
All specialties and equipment shall be consistent with the quality of specialties and equipment in the other Class “A” office buildings owned by Boston Properties in Boston MA.
A.    A uniform building graphics system, consisting of a building identification sign and a building directory, will be provided.
B.    Toilet enclosures will be similar or equal to the Sanymetal Century model.
C.    Toilet room accessories will be similar or equal to those manufactured by Bobrick Company, all in accordance with regulations of Architectural Access Board.
D.    All exterior windows will be equipped with manual roll down Mecho Shades, or equivalent, specified by Landlord and furnished and installed by Tenant.
Vertical Transportation

A. Elevators: Elevator Location Type	Capacity	Speed	Quantity
Sky Lobby Shuttles (P3-P2,1,8)	MRL	4000#	700 fpm	4 (2 to floor P3-P2)
Office Low Rise (8-14)	MRL	3500#	500 fpm	3
Office Mid Rise (8, 15-22)	OH-traction	3500#	1000 fpm	3
Office High Rise (8, 22-31)	OH-traction	3500#	1400fpm	4 (2 to floor 15, 2 to floor 31)
Office Freight (1-31)	OH-traction	4500#	700fpm	2

Elevator Cab Finishes
Stone border and base with carpet inset, wood paneling with stainless steel trim to match elevator doors and control panel. Metal ceiling canopy with recessed accent lighting. Stainless steel wall panels at all service elevators. Finishes will be as described herein or similar, consistent with the quality of finishes in the other Class “A” office buildings owned by Boston Properties in Boston MA.

B-2-3

Plumbing
A.    Domestic water system will be supplied by metered service from a public water main, with operating pressure augmented by pressure boosting equipment, if required. Water piping will be Type L copper tubing; all hot water piping will be insulated. Electric domestic water heaters serving every 5 floors with a recirculation system will be provided for toilet room hot water. Water heaters shall be UL approved and have ASME approved storage tank where required by Building Code.
B.    Sanitary system will drain to public sewer, and will serve all fixtures and equipment. Sanitary piping will be no hub cast iron. Stubouts for tenant plumbing requirements will be provided on two opposite sides of the core area.
C.    Storm water drainage system will serve all roofs, condensate drains, areaways and plazas, and will drain through concealed pipes into city storm water system. Storm water drainage piping will be service weight, no hub cast iron; horizontal runs will be insulated.
D.    Plumbing fixtures will be as manufactured by American Standard, Kohler, Crane, or equal. Water closets to be wall-carrier mounted.
E.    Where required by the Building Code, the building will have at least one water cooler per floor, specified for lead-free fabrication, compliant with ADA accessibility guidelines (Hi lo fountain).
F.    Frost-free hose bibs will be provided as required for exterior maintenance.
Fire Protection System
A.    Fire standpipes will be supplied from a public water main with operating pressure augmented by an automatic fire pump, if required. Standpipes will be cross connected with siamese connections for Fire Department use only. Piping larger than 2” diameter will be Schedule 40 black steel pipe, piping 2” diameter or less will be threaded schedule 40 black steel; riser piping shall be schedule 40 black steel pipe; all piping, valves and equipment will be Underwriters’ Laboratories approved and labeled. Tamper switches will be provided on all system control valves. All hose outlet threads and connections will conform to local Fire Department criteria and Building Code.
B.    Automatic sprinkler system will be supplied from a public water main with operating pressure augmented by pressure boosting equipment, if required. The system will be designed so that all occupied space in the building will be fully sprinklered at a head density in accordance with light hazard occupancy in office space. The Base Building provides mains on the tenant floors and sprinkler heads only for common areas such as mechanical rooms, toilets, etc. Each floor’s loop will be individually valved off the riser and drained.
C.    Alarm and detection system are described under section on Electrical Systems.
Heating, Ventilating & Air Conditioning

B-2-4

A.    HVAC systems will be designed in accordance with the following performance criteria and anticipated load (subject to the requirements of applicable Massachusetts Building Code, and subject to target LEED certification level).

1.
The HVAC systems will be capable of maintaining indoor conditions no higher than 76°occupied; 80 °F unoccupied, 50% RH when outdoor conditions are no higher than 91ºF DB and 74ºF WB, and no lower than 72ºF DB when the outdoor conditions are no lower than 9ºF DB. No provision for humidification is provided.

2.	Outdoor air will be introduced to the building in accordance with ASHRAE 62.1-2007 and IMC 2009 standards.

3.
Internal heat gain will be calculated on the basis of sustained peak loading conditions of one person per 100 square feet of usable floor area and a combined lighting and power load of 5.0 watts per square foot of usable floor area (for HVAC system design).

4.	Heat loss will be calculated per Article 13 of the Building Code.

5.	Measured sound levels in the building when unoccupied and the system is operating at full load will not exceed the levels given below:
Lobbies and corridors: NC50
General offices: NC43
All other offices: NC40

B.    The following describes the HVAC system:

1.
The HVAC system will be an active chilled beam system. The design of the system will be completed by tenant through the tenant design process and will be done to meet the target LEED certification level.

2.
The cooling system will be a chilled water system serving Tenant installed active chilled beams. Ventilation air will be provided by dedicated energy recovery units and air handling units located in the mechanical penthouse. Each office floor will be provided with capped and valved chilled water and ventilation air connections at the core to be designed to be connected to Tenant installed active chilled beams. Chilled water system design is 57 degree supply temperature and 65 degree return temperature.

3.
The heating system will be a hot water heating system consisting of high efficiency, gas fired condensing boilers. Building heating hot water is circulated thru building via variable speed pumps. Hot water supply temperature will be 160 degrees. Each office floor will be provided with capped and valved hot water connections at the core to be connected to a Tenant installed perimeter hot water fin-tube system where required, specified by Landlord. The boiler plant will be enabled at 60 degrees or lower OA temperature and based on a preset amount of heating calls through BMS, would activate the boiler plant. Hot water reset schedule is as follows: 1) when OA temperature is below 10 degrees Fahrenheit, HWS shall be 160 degrees Fahrenheit, 2) when OA temperature is between 10 degrees and 50 degrees Fahrenheit, HWS temperature linear reset shall be 160 degrees to 120 degrees Fahrenheit, 3) when OA temperature is above 50 degrees Fahrenheit, HWS temperature shall be 120 degrees Fahrenheit.

B-2-5

4.	Toilet room and mechanical room exhaust systems and associated ductwork and fans.

5.	General exhaust duct riser with capped connections at each level. There will be 1200 CFM/floor of available general exhaust.

6.	Exhaust of each on floor electric closet.

7.
Automatic temperature control system consisting of direct digital controls (DDC) and appurtenances. Connections of HVAC units, fans, pumps and associated systems, and tie into the central control system. Tenant may provide a control system, at Tenant’s expense, for Tenant specific equipment.

8.	Hot water piping, valves, fittings and insulation. Provide isolation valves and balancing shutoff valves at each piece of equipment.

9.	Stair pressurization supply air.

10.	Air distribution system consisting of ductwork, volume dampers, fire dampers, registers, diffusers and linear diffusers for core areas only.

11.	Hot water cabinet unit heaters as required.

12.	Cabinet unit heaters at main entries.

13.	Cabinet unit heaters to heat stairways.

14.	Testing and balancing.

15.	Provisions for on-floor supplemental cooling a condenser water system at 15 tons per floor for 24-hour loads and supplemental cooling beyond base building requirements.
Electrical
A.    Electrical systems will be designed in accordance with the following anticipated loads:

1.	Lighting power requirements will be calculated on the basis of 1.5 watts per square foot of usable area, or less as required by the Building Code or to qualify for the target LEED certification level.

2.	Tenant convenience outlet and equipment power requirements will be calculated on the basis of 5.5 watts per square foot of usable area.

3.	Power requirements for HVAC and other fixed building equipment per the base building equipment designed.
B.    The electrical power distribution system will receive low tension power at 480/277 volts, 3 phase, 4 wire from the transformers provided by the utility company, and will incorporate one

B-2-6

or more main switchboards and all subsidiary panelboards (power, lighting, equipment) as required. The distribution system will supply power as follows:

1.	480 volts, 3 phase to all motors 1/2 horsepower and larger.

2.	277 volts, single-phase to all fluorescent (and other discharge-type lamp) lighting fixtures.

3.	120 volts, to all LED lighting fixtures.

4.	120 volts, single-phase to all general convenience receptacle outlets.

5.
120 volts single-phase; 208 volts, single-phase; 208 volts, 3-phase to specific use “solid connection” or receptacle outlets, as determined from the requirements of the appliances assigned to the outlets.

C.    Utility meters at main switchboard for house loads and utility meters on floors for tenants, minimum one (1) meter per floor, for tenant lighting and power. Base Building electrical system extends up to the bus duct in tenant electric room sized to accommodate tenant electrical design load of 7 watts per sq. ft. for tenant lights and appliances above and beyond power for the standard Tenant HVAC system. The tenant is responsible for providing:
•Bus duct plug-in device
•Meter socket
•Contacting Eversource to arrange for a meter
•277/480-volt panel boards
•Step down transformers
•120/208-volt panel boards
D.    For base building, Three-phase, dry type transformers (480-volt delta to 208/120 volt wye) will be used to provide power of voltages not available from direct connection to the main service. Transformers will be the self-cooled indoor type with Class H insulation and steel enclosures. Transformers will be designed to meet NEMA TP1 efficiency requirements.
E.    The base building emergency electrical power system will consist of:

1.	Emergency generator(s) sized to meet the power demands of all Base Building emergency equipment.

2.
An emergency power distribution system supplying the fixtures illuminating base building egress passages and stairs, exit signs, elevators, fire alarm system, fire pump, (if required) and stairwell pressurization fans. Tenant to furnish and install emergency electric within tenant space.

3.	Automatic transfer switches, which will connect the emergency power distribution system to the standard building distribution system or the emergency generator, as required.
F.    The automatic fire detection and alarm system will be an electronically operated analog addressable high-rise audio evacuation system, connected to the Boston Fire Department, and

B-2-7

provided with a battery backup. All components of the fire alarm system (fire command station, manual alarm stations, alarm indicators, automatic smoke and heat detectors, fan control relays, etc.) will be Underwriters’ laboratories rated, and the system will comply with all requirements of the NFPA, ADA, governing building code and local authorities. Activation of a manual alarm station or an automatic detection device (waterflow switches, smoke detectors, etc.) will:

1.	Sound the alert signals throughout the building and evacuation signals on fire floor, floor above and floor below.

2.	Printout device in alarm at the fire command center.

3.	Summon the municipal fire department.

4.	Activate stair pressurization fans and/or shut down the HVAC system to prevent spread of smoke as appropriate.

5.	Battery back-up failure or any disruption of the system wiring will sound an alarm at the system control panel.
Delineation of Base Building and Tenant Work
To clarify the delineation from Base Building to Tenant work, the following criteria apply:
A.    The Base Building sprinkler system consists of sprinkler coverage in the core area of the building with a cross connected main loop to accommodate light hazard occupancy in tenant areas. All relocation and/or additional heads and associated piping in the tenant space shall be Tenant work.
B.    Base Building HVAC system includes all infrastructure with the core of the building. The Tenant is responsible for all infrastructure and distribution outside of the core of the building and within Tenant spaces.
C.    Base Building electrical system extends up to the bus duct in tenant electric room sized to accommodate tenant electrical design load of 7.0 watts/SF for lighting and power, or less as required by the Building Code or to qualify for the target LEED certification level.
D.    Tenant Work, which is not included in Base Building, shall cover the following:
Ceiling high partitions, demising partitions, finishing partitions to deck
Tenant entrance doors and interior doors
Acoustical and/or drywall ceilings
Carpet or other floor covering
Interior wall finishes
Light fixtures
Single pole switches
Wall-mounted duplex outlets
Wall-mounted telephone outlets

B-2-8

Tenant area sprinkler piping and final sprinkler head layout, fixture upgrades, quantities above Base Building, and all piping associated with changes
HVAC infrastructure and distribution outside of the core of the building
All electrical work on Tenant’s meter
Fire alarm stations and exit signs required by code (but such items shall be included in Base Building to the extent located in core areas)
Elevator lobby finishes on single tenant floors
LEED Compliance
The Landlord shall seek Core and Shell certification by the UGBC with target of Platinum certification. Pursuit of such certification, and the design specification contained in these Outline Specifications, are contingent upon Tenant’s use requirements and specifications complying with and supporting LEED compliance at the target certification level.
1.    Criteria
The following LEED design criteria shall apply:
1.1 WEc3 – Water Use Reduction
All tenants are required to install efficient water closets and urinals.

Maximum Fixture Rates:
Water Closet:	1.1gpf
Urinal:	0.13gpf
Kitchen:	1.5gpm
Shower:	1.5gpm
Lavatory:	0.5 gpm metering

1.2 EAp2 - Minimum Energy Performance
All tenants are required to “Demonstrate a 10% improvement in the proposed building performance against ASHRAE 90.1-2007.”
1.3 EAp3 Fundamental Refrigerant Management
All tenants-installed supplemental HVAC&R equipment must use, “zero use of chlorofluorocarbon (CFC)-based refrigerants. Small HVAC units (defined as containing less than 0.5 pounds (228 grams) of refrigerant) and other equipment, such as standard refrigerators, small water coolers and any other equipment that contains less than 0.5 pounds (228 grams) of refrigerant, are not considered part of the base building system and are not subject to the requirements of this prerequisite”.
1.4 EAc4 Enhanced Refrigerant Management
All tenants-installed supplemental HVAC&R must contain equipment and refrigerants that minimizes or eliminates the emission of compounds that contribute to ozone depletion and global climate change and “comply with the following formula, which sets a maximum threshold for the combined contributions to ozone depletion and global warming potential: LCGWP+LCODP*105 <=100”

B-2-9

Tenants must provide information on the type of equipment, refrigerant used and tonnage. Calculation definitions for LCGWP + LCODP x 105 ≤ 100
LCODP = ODPr x (Lr x Life +Mr) x Rc}/Life
LCGWP = GWPr x (Lr x Life +Mr) x Rc}/Life
LCODP: Lifecycle Ozone Depletion Potential (lbCFC11/Ton-Year)
LCGWP: Lifecycle Direct Global Warming Potential (lbCO2/Ton-Year)
GWPr: Global Warming Potential of Refrigerant (0 to 12,000 lbCO2/lbr)
ODPr: Ozone Depletion Potential of Refrigerant (0 to 0.2 lbCFC11/lbr)
Lr: Refrigerant Leakage Rate (0.5% to 2.0%; default of 2% unless otherwise demonstrated)
Mr: End-of-life Refrigerant Loss (2% to 10%; default of 10% unless otherwise demonstrated)
Rc: Refrigerant Charge (0.5 to 5.0 lbs of refrigerant per ton of gross ARI rated cooling capacity)
1.5 EQp1 Minimum IAQ Performance
All tenants are required to design mechanical ventilation systems, “using the ventilation rate procedure as defined by ASHRAE 62.1-2007, or the applicable local code, whichever is more stringent.”
1.6 EQc2 Increased Ventilation
All tenants are required to design mechanical proper ventilation systems to, “increase breathing zone outdoor air ventilation rates to all occupied spaces by at least 30% above the minimum rates required by ASHRAE Standard 62.1-2007 (with errata but without addenda) using the ventilation rate.”
1.7 EQc1 Outdoor Air Delivery Monitoring
All tenants are required to design HVAC build-outs to:

1.
Monitor CO2 concentrations within all densely occupied spaces i.e., those with a design occupant density of 25 people or more per 1,000 square feet (95 square meters). CO2 monitors must be between 3 and 6 feet (between 1 and 2 meters) above the floor.

2.
Provide a direct outdoor airflow measurement device capable of measuring the minimum outdoor air intake flow with an accuracy of plus or minus 15% of the design minimum outdoor air rate, based on the value determined in IEQ Prerequisite 1.”

1.8 EQc5 Indoor Chemical & Pollutant Source Control
All tenants are required to design Tenant build outs must meet the following requirements, as appropriate,

B-2-10

“Isolation of Chemical Use Area: Exhaust each space where hazardous gases or chemicals may be present or used (e.g. garages, housekeeping and laundry areas and copying and printing rooms) to create negative pressure with respect to adjacent spaces when the doors to the room are closed. For each of these spaces, provide self-closing doors and deck-to-deck partitions or a hard-lid ceiling. The exhaust rate must be at least 0.50 cubic feet per minute (cfm) per square foot (0.15 cubic meters per minute per square meter), with no air recirculation.”
Note that smaller convenience printers and copiers are not required to be segregated in a chemical use area. Convenience machines are generally smaller units shared by many office personnel for short print and copy jobs.
1.9 Model Commitments:
The LEED energy model includes energy conservation measures (ECMs) that show savings beyond the LEED baseline code (ASHRAE 90.1-2010). Any ECMs included in the model that is better than baseline code must be explicitly listed and required within in the TSLA. These include:
1.10 Automatic Lighting Controls:
Tenants are required to install lighting controls, including automatic lighting shut-offs, vacancy sensors, and daylighting controls as per Section 9.4. of ASHRAE 90.1-2010.
1.11 Lighting Power:
Tenants are required to comply with lighting power density (Watts/sf) requirements as per Section 9.5-9.6 of ASHRAE 90.1-2010.
1.12 Ventilation Controls for High-Occupancy Areas:
Tenants are required to comply with ventilation control requirements as per Section 6.4 of ASHRAE 90.1-2010.”
1.13 Chilled beam:
“Each office floor will be provided with chilled water and hot water capped connection, ventilation air from the energy recovery units, and capped condenser water connections to meet supplemental cooling demands. The office floors are designed for active chilled beam system and perimeter hot water radiant heating. Tenant fit-outs must include the installation of active chilled beams that will connect to the base building systems.”

[End of Exhibit B-2]

B-2-11

EXHIBIT B-3

TENANT PLAN AND WORKING DRAWING REQUIREMENTS
Plan Requirements: Tenant shall furnish to Landlord the Tenant’s Work Plans to include the following:
1.    Floor plan indicating location of partitions and doors (details required of partition and door types).
2.    Location of standard electrical convenience outlets and telephone outlets.
3.    Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.
4.    Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.
5.    Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.
6.    Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.
7.    Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.
8.    Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.
9.    Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.
10.    Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.
11.    Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.
12.    Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.
13.    Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).
14.    Location of any special soundproofing requirements.
15.    All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

Exhibit B-3 - 1

16.    Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.
17.    Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.
18.    Upon completion of the work, Tenant shall provide Landlord with the following:
Updated Record Drawings

1.	Two, half (18” x 24”) size sets and two flash drives, containing updated record drawings. The following sections should be provided as applicable:

a.	Architectural

b.	Structural

c.	Fire Protection

d.	Plumbing

e.	Mechanical

f.	Electrical

g.	Tel Data

h.	Landscaping

i.	Civil

2.	Flash drives should include CAD and PDF formats of applicable drawings.

3.	PDF updated record drawings should be formatted with the following parameters:

a.	If the build out is one floor or less, create one PDF with all of the drawing sheets

b.	If the build out is two or more floors, each sheet should be an individual PDF
Project Information

1.	One hard copy named “O & M Binder” in binder form divided up with the following sections as applicable:

a.	Complete list of all contractors, subs, vendors, suppliers, with full contact information (address, phone, email)

b.	Submittals

c.	O&M manuals

d.	Site Construction

e.	Concrete

f.	Masonry

g.	Metals

h.	Wood and Plastics

i.	Thermal & Moisture Protection

j.	Doors and Windows

k.	Finishes

l.	Specialties

m.	Equipment

n.	Furnishings

o.	Special Construction

p.	Conveying Systems

Exhibit B-3 - 2

q.	Mechanical

r.	Electrical

2.	One hard copy named Testing, Permitting & Certification Reports, “TPC Reports” in binder form divided up with the following sections as applicable:

a.	Balancing Reports (Include Air and Water Reports)

b.	Warranties (with Log)

c.	Signed Certificate of Occupancy

d.	Signed Construction Permit Card

e.	Recycling/ Waste Tracking Sheets

f.	Mechanical piping chemical flushing report from Water Treatment contractor

g.	Fire alarm test reports

The following items are only “as applicable”:

a.	Smoke control system certification

b.	Arc flash report/ Short circuit coordination study

c.	Approved submittal from MEP engineer for Tenant Design Sequence of Operations

d.	Electrical testing report

e.	Tenant fuel storage permit for generator

f.	Commissioning report

g.	Utility meters and account numbers

The following items are in addition to the items above and are for Base Building projects only:

a.	Fire pump test acceptance report and/ or hydrant flow test report

b.	Generator acceptance report and load bank test report

c.	Fire protection device sign off for PRV’s and standpipe test

d.	Davit/window washing tie down reports

e.	Copy of latest Project Manual

f.	BMS point to point checklist report

g.	All permits and licenses (including MA state tags for first inspection on pressure vessels)

h.	Orders of Condition for Site

3.	Two flash drives containing the information within the O & M and TPC Reports binders described above.
[End of Exhibit B-3]

Exhibit B-3 - 3

EXHIBIT B-4
BASE BUILDING DELIVERY MATRIX

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant	Comments
SITEWORK / GENERAL
Provide all base building drawings, including (MEP / FP system components) and specifications for tenant engineer / architect use	X
Tenant shall adhere to the LEED Compliance design criteria as outlined in the attached Base Building Spec.		X
STRUCTURE
Floor to floor heights will be 13’ 6”	X
Sleeved openings and pathways for tenant utility risers	X
ROOFING
White Sarnafil 60 mil (80 mil at roof deck and terrace locations) roofing system with rigid insulation and/or EPDM	X
EXTERIOR
Aluminum curtain wall	X
Main building entrances to match curtain wall	X
Screening of Base Building rooftop equipment	X
COMMON AREAS
Finished egress stairwells with painted GWB	X
Toilet rooms in core areas	X
Five stalls shall be provided in the women’s restroom on each floor. Three stalls and two urinals shall be provided in the men’s restroom on each floor.	X
Janitor’s closets in core areas	X
Provide all equipment necessary for stair pressurization requirements at egress stairs to meet code requirements	X
WINDOW TREATMENT
Furnish and install Building standard blinds		X	Landlord to provide a finished pocket for blinds
TENANT AREAS

B-4-1

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant	Comments
Insulation and perimeter framing at exterior walls	X
Provide a finished face at Tenant side of core partitions to deck		X
Provide electrical closets within core area	X
Slabs to be finished and ready for potential exposed concrete finish	X
Shaft enclosures for Base Building systems’ risers	X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
Upright heads in Tenant premises (code minimum 1 per 225 RSF)	X
Modification of sprinkler piping and head locations to suit Tenant layout		X
Fire Phones (per code) in fire control room, elevators and stairwells	X
Provide outline of landlord’s impairment planning; including construction phasing & occupancy plans	X		Tenant obligation to comply with building-specific NFPA 241 Plan
Remote annunciator (per code/specifications)	X
Fire extinguisher cabinets at core areas	X
Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
Domestic water service with backflow prevention and Base Building risers. Two capped connections per floor for water, vent, drains.	X
Domestic water distribution loop within Tenant Premises		X
Wall hydrants in core areas (where required by code)	X
Tenant metering and sub-metering at Tenant connection		X
Storm drainage system

B-4-2

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant	Comments
Sanitary waste and vent service	X
Hot water generation for core restrooms	X
Electric ADA compliant water coolers	X
NATURAL GAS
Natural gas service to Building and piping to Base Building boilers	X
HEATING, VENTILATION, AIR CONDITIONING
Provide condenser water riser and one condenser water tap on each floor	X
Central gas boiler plant with variable speed HW primary pumps	X
Hot / Chilled water pipe risers and (2) sets of taps per tenant floor	X
Hot / Chilled water pipe distribution loop within Tenant Premises		X
Provide perimeter finned tube radiation and integral curtain wall stool trim cover within Tenant Premises		X
Building Management System (BMS) for core area and Landlord infrastructure to be DDC controlled (provide vendor)	X
DDC (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure		X
Provide DDC specific outline specifications of all equipment provided for tenant engineer review	X
Restroom exhaust for core area restrooms	X
Janitor’s closet exhaust for core area janitor’s closets	X
Electric room ventilation system for Base Building electrical closets	X
Sound attenuation for Base Building infrastructure to comply with Boston Noise Ordinance	X
ELECTRICAL
Electrical utility service to switchboard in main electrical room	X

B-4-3

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant	Comments
Provide emergency Generator Power and distribution for Base Building Life Safety	X
Provide specific outline specifications of all equipment to be provided by base building for tenant engineer use	X
Lighting and power distribution for core areas	X
Lighting and power distribution for Tenant Premises		X
Meter socket and meter for Tenant bus tie in		X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X
Tenant panels, transformers, etc. in addition to Base Building		X
Base Building Electrical Closets serving Tenant electrical to be located in the building core	X
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to accommodate NFPA 241 requirements and to facilitate Tenant fit-out program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room	X
Tel Data Riser Conduit from demarcation room to each floor		X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms	X
Tel/Data cabling from demarcation room to IDF rooms on each floor.		X
Fiber optic service for Tenant use	X
Provisioning of circuits and service from service providers		X
Audio visual systems and support at all common areas	X

B-4-4

DESCRIPTION	RESPONSIBILITY
	Landlord	Tenant	Comments
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Base Building Premises (lobby and loading areas)	X
MISCELLANEOUS
Parking (in adjacent structures)	X
Interior Signage – building directories and core areas	X
Interior Signage – Tenant premises		X
Portion of Level 9 Floor to have ¼” EMF Shielding	X

[End of Exhibit B-4]

B-4-5

EXHIBIT C

LANDLORD SERVICES

I.	CLEANING:

Cleaning and janitor services as provided below:

A.	Office Areas:

Daily:	(Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.	Empty all waste receptacles and remove waste material from the Premises; wash receptacles as necessary.

2.	Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.	Vacuum all rugs and carpeted areas.

4.	Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.	Wash clean all water fountains and sanitize.

6.	Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

7.	Wipe clean all chrome and other bright work.

8.	Hand dust grill work within normal reach.

9.	Main doors to premises shall be locked and lights shut off upon completion of cleaning.
Weekly:

1.	Dust coat racks and the like.

2.	Spot clean entrance doors, light switches and doorways.

Quarterly:

1.	Render high dusting not reached in daily cleaning to include:

a)	dusting all pictures, frames, charts, graphs and similar wall hangings.

b)	dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

c)	dusting all pipes, ducts and moldings.

d)	dusting of all vertical blinds.

e)	dust all ventilating, air conditioning, louvers and grills.

2.	Spray buff all resilient floors.

B.	LAVATORIES:

Daily:	(Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.	Sweep and damp mop.

2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.	Wash both sides of all toilet seats.

4.	Wash all basins, bowls and urinals.

5.	Dust and clean all powder room fixtures.

6.	Empty and clean paper towel and sanitary disposal receptacles.

7.	Remove waste paper and refuse.

8.	Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

Monthly:

1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

3.	Dust all lighting fixtures and grills in lavatories.

C.	MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

Daily:	(Monday through Friday, inclusive, holidays observed by the cleaning company excepted).

1.	Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

2.	Clean elevators, wash or vacuum floors, wipe down walls and doors.

3.	Spot clean any metal work inside lobbies.

4.	Spot clean any metal work surrounding building entrance doors.

5.	Sweep all stairwells and dust handrails.

Monthly:

1.	All resilient tile floors in public areas to be spray buffed.

D.	WINDOW CLEANING:

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance.

II.    HVAC:

A.    Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred (100) square feet of useable floor area served, and a combined lighting and power load of 5.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

Indoor conditions no higher than 76°occupied; 80 °F unoccupied, 50% RH when outdoor conditions are no higher than 91ºF DB and 74ºF WB, and no lower than 72ºF DB when the outdoor conditions are no lower than 9ºF DB.

B.
Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours (“Overtime Usage”), Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage.  For such Overtime Usage, Tenant shall pay Landlord, as Additional Rent, upon receipt of billing, a sum equal to (i) that portion of the total expenses associated with the operation, maintenance repair, replacement, insurance and utilities (without duplication of amounts included in Operating Expenses for the Office Tower) incurred in operating the central HVAC system for Overtime Usage equal to the proportion thereof which Tenant’s British Thermal Units (“BTU”) use of the system bears to the total “BTU” use of all tenants utilizing the central HVAC system, based on Tenant installed and maintained BTU meters, which meters shall be approved by Landlord for durability and compatibility with the building management system (“Initial Overtime Usage Charge”) and (ii) fifteen percent (15%) of  the total of the Initial Overtime Usage Charge for accounting, bookkeeping and collecting of said expenses.    In the event such Tenant installed BTU meters fail, Landlord reserves the right to estimate Tenant’s BTU consumption until such time as such BTU meters are repaired and put back into service. Landlord shall estimate the BTU consumption based on Landlord’s estimate of reasonably anticipated costs, and shall adjust such charge from time to time as necessary based on actual expenses and experience associated with running and operating the system.

III.    ELECTRICAL SERVICES:

A.    Landlord shall provide electric power (consumption of which shall be at Tenant’s sole cost and expense pursuant to Section 5.2 of the Lease) for a combined load of 7.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.    Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage. Tenant shall be solely responsible for the cost associated with such meter(s) required for Tenant’s special equipment and installation thereof.

C.    Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.	ELEVATORS:

Provide passenger elevator service.

V.	WATER:

Provide tempered water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.	CARD ACCESS SYSTEM:

Landlord will provide a card access system at one entry door of the building.

[End of Exhibit C]

EXHIBIT D

FORM OF DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this      day of             , 200___, by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.    This Agreement is made pursuant to Section [3.1] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.    It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:
Name:
Title:

TENANT:

ATTEST:	[TENANT]

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

D-1

EXHIBIT E

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with _________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in ____________ (city or town), _________County, _________________________ and owned by _________________, upon receipt of __________ ($__________) in payment of an invoice/requisition/application for payment dated __________________ does hereby:

(a)
waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)
subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________ day of _________, 20__.

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Signed under the penalties of perjury as of this ______ day of ______________, 20__.

SUBCONTRACTOR:	Signature and Printed Name of Individual
Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment
Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this ___ day of ________________, _____.

Corporation

By:
Name:
Title:
Hereunto duly authorized

Date:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK
On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared _____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT F

APPRAISER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for an Appraiser Determination of Prevailing Market Rent, the following procedures and requirements shall apply:
1.    Tenant’s Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting an Appraiser Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of an appraiser (“Tenant’s Appraiser”) selected by Tenant to act for Tenant, which appraiser shall be an M.A.I. appraiser selected by Tenant and which appraiser shall have at least ten (10) years’ experience in appraising properties of a nature and type generally similar to the Building located in the Downtown Boston Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional appraiser selected by Landlord.
2.    Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Appraiser Determination and stating the name of the appraiser selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of an appraiser (“Landlord’s Appraiser”) who shall be an M.A.I. appraiser having at least the experience referred to above.
3.    Selection of Third Appraiser. Within ten (10) days thereafter the two (2) appraisers so selected shall select a third such appraiser (the “Third Appraiser”) also be an M.A.I. appraiser having at least the experience referred to above, provided, as a further qualification, that the Third Appraiser shall not be an individual who is then under contract to represent or provide services to either Landlord or Tenant (it being understood and agreed that this limitation shall not preclude the selection of the Third Appraiser from a firm or corporation that is then otherwise under contract to represent or provide services to either Landlord or Tenant).
4.    Rental Value Determination. Within twenty-four (24) days after the selection of the Third Appraiser, both Tenant’s Appraiser and Landlord’s Appraiser shall make their own determination of the Prevailing Market Rent and submit such determinations to the Third Appraiser. Such Prevailing Market Rent determination shall take into account all relevant factors. The Third Appraiser shall, within thirty (30) days after the selection of the Third Appraiser, determine the Prevailing Market Rent by selecting either the Prevailing Market Rent determined by Tenant’s Appraiser or the Prevailing Market Rent determined by Landlord’s Appraiser. The Third Appraiser shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

F-1

5.    Costs. Each party shall pay the costs and expenses of the appraiser selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Appraiser
6.    Failure to Select an Appraiser or Failure of Appraiser to Serve. If Tenant shall have requested an Appraiser Determination and Landlord shall not have designated an appraiser within the time period provided therefor above, then Tenant’s Appraiser shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate an appraiser hereunder. If Tenant and Landlord have both designated appraisers but the two appraisers so designated do not, within a period of fifteen (15) days after the appointment of the second appraiser, agree upon and designate the Third Appraiser willing so to act, the Tenant, the Landlord or either appraiser previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Appraiser willing so to act and an appraiser so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. In case of the inability or refusal to serve of any person designated as an appraiser, or in case any appraiser for any reason ceases to be such, an appraiser to fill such vacancy shall be appointed by the Tenant, the Landlord, the appraisers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon request of any appraiser who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any appraiser so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

[End of Exhibit F]

F-2

EXHIBIT G

LIST OF MORTGAGES

None.

G-1

EXHIBIT H

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Landlord]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]
c/o Boston Properties LP
800 Boylston Street, Suite 1900
Boston, Massachusetts 02199-8103
Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [__]/100 Dollars [($        )]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

H-1

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:    __________________________
Name:     _________________________
Title:    __________________________

H-2

EXHIBIT I

FORM OF CERTIFICATE OF INSURANCE

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY						EACH OCCURRENCE	$
	COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE / OCCUR						MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$
	POLICY / PRO-JECT / LOC							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS / NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB / CLAIMS-MADE						AGGREGATE	$
	DED / RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y / N						WC STATU-TORY LIMITS / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICE/MEMBER EXCLUDED? (Mandatory in NH)	N / A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

I-1

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	S REPLACES PRIOR EVIDENCE DATED:

Enter text: The named insured(s) as it/they will appear on the policy declarations page.

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

I-2

EXHIBIT J

PLAN OF PROPOSED HUB COMPLEX IMPROVEMENTS

[Attached]

HOTEL
PHASE 2
RESIDENTIAL TOWER
PHASE 2
GARDEN EXPANSION
PHASE 1
OFFICE TOWER
PHASE 3
PODIUM & CHAMPIONS ROW
PHASE 1
GARAGE (P2-P4)
PHASE 1

03 PHASE 1 AXON
SCALE

02 PHASE 2 AXON
SCALE

01 PHASE 3 AXON
SCALE

Boston Properties
800 Boylston Street, Suite 1900
Boston, MA 02199 8103

Delaware North
100 Legends Way
Boston, MA 02114

The Boston Garden

Causeway Street
Boston, MA 02114

Gensler
One Beacon Street
Third Floor
Boston MA 02108
(617) 619-5700
(617) 619-5701

Date & Issue Description	By	Check
04/06/15 25% DESIGN DEVELOPMENT		

Seal Signature

PROGRESS SET NOT FOR CONSTRUCTION

Project Name
BOSTON GARDEN

Project Number
11.8760.000

Description
PHASING - OVERALL

Scale

A00.040